UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Melinta Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To the Shareholders of Melinta Therapeutics, Inc.:

You are cordially invited to attend the 2018 annual meeting of the shareholders, or the 2018 Annual Meeting, of Melinta Therapeutics, Inc., a Delaware corporation, which we refer to as Melinta, which will be held at 9:00 a.m. local time on June 12, 2018, at the Hyatt Regency Morristown, in Morristown, New Jersey, unless postponed or adjourned to a later date.

At the 2018 Annual Meeting, Melinta will ask its shareholders to consider and vote upon the following proposals:

1. To elect three Class I directors for a three-year term expiring in 2021.

2. To approve, on a non-binding advisory basis, Melinta’s 2017 executive compensation.

3. To ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

4. To approve and adopt the 2018 Stock Incentive Plan.

5. To transact such other business as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.

After careful consideration, Melinta’s board of directors unanimously recommends that shareholders vote “FOR” the election of the three Class I nominees for election to the board of directors of Melinta for a three-year term, “FOR” Melinta’s 2017 executive compensation, “FOR” the ratification of the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and “FOR” the approval and adoption of the 2018 Stock Incentive Plan.

More information about Melinta and the proposals to be voted on at the 2018 Annual Meeting are contained in the accompanying proxy statement. Melinta urges you to read the proxy statement carefully and in its entirety.

Your vote is important. Whether or not you expect to attend the 2018 Annual Meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the 2018 Annual Meeting.

Melinta is excited about its future opportunities, and we thank you for your consideration and continued support.

Yours sincerely,

Daniel M. Wechsler

President and Chief Executive Officer

This proxy statement is dated May 11, 2018, and is first being mailed to shareholders on or about May 11, 2018.

300 GEORGE STREET, SUITE 301 NEW HAVEN, CONNECTICUT 06511

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2018

To the Shareholders of Melinta Therapeutics, Inc.:

The 2018 annual meeting of the shareholders, or the 2018 Annual Meeting, of Melinta Therapeutics, Inc., or Melinta, will be held at 9:00 a.m. local time on June 12, 2018, at the Hyatt Regency Morristown, in Morristown, New Jersey, to consider and act upon the following matters:

1. To elect three Class I directors for a three-year term expiring in 2021.

2. To approve, on a non-binding advisory basis, Melinta’s 2017 executive compensation.

3. To ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

4. To approve and adopt the 2018 Stock Incentive Plan.

5. To transact such other business as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.

Melinta common stock is the only type of security entitled to vote at the 2018 Annual Meeting. The board of directors has fixed May 4, 2018, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2018 Annual Meeting and any adjournment or postponement thereof. Only holders of record of shares of Melinta common stock at the close of business on the record date are entitled to notice of, and to vote at, the 2018 Annual Meeting. At the close of business on the record date, Melinta had 31,353,254 shares of common stock outstanding and entitled to vote at the 2018 Annual Meeting. Each holder of record of shares of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the 2018 Annual Meeting.

Your vote is important. The affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2018 Annual Meeting is required for approval of Proposal 2, Proposal 3 and Proposal 4 above. Proposal 1, the election of the Class I directors, will be determined by a majority of the votes cast at the 2018 Annual Meeting, as further described herein.

Whether or not you plan to attend the 2018 Annual Meeting in person, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the 2018 Annual Meeting. If you date, sign and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of Proposals 1 through 4. If you attend the 2018 Annual Meeting, you may, upon your written request, withdraw your proxy and vote in person.

By Order of the Board of Directors of Melinta Therapeutics, Inc.

Paul Estrem

Secretary

May 11, 2018

New Haven, Connecticut

MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA SHAREHOLDERS VOTE “FOR” EACH PROPOSAL OUTLINED ABOVE.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules thereunder, contains a notice of meeting with respect to the 2018 annual meeting of shareholders, or the 2018 Annual Meeting, at which Melinta shareholders will consider and vote on the proposals to elect three Class I directors for a three-year term expiring in 2021; to approve, on a non-binding advisory basis, Melinta’s 2017 executive compensation; to ratify the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2018; and to transact such other business as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.

Additional business and financial information about Melinta can be found in documents previously filed by Melinta with the U.S. Securities and Exchange Commission, or the SEC. This information is available to you without charge at the SEC’s website at www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 12, 2018:

In addition to receiving the proxy statement from Melinta in the mail or obtaining the information on the SEC’s website, Melinta shareholders will also be able to obtain the proxy statement, free of charge, from Melinta by requesting copies in writing using the following contact information:

MELINTA THERAPETUICS, INC.

Attn: Investor Relations

300 Tri-State International, Suite 272

Lincolnshire, IL, 60069

A copy of the proxy statement is also available, free of charge, at www.investorvote.com/MLNT and under the Investor Relations—section of Melinta’s website at www.melinta.com.

You may also request additional copies from our proxy solicitor, Georgeson, LLC, or Georgeson, using the following contact information:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

(866) 821-2550

IF YOU WOULD LIKE TO REQUEST MATERIALS, PLEASE DO SO BY 10:00 PM ON JUNE 11, 2018 IN ORDER TO RECEIVE THEM BEFORE THE 2018 ANNUAL MEETING.

See “Where You Can Find More Information” beginning on page 74 of this proxy statement.

Except as otherwise specifically noted in this proxy statement “Melinta,” “we,” “our,” “us,” the “Company” and similar words refer to Melinta Therapeutics, Inc., including, in certain cases, our subsidiaries.

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QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING

The following section provides answers to frequently asked questions about the 2018 Annual Meeting. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a shareholder. For a more complete response to these questions and for additional information, please refer to the cross-referenced pages below. You should carefully read this entire proxy statement, including each of the Annexes attached hereto.

Q:	Why am I receiving this proxy statement?
A:

You are receiving this proxy statement because you have been identified as a shareholder of Melinta as of the record date, and thus you are entitled to vote at Melinta’s 2018 Annual Meeting. This document serves as a proxy statement used to solicit proxies for the 2018 Annual Meeting. This document contains important information about the 2018 Annual Meeting of Melinta, and you should read it carefully.

Q:	When and where is the 2018 Annual Meeting?
A:	The 2018 Annual Meeting will be held on June 12, 2018, at 9:00 a.m., local time, at the Hyatt Regency Morristown, located at 3 Speedwell Avenue, Morristown, New Jersey.
Q:	Who is entitled to vote at the 2018 Annual Meeting?
A:

Only shareholders of record as of the close of business on May 4, 2018, or the record date, will be entitled to vote at the 2018 Annual Meeting. As of the close of business on the record date, there were 31,353,254 shares of Melinta common stock issued and outstanding and entitled to vote. Each shareholder is entitled to one vote for each share of Melinta common stock held by such shareholder on the record date on each of the proposals presented in this proxy statement.

Q:	What proposals will be considered at the 2018 Annual Meeting?
A:	At the 2018 Annual Meeting, you will be asked to consider and vote on the following proposals:
•	a proposal to elect three Class I directors for a three-year term expiring in 2021;
•	a proposal to approve, on a non-binding advisory basis, Melinta’s 2017 executive compensation;
•	a proposal to ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
•	a proposal to approve and adopt the 2018 Stock Incentive Plan.
Q:	How does Melinta’s board of directors recommend that Melinta shareholders vote?
A:	After careful consideration, Melinta’s board of directors unanimously recommends that Melinta shareholders vote:
•	FOR Proposal 1 to elect three Class I directors for a three-year term expiring in 2021;
•	FOR Proposal 2 to approve, on a non-binding advisory basis, Melinta’s 2017 executive compensation;
•	FOR Proposal 3 to ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
•	FOR Proposal 4 to approve and adopt the 2018 Stock Incentive Plan.

Q:	May I vote in person?
A:

If you are a shareholder of Melinta and your shares of Melinta common stock are registered directly in your name with Melinta’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and the proxy materials and proxy card are being sent directly to you by Melinta. If you are a Melinta shareholder of record, you may attend the 2018 Annual Meeting to be held on June 12, 2018, and vote your shares in person, rather than signing and returning your proxy.

If your shares of Melinta common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card by such bank, broker or other nominee. As the beneficial owner, you are also invited to attend the 2018 Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the 2018 Annual Meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the 2018 Annual Meeting.

Q:	If my Melinta shares are held in “street name” by my broker, will my broker vote my shares for me?
A:

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters, as discussed further below. Your broker will not be able to vote your shares of Melinta common stock without specific instructions from you for “non-routine” matters.

If your shares are held by your broker or other agent as your nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares.

Q:	What are “broker non-votes”?
A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” “Broker non-votes” occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Since brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, “broker non-votes” do not occur with respect to “routine” matters. Proposal 1 to elect three Class I directors, Proposal 2 to approve, on a non-binding advisory basis, Melinta’s 2017 executive compensation and Proposal 4 to approve and adopt the 2018 Stock Incentive Plan are “non-routine matters.” Proposal 3 to ratify the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2018, is a routine matter. However, when a matter to be voted on is the subject of a contested solicitation, banks, brokers and other nominees do not have discretion to vote your shares with respect to any proposal to be voted on.

Q:	How do I cast my vote if I am a shareholder of record?
A:

If you are a shareholder with shares registered in your name with Melinta’s transfer agent, Computershare Trust Company, N.A., on the record date, you may vote in person at the 2018 Annual Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the 2018 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2018 Annual Meeting and vote in person even if you have already voted by proxy. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The 2018 Annual Meeting—Voting Procedures” beginning on page 6.

•	To vote in person. You may attend the 2018 Annual Meeting and Melinta will give you a ballot when you arrive. If you need directions to the meeting, please refer to page 75 of this proxy statement.
•	To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in this proxy statement, or by following the instructions provided with your proxy materials and on the enclosed proxy card or voting instruction card.
•	To vote by proxy by mail. You may submit your proxy by mail by completing and signing the enclosed proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.
Q:	How do I cast my vote if I am a beneficial owner of shares registered in the name of my broker or bank?
A:

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Melinta. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the 2018 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of Melinta common stock you hold as of the record date.
Q:	What if I return a proxy card but do not make specific choices?
A:

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of three Class I directors, “FOR” the approval of Melinta’s 2017 executive compensation, “FOR” the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2018, and “FOR” the approval and adoption of the 2018 Stock Incentive Plan.

Q:	What other matters may arise at the 2018 Annual Meeting?
A:

Other than the proposals described in this proxy statement, Melinta does not expect any other matters to be presented for a vote at the 2018 Annual Meeting. If any other matter is properly brought before the 2018 Annual Meeting, your proxy gives authority to the individuals named on your proxy card to vote on such matters in their discretion.

Q:	What constitutes a quorum for purposes of the 2018 Annual Meeting?
A:

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the issued and outstanding shares entitled to vote are present or represented by proxy at the 2018 Annual Meeting. On the record date, there were 31,353,254 shares of Melinta common stock issued and outstanding and entitled to vote. Accordingly, the holders of 15,676,628 shares must be present at the 2018 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2018 Annual Meeting only if you vote in person at the meeting, you submit a valid proxy vote or your broker, bank, dealer or similar organization submits a valid proxy vote.

Q:	How many votes are needed to approve each proposal?
A:	The following votes are required to approve each proposal:
•

Proposal 1—To elect three Class I directors for a three-year term expiring in 2021. The election of directors will be determined by a majority of the votes cast at the meeting, as further described herein.

•	Proposal 2—To approve, on a non-binding advisory basis, Melinta’s 2017 executive compensation. “FOR” votes from the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2018 Annual Meeting are required to approve this proposal.
•

Proposal 3—To ratify the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2018. “FOR” votes from the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2018 Annual Meeting are required to approve this proposal.

•

Proposal 4—To approve and adopt the 2018 Stock Incentive Plan. “FOR” votes from the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2018 Annual Meeting are required to approve this proposal.

Q:	May I change my vote after I have submitted a proxy or provided proxy instructions?
A:

Any Melinta shareholder of record voting by proxy has the right to revoke their proxy at any time before the polls close at the 2018 Annual Meeting by sending a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of Melinta; by providing a duly executed proxy card bearing a later date than the proxy being revoked; or by attending the 2018 Annual Meeting and voting in person. Attendance alone at the 2018 Annual Meeting will not revoke a proxy. If a shareholder of Melinta has instructed a broker to vote its shares of Melinta common stock that are held in “street name,” the shareholder must follow directions received from its broker to change those instructions.

Q:	Can I access these proxy materials on the Internet?
A:

Yes. The Notice of Annual Meeting, this proxy statement and Melinta’s Annual Report on Form 10-K for the year ended December 31, 2017, are available for viewing, printing, and downloading at www.investorvote.com/MLNT. All materials will remain posted on www.investorvote.com/MLNT at least until the conclusion of the meeting.

The Notice of Annual Meeting, this proxy statement and Melinta’s Annual Report on Form 10-K for the year ended December 31, 2017 are also available, free of charge, in PDF and HTML format under the Investor Relations section of Melinta’s website at www.Melinta.com and will remain posted on such website at least until the conclusion of the meeting.

Q:	Where can I find the voting results of the meeting?
A:	Melinta will announce the preliminary voting results at the meeting. Melinta will publish the results in a Form 8-K filed with the SEC within four business days of the meeting.
Q:	What do I need to do now?
A:

You are urged to read this proxy statement carefully and to consider how the proposals affect you. If your shares are registered directly in your name, you may complete, date and sign the enclosed proxy card and mail return it in the enclosed postage-paid envelope. Alternatively, you can vote by proxy by telephone or internet, deliver your completed proxy card in person or vote by completing a ballot in person at the 2018 Annual Meeting.

Q:	Who is paying for this proxy solicitation?
A:

Melinta will bear the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to Melinta shareholders. Melinta has engaged Georgeson, LLC, a proxy solicitation firm, to solicit proxies from Melinta shareholders. Arrangements will also be made with banks, brokers, nominees, custodians and fiduciaries who are record holders of Melinta common stock for the forwarding of solicitation materials to the beneficial owners of Melinta common stock. Melinta will, upon request, reimburse these banks, brokers, nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Q:	Who can provide me with additional information and help answer my questions?
A:

If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals being considered at the 2018 Annual Meeting, including the procedures for voting your shares, you should contact Georgeson, Melinta’s proxy solicitor, by telephone at (866) 821-2550.

THE 2018 ANNUAL MEETING

Melinta is furnishing this proxy statement to its shareholders as part of the solicitation of proxies by Melinta’s board of directors for use at the 2018 Annual Meeting and at any adjournments or postponements thereof.

Date, Time and Place

The 2018 Annual Meeting will be held at 9:00 a.m. local time, on June 12, 2018, at the Hyatt Regency Morristown, located at 3 Speedwell Avenue, Morristown, New Jersey.

If you are a holder of record and plan to attend the 2018 Annual Meeting, please bring your proxy or a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in “street name,” you must get a proxy in your name from the registered holder.

Purposes of the 2018 Annual Meeting

The purposes of the 2018 Annual Meeting are to consider and act upon the following matters:

1. To elect three Class I directors for a three-year term expiring in 2021;

2. To approve, on a non-binding advisory basis, Melinta’s 2017 executive compensation;

3. To ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4. To approve and adopt the 2018 Stock Incentive Plan.

Recommendation of Melinta’s Board of Directors

After careful consideration, Melinta’s board of directors unanimously recommends that Melinta shareholders vote:

•	FOR Proposal 1 to elect three Class I directors for a three-year term expiring in 2021;
•	FOR Proposal 2 to approve, on a non-binding advisory basis, Melinta’s 2017 executive compensation;
•	FOR Proposal 3 to ratify the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
•	FOR Proposal 4 to approve and adopt the 2018 Stock Incentive Plan.

Record Date and Shareholders Entitled to Vote

Only holders of record of shares of Melinta common stock at the close of business on May 4, 2018, the record date for the 2018 Annual Meeting, are entitled to vote the shares of Melinta common stock they held on the record date at the 2018 Annual Meeting. At the close of business on the record date, there were 31,353,254 shares of common stock outstanding and entitled to vote at the 2018 Annual Meeting, held by 15,676,628 shareholders of record. Each holder of record is entitled to one vote for each share of Melinta common stock held by such shareholder on the record date on each of the proposals presented in this proxy statement.

Voting Procedures

If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	via the internet by accessing the proxy materials on the secure website, www.investorvote.com/MLNT, and following the voting instructions on that website;

•	via telephone by calling toll free 1-800-652-8683 in the United States or 1-800-962-4284 outside the United States and following the recorded instructions; or
•	by completing, dating, signing and returning the enclosed proxy card.

The internet and telephone voting procedures are designed to authenticate shareholders’ identities by use of a control number to allow shareholders to vote their shares and to confirm that shareholders’ instructions have been properly recorded. Voting via the internet or telephone must be completed by 11:59 p.m., Eastern time on June 11, 2018. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by Melinta’s board of directors.

Melinta is not aware of any other matters to be presented at the meeting except for those described in this proxy statement. If any matters not described in this proxy statement are presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your proxyholder may vote your shares on the new meeting date as well, unless you revoke your proxy instructions before then.

Whether or not you plan to attend the 2018 Annual Meeting in person, please vote as soon as possible to ensure your vote is counted.

Revoking Your Proxy Instructions

If you are a shareholder of record, you can revoke your proxy before your shares are voted at the meeting by:

•

Filing a written notice of revocation bearing a later date than the proxy with Melinta’s Corporate Secretary at 300 Tri-State International Suite 272, Lincolnshire, IL, 60069, Attn: Investor Relations at or before the taking of the vote at the meeting;

•

Duly executing a later-dated proxy relating to the same shares and delivering it to Melinta’s Corporate Secretary at 300 Tri-State International Suite 272, Lincolnshire, IL, 60069, Attn: Investor Relations at or before the taking of the vote at the meeting; or

•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares held in “street name,” you may submit new voting instructions by contacting your bank, broker, nominee or trustee. You may also vote in person at the meeting if you obtain a legal proxy from them.

Counting Votes

Consistent with state law and Melinta’s bylaws, the presence, in person or by proxy, of at least a majority of the shares outstanding and entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting. On the record date, there were 31,353,254 shares of common stock outstanding and entitled to vote. Accordingly, the holders of 31,353,254 shares must be present at the 2018 Annual Meeting to have a quorum.

Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. If there is no quorum, the chairperson of the meeting or any officer entitled to preside at or to act as secretary of the meeting may adjourn the 2018 Annual Meeting to another date.

Assuming the presence of a quorum at the meeting:

•

The election of directors will be determined by a majority of the votes cast at the meeting. For this purpose, a majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “AGAINST” a director’s election and shall exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. A contested election means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee. Withheld votes and “broker non-votes,” if any, are not treated as votes cast, and therefore will have no effect on the outcome of this proposal.

•

The approval of the compensation of Melinta’s named executive officers (as defined on page 29 of this proxy statement) requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2018 Annual Meeting. An abstention will have the same effect as a vote against the approval of this proposal. A “broker non-vote” will have no effect on the outcome of this proposal as it is a non-routine matter and therefore not entitled to vote on the matter. Further, because your vote on the ratification of compensation of Melinta’s named executive officers is advisory, it will not be binding on Melinta’s board of directors or Melinta. However, Melinta’s board of directors and the compensation committee of Melinta’s board of directors, or the Compensation Committee, will consider the outcome of the vote when making future decisions regarding the compensation of the named executive officers.

•

The approval of the ratification of the appointment of Melinta’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2018 Annual Meeting. An abstention will have the same effect as a vote against the approval of this proposal. Because this is a “routine” matter for which brokers are entitled to vote, “broker non-votes” will not exist as to this proposal. Further, because your vote on the ratification of the appointment of Melinta’s independent registered public accounting firm is advisory, it will not be binding on Melinta’s board of directors or Melinta. However, Melinta’s board of directors and the audit committee of Melinta’s board of directors, or the Audit Committee, will consider the outcome of the vote when making future decisions regarding the selection of Melinta’s independent registered public accounting firm.

•

The approval and adoption of the 2018 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on the matter at the 2018 Annual Meeting. An abstention will have the same effect as a vote against the approval of this proposal. A “broker non-vote” will have no effect on the outcome of this proposal as it is a non-routine matter and therefore not entitled to vote on the matter.

With respect to “routine” matters, such as the ratification of the selection of Melinta’s independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or the SRO rules, including NASDAQ, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

With respect to “non-routine” matters, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to such non-routine matters.

In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

•	vote your shares on routine matters and cast a “broker non-vote” on non-routine matters; or
•	leave your shares unvoted altogether.

Melinta encourages you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the meeting.

No Dissenters’ Rights or Appraisal Rights

Holders of Melinta common stock will not be entitled to any dissenters’ rights or appraisal rights with respect to any of the proposals to be voted on at the 2018 Annual Meeting.

Solicitation of Proxies

Melinta will pay the cost of this proxy solicitation. You will need to obtain your own internet access if you choose to access the proxy materials and/or vote over the internet. In addition to soliciting proxies by mail, Melinta’s directors, executive officers and employees and Melinta’s directors and executive officers might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. Melinta has engaged Georgeson to assist Melinta in the distribution of proxy materials and the solicitation of votes described above for a fee of $15,000, plus additional fees based on the amount and types of services rendered and reimbursement of reasonable expenses. Melinta will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Adjournments and Postponements

The 2018 Annual Meeting may be adjourned, recessed or postponed if a quorum is not present.

If the time, date and place of an adjourned meeting are announced at the original convening of the 2018 Annual Meeting, no notice of an adjourned meeting need be given unless, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting. At any subsequent reconvening of the 2018 Annual Meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the 2018 Annual Meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.

Voting by Melinta’s Directors, Executive Officers and Principal Shareholders

As of the close of business on the record date for the 2018 Annual Meeting, Melinta’s directors and executive officers beneficially owned, in the aggregate, 8,779,162 shares of Melinta common stock, or collectively approximately 27.8% of the issued and outstanding shares of Melinta common stock.

Assistance

If you need assistance in completing your enclosed proxy card or have questions regarding the 2018 Annual Meeting, please contact Georgeson, which is acting as Melinta’s proxy solicitation agent, toll free at (866) 821-2550.

MATTERS BEING SUBMITTED TO A VOTE OF MELINTA SHAREHOLDERS

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Melinta’s bylaws currently provide that the number of directors constituting Melinta’s board of directors shall be not less than five nor more than nine. Melinta’s board of directors may establish the number of directors within this range. There are nine directors presently serving on Melinta’s board of directors, and the number of directors to be elected at this annual meeting is three Class I directors.

Melinta’s board of directors is divided into three classes, each class as nearly equal in number as practicable. Each year, one class is elected to serve for three years. At the annual meeting, three Class I directors will be elected for a term of three years, expiring in 2021, or until their successors are elected and qualified. The Class I directors standing for re-election in 2018 and their respective biographical summaries are listed below.

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. If you are a shareholder of record, unless you mark your proxy card to withhold authority to vote, your common stock will be voted for the election of the nominees named in this proxy statement. Each nominee has agreed to serve and Melinta expects that each of the nominees will be able to serve if elected. However, if any nominee is unavailable for election, your proxyholder may vote your common stock to elect a substitute nominee proposed by Melinta’s board of directors.

If you are a beneficial owner of shares held in “street name” and you do not provide your broker with voting instructions, under the SRO rules governing brokers, your broker may not vote your shares on the election of directors.

Nominees

Melinta’s board of directors proposes the three Class I nominees listed below for election to the board of directors of Melinta for a three-year term. Melinta’s board of directors has determined that David Gill and John H. Johnson are independent as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Class I Director Nominees with Terms Expiring in 2021

Name	Age	Director Since	Position(s) with Melinta
Daniel Mark Wechsler.	50	November 2017	Director, President and Chief Executive Officer
David Gill	63	April 2012	Director
John H. Johnson	60	June 2009	Director

Class I Director Nominees

Daniel Wechsler— Mr. Wechsler has served as President and CEO of Melinta since November 2017 and on the Company’s board of directors since that time. He was an operating partner of Welsh, Carson, Anderson & Stowe from October 2016 until November 2017. Prior to that, Mr. Wechsler served as president and CEO of Smile Brands, Inc. from March 2014 until the company’s sale in 2016, and as executive vice president and global president of pharmaceuticals at Bausch + Lomb Incorporated from 2011 to 2013. Mr. Wechsler started his career at The Upjohn Company and thereafter worked at Pharmacia Corporation, where he helped launch Zyvox, until the company’s acquisition by Pfizer, Inc. in 2003. Mr. Wechsler served as vice president of sales specialty at Pfizer, Inc. from 2003 to 2005, SVP of global operations at Schering-Plough Corporation from 2005 to 2009 and SVP of strategy and commercial model excellence at Merck & Co. from 2009 to 2011. Mr. Wechsler holds a master’s degree from the University of Rochester and a bachelor’s degree from the State University of New York at Brockport. We believe that Mr. Wechsler’s extensive experience in the pharmaceutical industry as a senior executive qualifies him to serve on our board of directors and as President and Chief Executive Officer of the Company.

David Gill— Mr. Gill joined the Company’s board of directors in April 2012. Mr. Gill served as chief financial officer of EndoChoice Holdings, Inc. (NYSE: GI), a publicly traded medical device company from August 2014 to November 2016, and as president and chief financial officer from March 2016 to November 2016, when the company was acquired. He served as the chief financial officer of INC Research Holdings Inc. (NASDAQ: INCR), a clinical research organization, from February 2011 to August 2013, after having served as a board member and its audit committee chairman from 2007 to 2010. From March 2009 to February 2011, Mr. Gill was the chief financial officer of TransEnterix (NYSEMKT: TRXC), a then private medical device company. He currently serves as a director of Histogenics Corporation (NASDAQ: HSGX), a regenerative medicine company, Evolus, Inc. (NASDAQ: EOLS), an aesthetics company and YmAbs Therapeutics, an immuno-oncology company. From 2006 to 2009, he served on several public and private company boards of directors, including those of LeMaitre Vascular (NASDAQ: LMAT), and IsoTis, Inc. Earlier in his career, Mr. Gill served in a variety of senior executive leadership roles for several medical device and information technology companies, including NxStage Medical, CTI Molecular Imaging, Inc., Interland Inc., Novoste Corporation and Dornier Medical. Mr. Gill holds a B.S. degree, cum laude, in Accounting from Wake Forest University and an M.B.A. degree, with honors, from Emory University, and was formerly a certified public accountant. Among other experience, qualifications, attributes and skills, Mr. Gill’s education and experience in accounting and finance, and his service as an officer and as a director of various publicly traded companies led to the conclusion of Melinta’s board of directors that he should serve as a director of Melinta in light of Melinta’s business and structure.

John H. Johnson— Mr. Johnson has served on the Company’s board of directors since June 2009. He served as president and chief executive officer of Dendreon Corp., a publicly traded biotechnology company (NASDAQ: DNDN), from February 2012, became chairman in July 2013, and served as chairman until June 2014 and president and chief executive officer until August 2014. He served as the chief executive officer and as a director of Savient Pharmaceuticals, Inc., a company that developed and commercialized specialty pharmaceuticals, from 2011 to January 2012. Mr. Johnson was senior vice president of Eli Lilly and Company (NYSE: LLY) and president of Lilly Oncology, Eli Lilly’s oncology business unit, from 2009 to 2011. From 2007 to 2009, Mr. Johnson was chief executive officer of ImClone Systems Incorporated, a biopharmaceutical development company, and was also a member of ImClone’s board of directors until it became a wholly owned subsidiary of Eli Lilly in 2008. From 2005 to 2007, Mr. Johnson served as company group chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit. Mr. Johnson served as chairman of the board of Tranzyme, Inc. (NASDAQ: TZYM), a publicly traded biopharmaceutical company, from December 2010 until July 2013. Mr. Johnson serves as the chairman of the board of Strongbridge Biopharma PLC (NASDAQ: SBBP), a global biopharmaceutical company, and also serves as lead independent director of Portola Pharmaceuticals, Inc. (NASDAQ: PTLA), a biopharmaceutical company, and Histogenics Corporation (NASDAQ: HSGX), a regenerative medicine company. Mr. Johnson also serves on the board of directors of Aveo Pharmaceuticals, Inc. (NASDAQ: AVEO), a biopharmaceutical company. Mr. Johnson holds a B.S. in Education from East Stroudsburg University of Pennsylvania. Among other experience, qualifications, attributes and skills, Mr. Johnson’s leadership roles in large pharmaceutical organizations led to the conclusion of Melinta’s board of directors that he should serve as a director of Melinta in light of Melinta’s business and structure.

Required Vote; Recommendation of Board of Directors

Directors are elected by a majority of the votes cast at the annual meeting. For this purpose, a majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “AGAINST” a director’s election and shall exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. A contested election means any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee. Withheld votes and “broker non-votes” will have no effect on the outcome of this proposal.

MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA SHAREHOLDERS VOTE “FOR” PROPOSAL 1 TO ELECT THE THREE CLASS I NOMINEES FOR ELECTION TO MELINTA’S BOARD OF DIRECTORS FOR A THREE-YEAR TERM.

Other Directors Not Up for Re-election at this Meeting

Class II Directors with Terms Expiring in 2019

Name	Age	Director Since	Position(s) with Melinta
Jay Galeota	52	November 2017	Director
Thomas P. Koestler, Ph.D.	66	November 2017	Director
David Zaccardelli, Pharm.D.	53	August 2016	Director

Class III Directors with Terms Expiring in 2020

Name	Age	Director Since	Position(s) with Melinta
Kevin T. Ferro	47	November 2017	Chairman of the Board of Directors
Cecilia Gonzalo	43	November 2017	Director
Garheng Kong, M.D., Ph.D.	42	September 2006	Director

Jay Galeota— Mr. Galeota has served as a member of the Company’s board of directors since November 2017. Mr. Galeota has served as the president and chief operating officer of G&W Laboratories since 2016. From 1988 to 2016 Mr. Galeota served in many diverse positions at Merck & Co., Inc., where he was most recently chief strategy & business development officer and president, emerging businesses. From 2011 to 2016 he was president of hospital & specialty care at Merck and, from 2009 to 2011, he served as senior vice president of global human health strategy and business development. Mr. Galeota started his career in Merck’s commercial organization, where he held various US and global leadership positions and led numerous brands and key product launches across a variety of therapeutic areas. Mr. Galeota holds a Bachelor of Science degree in biology from Villanova University and is a graduate of Harvard Business School’s Advanced Management Program. He currently serves on the boards of Hackensack Meridian Health System, the New Jersey Symphony Orchestra, and the Metuchen Edison Woodbridge YMCA. In addition, he is a guest lecturer at the Wharton School of the University of Pennsylvania. We believe that Mr. Galeota’s extensive experience in the pharmaceutical industry as a senior executive qualifies him to serve on our board of directors.

Thomas P. Koestler, Ph.D.— Dr. Koestler has served as a member of the Company’s board of directors since November 2017. Dr. Koestler has served as an executive director of Vatera Holdings LLC, the manager of Vatera Healthcare Partners LLC, since February 2010. Dr. Koestler is also a member of the boards of directors of Momenta Pharmaceuticals Inc., ImmusanT, Inc. and was a member of the board of directors of Arisaph Pharmaceuticals, Inc. From March 2011 to April 2016, Dr. Koestler served as a member of the board of directors of Novo Nordisk A/S. From 2006 to 2009, Dr. Koestler served as executive vice president of Schering Corporation and president of Schering-Plough Research Institute, the pharmaceutical research and development arm of Schering-Plough Corporation, and served as executive vice president, global development, of Schering-Plough Research Institute from 2005 to 2006, and executive vice president of Schering-Plough Research Institute from 2003 to 2005. Before joining Schering-Plough, Dr. Koestler served as senior vice president and head of global regulatory affairs for Pharmacia Corporation from 2001 to 2003. Before that, Dr. Koestler was senior vice president and global head, drug regulatory affairs, compliance assurance, clinical safety and epidemiology for Novartis. Dr. Koestler received his B.S. from Daemen College and his Ph.D. in Medicine and Pathology from SUNY Buffalo, Roswell Park Memorial Institute. We believe that Dr. Koestler’s scientific expertise, his extensive experience in the pharmaceutical industry as a senior executive and his service as a director of other pharmaceutical companies qualify him to serve on our board of directors.

David Zaccardelli, Pharm.D.— Dr. Zaccardelli has served on the Company’s board of directors since August 2016 and was acting chief executive officer of Cempra, Inc. (“Cempra”) from December 2016 until November 2017. From 2004 until 2016, Dr. Zaccardelli served in several senior management roles at United Therapeutics Corporation (NASDAQ: UTHR), including chief operating officer, chief manufacturing officer and executive vice president, pharmaceutical development and operations. Prior to joining United Therapeutics, Dr. Zaccardelli founded and led a startup company focused on contract pharmaceutical development services, from 1997 through 2003. From 1988 to 1996, Dr. Zaccardelli worked at Burroughs Wellcome & Co. and Glaxo Wellcome, Inc. in a variety of clinical research positions. He also served as director of clinical and scientific affairs for Bausch & Lomb Pharmaceuticals from 1996 to 1997. Dr. Zaccardelli currently serves on the board of directors of Evecxia, Inc. and CoreRx, Inc., both privately held companies. Dr. Zaccardelli received a Pharm.D. from the University of Michigan. Among other experience, qualifications, attributes and skills, Dr. Zaccardelli’s experience in the pharmaceutical industry led to the conclusion of Melinta’s board of directors that he should serve as a director of Melinta in light of Melinta’s business and structure.

Kevin T. Ferro— Mr. Ferro has served as the chairman of the Company’s board of directors since November 2017. He has served as the chief executive officer, chief investment officer and managing member of Vatera Holdings LLC, the manager of Vatera Healthcare Partners LLC, since April 2007. Mr. Ferro serves as chairman of the boards of ImmusanT, Inc. and served as chairman of the board of Arisaph Pharmaceuticals, Inc. Beginning October 2012, Mr. Ferro served as a member of the board of directors for Pearl Therapeutics, Inc., and was chairman from December 2012 until its sale to AstraZeneca in June 2013, and he served as a member of the board of directors of Kos Pharmaceuticals, Inc. from 2004 until its sale to Abbott Laboratories in 2006. Mr. Ferro founded Ferro Capital LLC, an investment advisory firm, in 2001. Prior to that, Mr. Ferro was the Global Head of Alternative Investment Strategies for Commerzbank, one of Germany’s largest listed banks. Prior to Commerzbank, Mr. Ferro was a Vice President at D. E. Shaw & Co. LP. Mr. Ferro received an A.B. in Government from Harvard University. We believe that Mr. Ferro’s financial expertise and management experience, as well as his experience serving as a director of other pharmaceutical companies, qualify him to serve on our board of directors.

Cecilia Gonzalo— Ms. Gonzalo has served as a member of the Company’s board of directors since November 2017. Ms. Gonzalo is a managing director of Vatera Holdings LLC, the manager of Vatera Healthcare Partners LLC, a position she has held since July 2015, where she is responsible for sourcing new investments and overseeing existing investments in the biopharmaceutical industry. From April 2013 to June 2015, Ms. Gonzalo was a managing director at Essex Woodlands, a healthcare-focused growth equity firm where she focused on investing across the healthcare sector in the US, Latin America and Europe. Ms. Gonzalo was previously a member and managing director of Warburg Pincus LLC and partner of Warburg Pincus & Co. from January 2010 to April 2013, a principal of Warburg Pincus LLC from January 2006 to December 2009 and an associate from August 2001 to December 2005, where she focused on healthcare investments in the pharmaceuticals, biotechnology and healthcare services sectors. Prior to Warburg Pincus, Ms. Gonzalo was an analyst at Goldman Sachs & Co., initially in the Investment Banking Division focusing on corporate finance and mergers and acquisitions transactions in Latin America, and then in the Principal Investment Area focusing on investments in the region. Ms. Gonzalo received an A.B. in Biochemical Sciences from Harvard College and her Master of Business Administration from Harvard Business School. Ms. Gonzalo is a board member and the co-president of the Harvard Business School Healthcare Alumni Association. Ms. Gonzalo has served as a member of the board of directors of various companies, including Talon Therapeutics, Inc., Allos Therapeutics Inc., Eurand N.V., LaVie Care Centers and Prestwick Pharmaceuticals, Inc., among others. We believe that Ms. Gonzalo possesses specific attributes that qualify her to serve as a member of our board of directors, including experience building, investing in and growing biotechnology companies. In addition, because Ms. Gonzalo has served on several boards of directors of public and private companies, we believe she has substantial experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

Garheng Kong, M.D., Ph.D.— Dr. Kong has served on the Company’s board of directors since September 2006. Dr. Kong has been the managing partner of Sofinnova HealthQuest, a healthcare investment firm, since July 2013. He was a general partner at Sofinnova Ventures, a venture firm focused on life sciences, from September 2010 to December 2013. From 2000 to September 2010, he was at Intersouth Partners, a venture capital firm, most recently as a general partner, where he was a founding investor or board member for various life sciences ventures, several of which were acquired by large pharmaceutical companies. Dr. Kong has also served on the board of directors of Histogenics Corporation (NASDAQ: HSGX), a regenerative medicine company, since July 2012, Alimera Sciences, Inc. (NASDAQ: ALIM), a biopharmaceutical company, since October 2012, has served on the board of Laboratory Corporation of America Holdings (NYSE: LH), a healthcare company, since December 2013, and has served on the board of StrongBridge BioPharma plc (NASDAQ: SBBP) since September 2015. Dr. Kong holds a B.S. from Stanford University. He holds an M.D., Ph.D. and M.B.A. from Duke University. Among other experience, qualifications, attributes and skills, Dr. Kong’s knowledge and experience in the venture capital industry and his medical training led to the conclusion of Melinta’s board of directors that he should serve as a director of Melinta in light of Melinta’s business and structure.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As part of its commitment to Melinta shareholders and in accordance with Section 14A of the Exchange Act, Melinta’s board of directors is submitting a say-on-pay proposal for shareholder consideration this year. Melinta submits say-on-pay proposals for shareholder consideration annually and the next such shareholder advisory vote will be held at the 2019 annual meeting of shareholders.

Executive compensation is an important matter for shareholders. The core of Melinta’s executive compensation philosophy and practice continues to be to pay-for-performance. Executive officers are compensated in a manner consistent with Melinta’s strategy, competitive practice, sound corporate governance principles and shareholder interests and concerns. Melinta believes the compensation program is strongly aligned with the long-term interests of shareholders. Compensation of the executive officers is designed to enable Melinta to attract and retain talented and experienced senior executives to lead Melinta successfully in a competitive environment.

The compensation of the named executive officers is described on page 41 of this proxy statement, which includes Melinta’s Compensation Discussion and Analysis, or the CD&A. The CD&A provides additional details on executive compensation, including Melinta’s compensation philosophy and objectives, and the fiscal 2017 compensation of the named executive officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of Melinta’s named executive officers, and the strategy, practice and policies described in this proxy statement. Accordingly, Melinta shareholders are being asked to indicate their support for the compensation of Melinta’s named executive officers as described in this proxy statement by approving the following advisory resolution:

“RESOLVED, that the Melinta Therapeutics, Inc. shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table for fiscal year 2017, and the other related tables and disclosures).”

As indicated above, the shareholder vote on this resolution will not be binding on Melinta or Melinta’s board of directors, and will not be construed as overruling any decision by Melinta or by Melinta’s board of directors. The vote will not be construed to create or imply any change to Melinta’s fiduciary duties or those of Melinta’s board of directors, or to create or imply any additional fiduciary duties for Melinta or Melinta’s board of directors. Although this advisory vote is non-binding, the Compensation Committee and the board of directors of Melinta will review and consider the voting results when making future decisions regarding Melinta’s executive compensation.

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the approval of Melinta’s 2017 executive compensation.

Required Vote; Recommendation

Ratification of the compensation of the named executive officers requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on such matter at the 2018 Annual Meeting. A “broker non-vote” will have no effect on the outcome of this proposal, while an abstention will have the same effect as a vote against the approval of this proposal.

MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA SHAREHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE, ON A NON-BINDING ADVISORY BASIS, MELINTA’S 2017 EXECUTIVE COMPENSATION.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Pursuant to its charter, the Audit Committee has appointed the firm Deloitte & Touche LLP, Chicago, IL, or Deloitte, to serve as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and Melinta’s board of directors are requesting that the shareholders ratify this appointment. If the shareholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of the shareholders. If the shareholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

As previously disclosed, on November 7, 2017, PricewaterhouseCoopers LLP or PwC was dismissed as our independent registered public accounting firm. Effective November 7, 2017, Deloitte was engaged as our new independent registered public accounting firm. The dismissal of PwC and approval of the appointment of Deloitte as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company. The dismissal of PwC and appointment of Deloitte was done in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of August 8, 2017, as amended on each of September 6, 2017, and October 24, 2017, by and among the Company (formerly known as Cempra) and the other parties thereto, as was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2017. For accounting purposes, the merger contemplated by the Merger Agreement (the “Merger”) is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer (the target company formerly known as Melinta Therapeutics, Inc.), which have been audited by Deloitte for the fiscal years ended December 31, 2014, 2015 and 2016, have become the historical financial statements of the Company.

PwC’s audit report on Cempra’s financial statements for the fiscal years ended December 31, 2015 and 2016, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles. During the fiscal years ended December 31, 2015 and 2016, and the subsequent interim period through November 7, 2017, (a) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K, promulgated by the SEC and the related instructions) between Cempra and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference in connection with PwC’s opinion to the subject matter of the disagreement; and (b) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company previously provided PwC with a copy of the disclosures it is making in this proxy statement and received a letter from PwC addressed to the SEC stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 7, 2017.

During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this proxy statement, neither Cempra nor anyone on its behalf has previously consulted with Deloitte regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Cempra’s financial statements, and neither a written report was provided nor oral advice was provided to Cempra that Deloitte concluded was an important factor considered by Cempra in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Representatives of Deloitte are expected to be present telephonically at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Voting by Proxyholder

Your proxyholder (one of the individuals named on your proxy card) will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the ratification of the appointment of Deloitte as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Required Vote; Recommendation

Ratification of the appointment of Deloitte as Melinta’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of Melinta common stock present in person or represented by proxy and entitled to vote on such matter at the 2018 Annual Meeting. An abstention will have the same effect as a vote against the approval of this proposal. A “broker non-vote” will not exist as to this proposal.

MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA SHAREHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE THE RATIFICATION OF DELOITTE’S APPOINTMENT AS INDEPENDENT ACCOUNTING FIRM.

PROPOSAL NO. 4: APPROVAL AND ADOPTION OF THE 2018 STOCK INCENTIVE PLAN

General

On April 20, 2018, our Compensation Committee unanimously approved and adopted the 2018 Stock Incentive Plan, or the 2018 Plan, subject to approval of our shareholders. The 2018 Plan authorizes the award of stock-based and cash-based incentives to encourage eligible participants to expend maximum efforts in the creation of shareholder value, and to make stock- and cash-based awards to eligible participants deemed critical for attracting, motivating, rewarding and retaining a talented team that will contribute to our successes. Shareholder approval of the 2018 Plan will also provide the Compensation Committee with flexibility to grant share awards intended to qualify as incentive stock options under Section 422 of the Code, assuming applicable regulatory requirements have been satisfied.

If the 2018 Plan is approved by our shareholders at the 2018 Annual meeting, no additional grants will be made under the Melinta Therapeutics, Inc. (f/k/a Cempra, Inc.) 2011 Equity Incentive Plan, as amended, or the 2011 Equity Incentive Plan, but the terms and conditions of any outstanding awards granted under the 2011 Equity Incentive Plan will not be affected. Available, unawarded shares authorized under the 2011 Equity Incentive Plan will roll over to the 2018 Plan, as will any shares from awards that expire or are forfeited. If the 2018 Plan is not approved by the shareholders, it will be null and void, but the 2011 Equity Incentive Plan will remain in full force and effect in accordance with its terms and conditions until October 11, 2021.

Our board of directors has unanimously recommended that our shareholders approve and adopt the 2018 Plan. Set forth below is a description of the 2018 Plan. Our shareholders should read carefully the entire 2018 Plan, which is attached as Annex 1 to this proxy statement, before voting on this proposal.

Rationale for Approving the 2018 Stock Incentive Plan

Our board of directors strongly believes that approval of the 2018 Plan is essential to our continued success. We currently offer equity-based compensation to a majority of our full-time employees, executive officers and non-employee directors. Like other similarly-situated biotech and pharmaceutical companies, which we compete with for talent, equity-based compensation is, and we expect it to continue to be, an important part of our compensation program. Our ability to continue granting equity-based awards is crucial to ensure that we can continue to attract, motivate, reward and retain key talent to position us to be able to deliver strong performance. At the current and projected burn rate for equity awards, we expect that awards covering the initial proposed share pool of 2,000,000shares available for issuance under the 2018 Plan will be granted prior to the end of fiscal year 2019. In addition, if the 2018 Plan is not approved, we will need to grant cash-based or other awards in order to remain competitive; these awards may not align the interests of our key employees and non-employee directors as closely with those of our shareholders as equity awards. In addition, the use of cash resources to deliver competitive pay would divert cash from use in running other aspects of our business and investing in future product development. In particular, our board of directors believes that compensation of the type available for grant under the 2018 Plan furthers our goal of promoting long-term value for our shareholders by fostering an ownership culture that encourages a focus on long-term performance and retention, and exposes participants to economic diminishment if our share performance declines. In addition, if the 2018 Plan is not approved, we would be at a significant disadvantage relative to our competitors for attracting,  motivating, rewarding and retaining the high caliber individuals critical to our growth and profitability as we would not be able to offer equity, with its upside potential.

Awards under the 2018 Plan are within the discretion of the Compensation Committee. As a result, the benefits or amounts that will be awarded or allocated under our 2018 Plan is not determinable at this time. For a summary of the stock option awards approved under the 2018 Plan by our Compensation Committee as of the date of this filing subject to approval of the 2018 Plan by our shareholders, see “New Plan Benefits” below.

Alignment of the 2018 Stock Incentive Plan with the Interests of the Company and Shareholders

Our board of directors believes that using long-term incentive compensation, including equity compensation, to attract, motivate, reward and retain our key employees is critical to the achievement of our long-term goals and it considered the following factors, among other things, when adopting the 2018 Plan:

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the need for additional shares for issuance to support our long-term incentive program after the Company’s merger with Cempra and acquisition of the Infectious Disease Business from The Medicines Company;

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our belief that the 2018 Plan will serve a critical role in attracting, retaining, rewarding and motivating high caliber employees, officers, directors and other service providers essential to our success and in motivating these individuals to enhance our growth and profitability; and

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our belief that share ownership by employees, consultants and non-employee directors provides performance incentives and fosters long-term commitment to our benefit, growth and profitability and to the benefit of our shareholders.

Key Features of the 2018 Stock Incentive Plan

The 2018 Plan and our related governance practices and policies include many features that are designed to protect shareholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the 2018 Stock Incentive Plan” below. The summaries in this proposal do not provide a complete description of all the provisions of the 2018 Plan and are qualified in their entirety by reference to the full text of the 2018 Plan, which is attached to this proxy statement as Annex 1.

•	No Repricing. The 2018 Plan prohibits the repricing of awards, including cash buyouts, without shareholder approval.
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Limits on Share “Recycling.” The 2018 Plan includes a prohibition against regranting shares used to pay stock option exercise prices or stock appreciation right base prices, shares purchased in the open market using option proceeds, or shares withheld to pay taxes on awards.

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No Liberal Definition of “Change in Control.” The change in control definition contained in the 2018 Plan is not a “liberal” definition that would be triggered on mere shareholder approval of a transaction.

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No Discounted Stock Options or Stock Appreciation Rights. Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares of common stock on the date of grant.

•	Limitation on Term of Stock Options and Stock Appreciation Rights. The maximum term of a stock option or stock appreciation right under the 2018 Plan is 10 years.
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No Dividends or Dividend Equivalents on Unearned Awards. If dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. No dividends or dividend equivalents will be paid on stock options or stock appreciation rights.

•	Clawback. Awards granted under the 2018 Plan will be subject to the Company’s clawback and/or recoupment policies in effect from time to time or as otherwise required by applicable law.
•	No Automatic Grants. The 2018 Plan does not provide for automatic grants to any participant.
•	Independent Compensation Committee. The 2018 Plan will be administered by a committee of our board of directors or a subcommittee thereof, comprised entirely of independent directors.
•	No Tax Gross-Ups. The 2018 Plan does not provide for any tax gross-ups.
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Double-Trigger Vesting. The 2018 Plan provides that the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination within one year following the change in control.

•	Future Increases to Share Reserve Require Shareholder Approval. The 2018 Plan provides that any increase in the share reserve available under the plan must be approved by our shareholders.
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Non-Employee Director Compensation Limits. The 2018 Plan generally provides that the maximum value of any awards granted to a non-employee director of the Company in any one calendar year, including any cash fees paid to such non-employee director during such calendar year, may not exceed $650,000.

Key Data

The following table includes information regarding (1) outstanding awards under (i) the 2011 Equity Incentive Plan, (ii) the Melinta Therapeutics, Inc. 2011 Equity Incentive Plan, as amended, or the Private Melinta 2011 Equity Incentive Plan, and (iii) the Cempra, Inc. 2006 Stock Option and Incentive Plan, or the 2006 Plan, in each case, as of April 30, 2018, (2) the inducement grant to Daniel Wechsler, our President and Chief Executive Officer, of an option to purchase 550,981 shares of common stock and 183,661 restricted stock units, and (3) shares of common stock available for future awards under the 2011 Equity Incentive Plan as of April 30, 2018 (and without giving effect to approval of the 2018 Plan under this Proposal No. 4):

	2011 Equity Incentive Plan (A)	Private Melinta 2011 Equity Incentive Plan (B)	2006 Plan (C)	Inducement grant (D)	Total ((A) through (D))
Total shares underlying outstanding stock options	2,301,246	634,618	68,273	550,981	3,555,118
Weighted average exercise price of outstanding stock options	$23.75	$24.59	$10.80	$11.65	$21.77
Weighted average remaining contractual life of outstanding stock options	8.0 years	6.4 years	0.8 years	9.5 years	7.8 years
Total shares subject to outstanding unvested time-based restricted stock unit awards	96,800	—	—	183,661	280,461
Total shares currently available for grant(1)	65,068	—	—	—	65,068
(1)

If the 2018 Plan is approved by our shareholders, the share reserve available under the 2018 Plan will include the number of shares of stock currently available for grant under the 2011 Equity Incentive Plan.

The Company carefully monitors our annual burn rate (i.e., the rate at which we the supply of shares authorized for issuance under our stock incentive plan) and total dilution (i.e., the degree to which our shareholders’ ownership is diluted by stock-based compensation awarded under our stock plans) by granting only the  number of stock-based awards that it believes are necessary to attract, motivate, reward and retain employees, non-employee directors and other service providers. The potential dilution from the initial 2 million shares to be made available for issuance under the 2018 Plan (i.e., prior to the impact of the “evergreen” provision) to our shareholders as of April 30, 2018, is approximately 6.3% (calculated as the additional shares requested divided by shares outstanding as of April 30, 2018, plus shares subject to outstanding time-vested restricted stock units). The evergreen provision in the 2018 Plan provides that on the first day of each fiscal year commencing on January 1, 2019, and ending on January 1, 2021, the number of shares authorized under the plan will increase automatically in an amount equal to the lesser of (i) 4% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, and (ii) such number of shares of common stock determined by the Compensation Committee. Our Compensation Committee has considered this potential dilution level in the context of competitive data from our peer group, and believes that the resulting dilution is necessary in order to attract, motivate, reward and retain key-talent that will be instrumental in building long-term growth for our shareholders. Actual dilution from the 2018 Plan will depend on several factors, including the impact of the evergreen provision.

Summary of the 2018 Stock Incentive Plan

The following is a summary of certain material features of the 2018 Plan.

Introduction. On April 13, 2018, our Compensation Committee adopted the 2018 Plan, subject to approval by our shareholders. The 2018 Plan will authorize the grant of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other awards that may be settled in or based upon our common stock. If the 2018 Plan is not approved by the shareholders, the plan will be null and void.

Purpose. The purpose of the 2018 Plan is to give us the ability to attract, retain, motivate and reward certain officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and/or consultants can acquire and maintain ownership of our common stock or be paid incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and that of our affiliates and promoting an identity of interest between our shareholders and these persons and encouraging such eligible persons to expend maximum effort in the creation of shareholder value.

The following summary is not a complete description of all provisions of the 2018 Plan and is qualified in its entirety by reference to the 2018 Plan, the final version of which is attached to this proxy statement as Annex 1.

Plan Administration. The 2018 Plan will be administered by our Compensation Committee. Our Compensation Committee will have the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2018 Plan. Our Compensation Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2018 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee, or who is subject to Section 16 of the Exchange Act must be expressly approved by the Compensation Committee. Our Compensation Committee’s actions will be final, conclusive and binding.

Authorized Stock. A total of (i) 2,000,000shares of common stock will be reserved and available for issuance under the 2018 Plan, plus (ii) 65,068, which is the number of shares of stock authorized for issuance under the 2011 Equity Incentive Plan that are not subject to awards outstanding or previously exercised or settled as of the effective date of the 2018 Plan, plus (iii) to the extent that an award outstanding under the 2011 Equity Incentive Plan as of the effective date of the 2018 Plan expires or is canceled, forfeited or otherwise terminated without delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered, in each case, subject to adjustment in accordance with the terms of the plan. The number of shares of common stock reserved and available for issuance under the 2018 Plan is subject to adjustment, as described below. The total number of shares of common stock reserved and available for issuance under the 2018 Plan will increase on the first day of each fiscal year commencing on the first day of the Company’s fiscal year following the effective date of the 2018 Plan and ending on the first day of the third fiscal year following the effective date of the 2018 Plan, in an amount equal to the lesser of (i) 4% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (ii) such number of shares of common stock determined by the Compensation Committee. The maximum number of shares of common stock that may be issued in respect of incentive stock options will be 2 million. Common stock issued under the 2018 Plan may consist of authorized but unissued stock or previously issued common stock. Common stock underlying awards that are settled in cash, expire or are canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the 2018 Plan. Common stock withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will not become available for issuance under the 2018 Plan. In addition, shares purchased in the open market using option proceeds will not become available under the 2018 Plan.

Limitation on Compensation to Non-Employee Directors. The maximum value of any awards granted to any non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $650,000 (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous year).

Types of Awards. The types of awards that may be available under the 2018 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by our Compensation Committee in its sole discretion, subject to certain limitations provided in the 2018 Plan. Each award granted under the 2018 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Non-qualified Stock Options. A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of our common stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our Compensation Committee on the grant date. The term of a non-qualified stock option will be set by our Compensation Committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check, (ii) by delivery of common stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by our Compensation Committee. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of non-qualified stock options will not be suspended during the period of any approved leave of absence by a participant. The 2018 Plan also provides that participants terminated for “cause” (as such term is defined in the 2018 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The 2018 Plan authorizes our Compensation Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% shareholder) of a share of common stock on the grant date and a term of no more than 10 years (or 5 years with respect to a 10% shareholder). The aggregate fair market value, determined at the time of grant, of our common stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of incentive stock options will not be suspended during the period of any approved leave of absence by a participant. The 2018 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The 2018 Plan authorizes our Compensation Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion.

Restricted Stock. A restricted stock award is an award of restricted shares of common stock that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by our Compensation Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted shares of common stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a shareholder as to the restricted shares of common stock, including the right to vote such common stock. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock awards will not be suspended during the period of any approved leave of absence by a participant. Except as otherwise provided by our Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.

Stock Appreciation Rights. A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the base price of the stock appreciation right that is set by our Compensation Committee on the grant date, multiplied by the number of shares of common stock subject to the stock appreciation right. The term of a stock appreciation right will be set by our Compensation Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our Compensation Committee. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of stock appreciation rights will not be suspended during the period of any approved leave of absence by a participant. The 2018 Plan also provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The 2018 Plan authorizes our Compensation Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.

Restricted Stock Units. A restricted stock unit is an unfunded and unsecured obligation to issue shares of common stock (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our Compensation Committee and will vest and be settled at such times in cash, common stock, or other specified property, as determined by our Compensation Committee. Participants have no rights of a shareholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying shares of common stock are issued or become payable to the participant. The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock units will not be suspended during the period of any approved leave of absence by a participant. Except as otherwise provided by our Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any shares of common stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

Performance Awards. Performance awards (which may be classified as performance stock or performance units) represent the right to receive certain amounts based on the achievement of pre-determined performance objectives during a designated performance period. The performance objectives that must be achieved before performance award is earned will be set forth in the applicable award agreement and our Compensation Committee will be responsible for setting the applicable performance objectives.

Performance goals may be established on a company-wide basis, project or geographical basis or, as the context permits, with respect to one or more our business units, divisions, lines of business or business segments, subsidiaries, products, regions, or other operational units or administrative departments (or in combination thereof) or may be related to the performance of an individual participant and may be expressed in absolute terms, or relative or comparative to (i) current internal targets or budgets, (ii) our past performance (including the performance of one or more of our subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering multiple companies, or (v) other external measures of the selected performance criteria.

Our Compensation Committee will make appropriate adjustments in the method of calculating the attainment of applicable performance goals to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with “generally accepted accounting principles,” to any of the business criteria described above for one or more of the following items of gain, loss, profit or expense: (i) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring items; (ii) related to changes in accounting principles under “generally accepted accounting principles” or tax laws; (iii) related to currency fluctuations; (iv) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (v) related to restructuring, divestitures, productivity initiatives or new business initiatives; (vi) related to discontinued operations that do not qualify as a segment of business under “generally accepted accounting principles”; (vii) attributable to the business operations of any entity acquired by us during the fiscal year; (viii) non-operating items; and (ix) acquisition or divestiture expenses.

Performance awards which have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, common stock or other awards under the 2018 Plan (or some combination thereof). The 2018 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of performance awards will not be suspended during the period of any approved leave of absence by a participant. Except as otherwise provided by the Compensation Committee, if a participant is terminated for any reason, the participant will forfeit all performance awards held by such participant.

Other Stock-Based Compensation. Under the 2018 Plan, our Compensation Committee may grant other types of equity-based awards subject to such terms and conditions as our Compensation Committee may determine.

Treatment of Dividends and Dividend Equivalents on Unvested Awards. The 2018 Plan provides that, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Compensation Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents will be paid on stock options or stock appreciation rights.

Adjustments. The aggregate number of shares of common stock reserved and available for issuance under the 2018 Plan, the individual limitations, the number of shares of common stock covered by each outstanding award, and the price per share of common stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our Compensation Committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our common stock or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of common stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2018 Plan.

Corporate Events. In the event of a merger, amalgamation, or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our common stock receive securities of another corporation or other property or cash, a “change in control” (as defined in the 2018 Plan), or a reorganization, dissolution, or liquidation of us, our Compensation Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards not assumed or substituted in connection with such event, cash-out outstanding awards not assumed or substituted in connection with such event or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” except as provided in any agreement between the participant and the Company, the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during the one-year period commencing on the “change in control.”

Transferability. Awards under the 2018 Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by our Compensation Committee.

Amendment. Our board of directors or our Compensation Committee may amend the 2018 Plan or outstanding awards at any time. Our shareholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our common stock are traded. No amendment to the 2018 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.

Termination. The 2018 Plan will terminate on the day before the tenth anniversary of the date our shareholders approve the 2018 Plan, although incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the 2018 Plan is adopted by our board of directors and (ii) the date our shareholders approve the 2018 Plan. In addition, our board of directors or our Compensation Committee may suspend or terminate the 2018 Plan at any time. Following any such suspension or termination, the 2018 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.

Clawback; Sub-Plans. All awards under the 2018 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our board of directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2018 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the U.S., and may modify the terms of any awards granted to such participants in a manner deemed by our Compensation Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No Repricing of Awards. No awards under the 2018 Plan may be repriced without shareholder approval. For purposes of the 2018 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under generally accepted accounting principles, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying shares of common stock.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2018 Plan. The 2018 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2018 Plan are encouraged to consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares of common stock and the fair market value of the shares of common stock on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the common stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares of common stock at exercise over the exercise price in his or her alternative minimum taxable income. If shares of common stock are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the 2018 Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($128,400 in 2018), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Section 162(m). Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Section 409A. Certain awards under the 2018 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the 2018 Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2018 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the 2018 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Certain Rules Applicable to “Insiders.” As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

Awards granted under the 2018 Plan are at the discretion of the Compensation Committee. With the exception of grants that have already been made, it is not possible to determine the benefits or the amounts to be received under the 2018 Plan by eligible participants.

The following table sets forth the number of stock option awards granted to each of the indicated individuals and groups under the 2018 Plan on April 20, 2018, in each case, subject to and contingent upon shareholder approval of the 2018 Plan. Each stock option has an exercise price of $7.45 per share and generally vests, subject to continued employment with us or service on our board of directors, over a four year period for all employees, including executive officers, over a three year period with respect to certain appointment grants to our non-employee directors and over a one year period with respect to certain annual awards to our non-employee directors. Each stock option will expire no later than 10 years from the grant date.

Name and position	Number of shares of stock subject to stock options granted under 2018 Plan
Daniel Wechsler President and Chief Executive Officer	150,000
Paul D. Estrem Executive Vice President, Chief Financial Officer and Secretary	76,000
Sue K. Cammarata, M.D. Executive Vice President and Chief Medical Officer	80,000
Erin Duffy, Ph.D. Executive Vice President and Chief Scientific Officer	38,000
John Temperato Former Executive Vice President and Chief Commercial Officer	—
David Zaccardelli, Pharm.D. (1) Former Acting Chief Executive Officer	34,100

Name and position	Number of shares of stock subject to stock options granted under 2018 Plan
Mark Hahn Former Executive Vice President and Chief Financial Officer	—
John Bluth Former Executive Vice President, Investor Relations and Corporate Communications	—
David Oldach, M.D. Former Chief Medical Officer	—
Executive Officer Group	344,000
Non-Executive Director Group (2)	272,800
Non-Executive Officer Employee Group	248,467
(1)	Reflects options granted to Dr. Zaccardelli in connedtion with his service as a non-employee member of our board of directors.
(2)	Amount reported is inclusive of the grant to Dr. Zaccardelli listed above.

As of April 30, 2018, the closing price of our common stock was $6.80 per share.

Equity Compensation Plan Information

The following table sets forth the indicated information as of December 31, 2017, with respect to our equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)
Plan Category
Equity compensation plans approved by our shareholders(3)(4)	1,647,078	41.65	751,247
Equity compensation plans not approved by our shareholders(5)	734,642	11.65	—
Total	2,381,720		751,247
(1)

Represents the weighted average exercise price of outstanding stock options and is calculated without taking into account the shares of common stock subject to outstanding restricted stock units that become issuable without any cash payment required for such shares.

(2)

Includes only shares remaining available for future issuance under our 2011 Equity Incentive Plan. No shares are reserved for future issuance under the Private Melinta 2011 Equity Incentive Plan, or the 2006 Plan, other than shares issuable upon exercise of equity awards outstanding under such plans. In addition, the 2011 Equity Incentive Plan contains an “evergreen” provision pursuant to which the number of shares reserved for issuance under that plan automatically increases on January 1 of each year, continuing through January 1, 2021, by 4% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year (unless our board of directors determines to increase the number of shares subject to the plan by a lesser amount). The number of shares of common stock reported in this column does not include the 879,957 shares of common stock that became available for issuance as of January 1, 2018, pursuant to the evergreen provision of our 2011 Equity Incentive Plan.

(3)

Includes the 2011 Equity Incentive Plan, the 2006 Plan and the Private Melinta 2011 Equity Incentive Plan. Of these 1,647,078 securities outstanding, there were options to purchase 1,510,078 shares of common stock and 137,000 restricted stock units.

(4)

The amounts reported in this table do not reflect the share reserve under the 2018 Plan, the options to purchase 1,134,733 shares of common stock granted on April 20, 2018, with an exercise price of $7.45 per share pursuant to the 2018 Plan, subject to shareholder approval of such plan, or the options to purchase 1,605,967 shares of common stock granted on April 20, 2018, with an exercise price of $7.45 per share pursuant to our 2011 Equity Incentive Plan.

(5)

Represents the inducement grant to Daniel Wechsler, our President and Chief Executive Officer, of an option to purchase 550,981 shares of common stock, at a strike price of $11.65 per share, and 183,661 restricted stock units. These grants were not granted under any of the stock plans.

Vote Required for Approval

The 2018 Stock Incentive Plan will be approved and adopted if holders of at least a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote at the 2018 Annual Meeting vote “FOR” this proposal.

Recommendation of the Board

MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE 2018 STOCK INCENTIVE PLAN.

MELINTA’S EXECUTIVE OFFICERS

As of April 30, 2018, our executive officers are Daniel Wechsler, our President and Chief Executive Officer, Sue Cammarata, M.D., our Chief Medical Officer, Paul Estrem, our Chief Financial Officer, and Erin Duffy, Ph.D., our Chief Scientific Officer. Information for each is provided below.

Name	Age (as of 4/30/18)	Business Experience For Last Five Years
Daniel Wechsler	50

Daniel Wechsler joined Melinta as President and Chief Executive Officer in November 2017 and is a seasoned pharmaceutical executive with more than 25 years of healthcare experience across multiple companies and geographies, and a proven record of strategic, operational and commercial success. His notable antibiotics experience includes the commercialization of Zyvox (linezolid), an antibiotic that achieved blockbuster status. Mr. Wechsler started his career with The Upjohn Company selling antibiotics and other pharmaceutical products. He subsequently led the team at Pharmacia Corporation that launched Zyvox until the company’s acquisition by Pfizer. Mr. Wechsler has held senior positions at Pfizer Inc., Schering-Plough Corporation and Merck & Co. In 2010, Mr. Wechsler joined Bausch + Lomb Incorporated as executive vice president and global president of pharmaceuticals, where he led a greater than one billion dollar global pharmaceutical business prior to the sale of the company to Valeant Pharmaceuticals for $8.7 billion. Most recently, Mr. Wechsler served as president and chief executive officer of Smile Brands, Inc. until its sale in 2016, at which time he joined Welsh, Carson, Anderson & Stowe as an operating partner. He holds a master’s degree from the University of Rochester and a bachelor’s degree from the State University of New York at Brockport.

Sue Cammarata, M.D.	61

Dr. Cammarata, current Executive Vice President and Chief Medical Officer of Melinta, has more than 20 years of clinical experience in the development, approval and launch of pharmaceuticals, including several anti-infective brands such as Cubicin (daptomycin) in the E.U., and Zyvox (linezolid) globally. Since joining Melinta in 2014, she has led the successful Phase 3 clinical development of Baxdela™, which was approved by the FDA in June, and is also responsible for medical affairs. Prior to joining Melinta, Dr. Cammarata served as vice president of clinical research at Shire HGT, where she was responsible for clinical development and post approval commitments for novel therapies in rare and orphan diseases. Earlier, she held several senior positions at Novartis, most recently as vice president and global program head for the company’s immunology and infectious disease franchises. In this role, she managed the integration of Chiron’s infectious disease portfolio after its acquisition by Novartis in 2006. In addition, she managed the E.U. approval process for Cubicin’s endocarditis and bacteremia indications. Before joining Novartis, Dr. Cammarata held several positions at Pharmacia Upjohn (later Pfizer, Inc.) where she was an integral member of the team that led the Phase 3 and subsequent global regulatory programs for Zyvox, a first-in-class antibiotic for gram-positive infections, including those resistant to vancomycin. Dr. Cammarata received her M.D. from Michigan State University, completed her residency in internal medicine and her fellowship in pulmonary and critical care medicine at Henry Ford Health Systems and was a pulmonary and critical care medicine specialist for several years in private practice before entering the pharmaceutical industry. Dr. Cammarata earned her B.S. in pharmacy from Purdue University.

Name	Age (as of 4/30/18)	Business Experience For Last Five Years
Paul Estrem	53

Paul Estrem, current Executive Vice President, Chief Financial Officer and Secretary of Melinta, has more than 27 years of financial leadership experience in the pharmaceutical industry. Prior to joining Melinta in 2013, Mr. Estrem held several senior positions at Baxter International, most recently vice president of integration for Baxter’s Medical Products, where he held a lead role in the $4 billion acquisition of Gambro and oversaw the integration of their products, facilities and employees. Earlier in his tenure, Mr. Estrem served as chief financial officer of Baxter Medical Products; chief financial officer and vice president of strategy in Baxter Medication Delivery, a division that later became Baxter Medical Products; chief financial officer of Baxter Bioscience, a specialty therapeutics division; and chief financial officer of Baxter Ltd, a subsidiary based in Tokyo, Japan. Mr. Estrem is a member of the American Institute of Certified Public Accountants and the Institute of Internal Auditors. He received an MBA from Northwestern University’s Kellogg School of Management and a B.S. in accounting from Illinois State University.

Erin Duffy, Ph.D.	49

Dr. Duffy, current Executive Vice President and Chief Scientific Officer of Melinta, has more than 21 years of pharmaceutical research experience and has been responsible for translating Melinta’s Nobel Prize-winning ribosome technology platform into the discovery and early-stage development of novel antibiotic candidates. She joined the company in 2002 and has become one of the world’s leading experts on the structure and function of the bacterial ribosome and the interaction of antibiotics with their ribosomal targets. Dr. Duffy has led Melinta’s ESKAPE Pathogen Program from its infancy and has been instrumental in advancing the platform while also contributing to the development programs for other drug candidates. The ESKAPE Pathogen Program is Melinta’s most advanced preclinical initiative, focused on using a discrete, novel binding site within the bacterial ribosome to design and develop completely new classes of antibiotics to treat some of the deadliest multi-drug resistant gram-positive and gram-negative infections. Prior to joining Melinta, Dr. Duffy served as associate director of innovative discovery technologies at Achillion Pharmaceuticals, Inc. Dr. Duffy began her scientific career as a computational chemist with Pfizer Global Research and Development. Dr. Duffy trained at Yale University, where she received her Ph.D. in physical-organic chemistry and was a Howard Hughes postdoctoral fellow. She holds a B.S. in chemistry from Wheeling Jesuit University.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management Melinta’s audited financial statements for the fiscal year ended December 31, 2017. The Audit Committee has discussed with Deloitte, Melinta’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee has also considered whether the provision of services other than the audit of Melinta’s financial statements were compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to Melinta’s board of directors that the audited financial statements be included in Melinta’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

All members of the Audit Committee are independent under SEC regulation and Section 5605(c)(2)(A) of the NASDAQ Marketplace Rules. The financial literacy requirements of the SEC require that each member of the Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of the Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and have financial sophistication in accordance with the NASDAQ Marketplace Rules. Melinta’s board of directors has determined that Mr. Gill qualifies as an audit committee financial expert.

The Audit Committee pre-approves the engagement of Melinta’s independent auditor to render any audit services to Melinta. The Audit Committee also pre-approves any other engagement of Melinta’s independent auditor, which is limited to specified permitted non-audit services on a case-by-case basis.

Submitted by:	THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
David Gill
Jay Galeota
Cecilia Gonzalo
John H. Johnson

Fees Paid to the Independent Registered Public Accounting Firm

For the years ended December 31, 2016 and December 31, 2017, Deloitte & Touche LLP (“D&T”) performed professional services for us. The professional services provided by D&T and the fees billed for those services are set forth below.

Audit Fees

The aggregate fees billed by D&T for the audit of our annual financial statements for the fiscal years ended December 31, 2016 and 2017, were $433,000 and $2,236,000, respectively.

Audit-Related Fees

The aggregate fees billed by D&T for assurance and related services that were reasonably related to the audit or review of our financial statements for the fiscal years ended December 31, 2016 and 2017, were $89,000 and $203,000, respectively.

Tax Fees

No fees were billed by D&T for tax services for the fiscal years ended December 31, 2016 and 2017.

All Other Fees

No fees were billed by D&T for services other than those reported above for each of the fiscal years ended December 31, 2016 and 2017.

CORPORATE GOVERNANCE

Information About the Board of Directors and its Committees

Board Composition

Melinta’s board of directors currently consists of nine members. Melinta’s certificate of incorporation and bylaws provide for a classified board of directors, consisting of three classes as follows:

•	Class I, which consists of Mr. Wechsler, Mr. Gill, and Mr. Johnson, and whose terms will expire at the 2018 annual meeting;
•	Class II, which consists of Mr. Galeota, Dr. Koestler and Dr. Zaccardelli, and whose terms will expire at the 2019 meeting; and
•	Class III, which consists of Mr. Ferro, Dr. Kong and Ms. Gonzalo, and whose terms expire at the 2020 annual meeting.

Directors elected at this meeting and each subsequent annual meeting will be elected for three-year terms or until their successors are duly elected and qualified.

Melinta has historically separated the position of chairman of the board of directors, which position is currently held by independent director Kevin Ferro, and that of the Chief Executive Officer, which position is currently held by Daniel Wechsler, who is serving as Melinta’s President and Chief Executive Officer. While Melinta’s board of directors believes that separation of these positions has served Melinta well, and intends to maintain this separation where appropriate and practicable, Melinta’s board of directors does not believe that it is appropriate to prohibit one person from serving as both chairman and Chief Executive Officer.

Selection of Nominees for the Board of Directors

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to Melinta and its shareholders; an inquisitive and objective perspective and mature judgment; availability to perform all board of director and committee responsibilities; and independence (other than in the case of Melinta’s Chief Executive Officer). In addition to these minimum requirements, the nominating and governance committee of the board of directors of Melinta, or the Nominating and Governance Committee, will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills and Melinta’s board of directors’ need for operational, management, financial, international, industry-specific or other expertise. Melinta does not have a specific written policy with regard to the consideration of diversity in identifying director nominees. Melinta focuses on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of Melinta shareholders. All those matters being equal, Melinta does and will consider diversity a positive additional characteristic in potential nominees.

The Nominating and Governance Committee invites members of Melinta’s board of directors to submit nominations for director. In addition to candidates submitted by members of Melinta’s board of directors, director nominees recommended by shareholders will be considered. Shareholder recommendations must be made in accordance with the procedures described in the following paragraph and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications and whether they will satisfy Melinta’s board of directors’ needs for specific expertise at that time. The Nominating and Governance Committee recommends to Melinta’s full board of directors nominees for election as directors at the annual meeting of shareholders.

Melinta’s bylaws permit any shareholder of record to nominate directors. You must give written notice of your intent to make nominations by personal delivery or by certified mail, postage prepaid, to the Melinta Secretary. Any such timely notice will be forwarded to the Nominating and Governance Committee. If the election is to be held at the annual meeting of shareholders, you must give your notice not more than 90 days nor less than 60 days before the meeting. If the election is to be held at a special meeting of shareholders called to elect directors, you must give your notice by the tenth business day following the date on which notice of the special meeting is first given to shareholders. Your notice must include the following: (1) your name and address, as they appear on the Melinta books, and the name and residence address of the persons to be nominated; (2) the class, series and number of all shares of the Company you beneficially own; (3) whether and the extent to which any hedging or other transaction or series of transactions have been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) have been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, yourself with respect to any share of stock of the Company; (4) a representation that you are a holder of record of stock of the Company entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (5) a description of all arrangements or understandings between yourself and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (6) such other information regarding each nominee proposed as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and (7) the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected.

Director Independence

Our board of directors has undertaken a review of the independence of our directors and has determined that all directors except Mr. Wechsler are independent within the meaning of Section 5605(a)(2) of the NASDAQ Marketplace Rules and the related rules applicable to the committees on which each director serves.

Board Committees

Our board of directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act consisting of Mr. Gill (Chair), Mr. Galeota, Ms. Gonzalo and Mr. Johnson. Mr. Gill, Mr. Galeota, Ms. Gonzalo and Mr. Johnson are each independent within the meaning of Section 5605(a)(2) of the NASDAQ Marketplace Rules and meet the additional test for independence for audit committee members imposed by the SEC, regulation S-K, and Section 5605(c)(2)(A) of the NASDAQ Marketplace Rules. The Compensation Committee consists of Ms. Gonzalo (Chair), Dr. Koestler, Dr. Kong, and Mr. Johnson. The Nominating and Governance Committee consists of Mr. Ferro (Chair), Dr. Koestler, Dr. Kong, and Dr. Zaccardelli.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by Melinta’s board of directors, contain a detailed description of the respective committee’s duties and responsibilities and are available on the Melinta website at www.melinta.com under the “Investor Relations—Corporate Governance” tab.

Audit Committee

The primary purpose of the Audit Committee is to assist Melinta’s board of directors in the oversight of the integrity of the accounting and financial reporting process, the audits of the Melinta consolidated financial statements, and Melinta’s compliance with legal and regulatory requirements. The Audit Committee is responsible for hiring the independent registered public accounting firm, reviewing and approving the planned scope of the annual audit and pre-approving all audit services and permissible non-audit services provided by the independent registered public accounting firm. Its role also includes meeting with management and the independent registered public accounting firm to review Melinta’s annual audited financial statements and quarterly financial statements. The Audit Committee monitors the integrity of Melinta’s financial statements, the performance of Melinta’s internal audit function and Melinta’s compliance with regulatory and legal requirements.

Compensation Committee

The primary purpose of the Compensation Committee is to assist Melinta’s board of directors in exercising its responsibilities relating to compensation of the executive officers and employees and to administer equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The Compensation Committee is responsible for reviewing and recommending to Melinta’s board of directors the compensation paid to directors, as well as designing and implementing compensation policies for key personnel, including executive officers and employees. Finally, the Compensation Committee has the authority to obtain, at Melinta’s expense, the advice and assistance of internal or external advisers, experts and others to assist the Compensation Committee.

Nominating and Governance Committee

The primary purpose of the Nominating and Governance Committee is to assist Melinta’s board of directors in promoting the best interests of Melinta and the Melinta shareholders through the implementation of sound corporate governance principles and practices. The Nominating and Governance Committee is also responsible for identifying and evaluating candidates to serve on Melinta’s board of directors, developing and recommending an annual self-evaluation process for Melinta’s board of directors and overseeing the self-evaluation process.

Information Regarding Meetings of the Board and Committees

The business of Melinta is under the general oversight of Melinta’s board of directors as provided by the laws of Delaware and Melinta’s bylaws. During the fiscal year ended December 31, 2017, Melinta’s board of directors held 17 meetings and also conducted business by written consent, the Audit Committee held seven meetings, the Compensation Committee held three meetings and the Nominating and Governance Committee held no meetings. Each director during 2017 attended at least 75% of Melinta’s board of directors’ meetings and the meetings of the committee on which he or she served.

Melinta does not have a formal written policy with respect to the attendance of members of its board of directors at the annual meetings of shareholders. To save on reimbursable travel expenses, David Zaccardelli was the only non-executive director who attended the 2017 annual meeting of shareholders.

Risk Oversight

Melinta’s board of directors is responsible for Melinta’s risk oversight and has delegated that role to the Audit Committee. In fulfilling that role, the Audit Committee focuses on general risk-management strategy, the most significant risks facing Melinta, and ensures that risk-mitigation strategies are implemented by management. The Compensation Committee oversees risks related to the compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on Melinta. The Nominating and Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices. Each of the committees regularly reports to Melinta’s full board of directors as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise-level risk.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

With respect to reviewing and approving related-party transactions, the Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds $120,000 annually, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee may approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this committee or the full board of directors any potential conflict of interest, or personal interest in a transaction that our board of directors is considering. Our executive officers are required to disclose any related-party transaction to the Audit Committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, we strive to ensure that the transaction is approved in advance and, if not approved in advance, it must be submitted for ratification as promptly as practical.

Dr. Thomas Koestler was Melinta’s non-executive Chairman of the Board prior to the merger with Cempra and is engaged by our largest investor. Dr. Koestler received compensation for his role as non-executive Chairman in the amount of $84,167 for the year ended December 31, 2017. In addition, during the year ended December 31, 2017, we granted additional options to Dr. Koestler to purchase 1,669 shares with an exercise price of $20.97. Dr. Koestler stepped down as non-executive Chairman of the Board in November 2017, in conjunction with the merger with Cempra, but remains on our board as a director.

In August 2015, we entered into a supply and distribution agreement with Malin Life Sciences Holdings Limited (“Malin”), an investor of the Company. Pursuant to the terms and conditions of the supply and distribution agreement, Malin or its affiliates are entitled to exclusive rights to obtain product approval, procure supply from us and to commercialize Baxdela in Africa and the Middle East. In connection with the supply and distribution agreement, we are entitled to receive a royalty percentage of net sales of Baxdela. No upfront payments were received or paid in connection with this agreement.

In 2016 and 2017, we issued convertible promissory notes to certain of our investors, none of which are outstanding as of December 31, 2017.

Agreements with Vatera

Registration Rights

Concurrently with the closing of Merger, the Company entered into a Registration Rights Agreement with certain pre-closing Melinta shareholders (the “Vatera Registration Rights Agreement”). Under the Vatera Registration Rights Agreement, the Company was obligated to file, within 90 calendar days from the date of execution of the Vatera Registration Rights Agreement, a shelf registration statement on Form S-3 providing for the resale by such shareholders of the common stock of the Company, par value $0.001 (the “Company Common Stock”) issued or issuable to such shareholders in the Merger (the “Registrable Securities”). Shareholder Vatera Healthcare Partners LLC (the “Vatera Shareholder”) is entitled to two underwritten offerings under such shelf registration statement. Additionally, if the Company registers shares of Company Common Stock (subject to certain exceptions) for public sale, such shareholders will have the right to include their Registrable Securities in the registration statement. The registration rights under the Vatera Registration Rights Agreement will terminate upon the earliest of (i) termination of the agreement by the consent of the Vatera Shareholder, (ii) the date on which the Vatera Shareholder holds Company Common Stock equal to or less than 10% of the total Company Common Stock issued and outstanding (on a non-fully-diluted basis) and (iii) the dissolution, liquidation or winding up of the Company.

Voting and Lock-Up Agreements

Concurrently with the execution of the Agreement and Plan of Merger and Reorganization by and between the Company, Melinta Subsidiary Corp. and Castle Acquisition Corp., certain Melinta shareholders entered into voting and lock-up agreements with the Company (collectively, the “Voting and Lock-Up Agreements”). Pursuant to the Voting and Lock-Up Agreements, among other things, the shareholders party thereto are subject to a 180-day lock -

up on the sale of shares of capital stock of the Company, which period began upon the consummation of the merger on November 3, 2017.

Agreements with Deerfield

Concurrently with the execution of the Purchase and Sale Agreement, dated November 28, 2017 (the “Purchase Agreement”), by and between the Company and The Medicines Company (“Medicines”), we entered into a Commitment Letter (the “Deerfield Commitment Letter”), dated November 28, 2017, with an affiliate of Deerfield Management Company, L.P. (together with certain funds managed by Deerfield Management Company, L.P., “Deerfield” or the “Deerfield Funds”), pursuant to which the Deerfield Funds committed, upon the satisfaction of certain conditions set forth therein, to provide $190.0 million (less the amount of the Deerfield equity investment described below) of secured loans, having an interest rate of 11.75% per annum, to finance the acquisition from Medicines of the capital stock of certain subsidiaries of Medicines (the “Transferred Subsidiaries”) and certain assets related to Medicines’ infectious disease business, including pharmaceutical products containing (i) meropenem and vaborbactam as the active pharmaceutical ingredient and distributed under the brand name VabomereTM (“Vabomere”), (ii) oritavancin as the active pharmaceutical ingredient and distributed under the brand name Orbactiv® (“Orbactiv”) and (iii) minocycline as the active pharmaceutical ingredient and distributed under the brand name Minocin® for injection (“Minocin” and, together with Vabomere and Orbactiv, the “Products”) and line extensions thereof (the “Acquisition”), together with, subject to certain conditions, up to $50.0 million in a secured delayed draw term loan facility, having an interest rate of 14.75% per annum. At the closing of the Acquisition, Melinta entered the Facility Agreement setting forth the definitive terms and conditions of the $147.8 million principal amount of initial secured loans and the $50.0 million secured delayed draw term loan facility, as further described below.

Deerfield Facility Agreement

On January 5, 2018, we became the borrower under that certain Facility Agreement, dated as of January 5, 2018 (the “Facility Agreement”) by and among us (as borrower), certain of our subsidiaries party thereto as guarantors, the Deerfield Funds, and Cortland Capital Market Services LLC, as agent for the secured parties. Under the Facility Agreement, the lenders made available to us an initial disbursement of $147.8 million in loan financing. The Facility Agreement includes provisions for additional subsequent disbursements in an amount of up to $50.0 million, which may be made available when we satisfy certain conditions, such as having achieved annualized net sales of at least $75.0 million during the applicable period (measured by multiplying trailing six-month sales by two).

The initial disbursement under the Facility Agreement bears interest at a rate of 11.75%, while funds distributed pursuant to any subsequent disbursement will bear interest at a rate of 14.75%. We are also required to pay the lenders an end-of-term fee or exit fee of 2% of the amount of any loans on the payment, repayment, redemption or prepayment thereof upon the date of such payment, repayment, redemption or prepayment thereof. The principal of the initial disbursement must be paid by January 5, 2024. The loans are not permitted to be prepaid prior to January 6, 2021, and are subject to certain prepayment fees for prepayments occurring on or after such date.

Obligations under the Facility Agreement are secured by liens on substantially all of our assets. The proceeds of the initial loans under the Facility Agreement were used to pay part of the consideration for the Acquisition, pay certain fees and expenses associated with the Acquisition and the transactions contemplated by the Facility Agreement, pay amounts owed under a certain loan facility with Suchard SA LLC and certain other lenders and the remainder for general corporate purposes. The Facility Agreement has a financial maintenance covenant requiring us to maintain a minimum cash balance of $25.0 million, and further requires us to maintain minimum net sales of at least (A) $45.0 million for the fiscal year ending December 31, 2018, (B) $75.0 million for the fiscal year ending December 31, 2019, and (C) $100.0 million for the fiscal year ending December 31, 2020, and each fiscal year ending thereafter. The Facility Agreement contains customary affirmative covenants, negative covenants (including, among others, limitations on indebtedness, liens, advances, equity and debt and other investments, dividends, asset sales, transactions with affiliates, changes in nature of business and mergers and acquisitions), representations and warranties and events of default (including, among others, a change of control event of default) that are customary for similar financings.

Deerfield Equity Purchase

Under the Deerfield Commitment Letter, subject to the conditions set forth therein, the Deerfield Funds committed to purchase the Deerfield equity investment, equal to 9.985% of the number of shares of Company Common Stock outstanding immediately following the Acquisition (inclusive of such shares) for a purchase price per share of $13.50, representing 90% of the closing price for the Company Common Stock on November 28, 2017, the date on which the Deerfield Commitment Letter was executed. At the closing of the Acquisition, Melinta and the Deerfield Funds entered into a Securities Purchase Agreement, dated January 5, 2018 (the “Securities Purchase Agreement”), setting forth the definitive terms of the Deerfield equity investment, pursuant to which the Deerfield Funds purchased 3,127,846 shares of Company Common Stock for an aggregate purchase price of $42.2 million. The Securities Purchase Agreement contains customary representations, covenants and indemnitees by each of the parties thereto.

Deerfield Warrants

In accordance with the Deerfield Commitment Letter and pursuant to the Facility Agreement, on the closing date of the Acquisition, we issued to Deerfield Private Design Fund IV, L.P. a warrant to purchase 2,607,597 shares of Company Common Stock, to Deerfield Private Design Fund III, L.P. a warrant to purchase 790,054 shares of Company Common Stock, and to Deerfield Special Situations Fund, L.P. a warrant to purchase 395,217 shares of Company Common Stock (collectively, the “Deerfield Warrants”), in the aggregate representing a number of shares of Company Common Stock equal to 38.5% of the $147.8 million principal amount of the senior secured loans, divided by $15.00, representing the closing price for the Company Common Stock on November 28, 2017, the date on which the Deerfield Commitment Letter was executed. The Deerfield Warrants are exercisable for duration of 7 years at a strike price of $16.50. The number of shares with respect to which the Deerfield Warrants are exercisable and the strike price of the Deerfield Warrants are subject to adjustment to reflect certain events relating to the shares of Company Common Stock, such as any subdivision, combination, reclassification or similar transaction with respect to the shares of Company Common Stock. The Deerfield Warrants are subject to a restriction on the exercise thereof to the extent that, upon such exercise, a holder, its affiliates and any “group” of which such holder is a member would not beneficially own greater than 9.985% of the outstanding shares of Company Common Stock. In its capacity as the holder of a Deerfield Warrant, each of the Deerfield Funds is entitled to receive dividends paid, and distributions made, to holders of shares of Company Common Stock as if such Deerfield Warrant had been exercised in full on the applicable record date for such dividend or distribution. In addition, we have reserved for issuance a number of authorized and unissued shares of Company Common Stock sufficient for the exercise of the Deerfield Warrants in full (assuming a cash exercise and disregarding any limitations on exercise). Other than with respect to dividends and distributions, the Deerfield Warrants do not entitle the Deerfield Funds, prior to the exercise of the Deerfield Warrants, to rights as a Melinta shareholder.

The Deerfield Warrants also provide that, in the event of a major transaction as described in clause (i) or (ii) below where shares of Company Common Stock are converted into the right to receive cash or other assets or in which Melinta has announced its intention to liquidate and distribute its assets to its shareholders, each of the Deerfield Funds will be entitled to convert the Deerfield Warrants into an amount of the transaction consideration equal to the Black-Scholes value of the Deerfield Warrants following such major transaction. With respect to all other major transactions, each of the Deerfield Funds are entitled to exercise the Deerfield Warrants for a number of shares of Company Common Stock (calculated in accordance with the terms of the Deerfield Warrants) equal to the Black-Scholes value of its Deerfield Warrant. Alternatively, if the successor entity is publicly traded, each of the Deerfield Funds may require that its Deerfield Warrant be assumed by the successor entity (or its parent company) in a major transaction. The documentation reflecting any such assumption must provide that the Deerfield Warrants will be exercisable for the appropriate number of shares of the successor entity.

The Deerfield Warrants also provide that in the case of certain transactions in which holders of Company Common Stock are entitled to receive stock, securities or assets in respect of their Company Common Stock (including certain major transactions in which the successor entity is not publicly traded and the holder of a Deerfield Warrant does not exercise its right to receive the amounts described above), the documentation reflecting the transaction will provide that the Deerfield Warrants will be exercisable for the kind and amount of securities, cash and/or other property which a holder of shares of Company Common Stock would have been entitled to receive in such transaction.

The Black-Scholes value of the Deerfield Warrants for purposes of a major transaction will be determined based on, among other things, a risk-free interest rate corresponding to the US$ LIBOR/Swap rate (or, to the extent LIBOR ceases to be determined, a successor interest rate determined in accordance with the Deerfield Warrants) for a period equal to the remaining term of the Deerfield Warrants, zero borrowing cost, the arithmetic mean of the historical volatility of the shares of Company Common Stock for the 10, 30 and 50 trading day periods prior to the public announcement of such major transaction and a stock price equal to the greater of (1) the closing price of the Company Common Stock on the trading day immediately preceding the consummation of such major transaction, (2) the first closing market price following the first public announcement of such major transaction or (3) the closing market price of the date immediately prior to the first public announcement of such major transaction.

A major transaction is defined in the Deerfield Warrants to include: (i) a consolidation, merger, business consolidation, reorganization, recapitalization or similar transaction that results in a change in control of Melinta (i.e., its current shareholders no longer holding at least 50% of the shares of Company Common Stock or no longer having the ability to elect a majority of its board of directors), (ii) a sale or transfer of assets for a purchase price of more than 50% of Melinta’s enterprise value or a sale of all or substantially all of its assets, (iii) a purchase, tender or exchange offer resulting in a change in control of Melinta, (iv) any issuance or series of issuances of shares of Company Common Stock equal to 50% or more of the shares of Company Common Stock outstanding as of such issuance, (v) any liquidation, bankruptcy, insolvency, dissolution or winding up affecting Melinta, (vi) any cessation of the Company Common Stock to be listed, traded or publicly quoted on the NASDAQ Global Market (without prompt re-listing or requoting on the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market or the NASDAQ Capital Market), or (vii) the Company Common Stock ceasing to be registered under Section 12 of the Exchange Act.

Upon certain failures by Melinta to comply with its obligations under the Deerfield Warrants or the Deerfield registration rights agreement described below, we may be required to pay to the holders of the Deerfield Warrants, as partial liquidated damages, an amount equal to 15% per annum (or the maximum rate permitted by law, whichever is less) of the Black-Scholes value of the Deerfield Warrants in cash or, at Melinta’s option (but subject to a 9.985% ownership limitation), in shares of Company Common Stock (valued based on the volume weighted average price of the Company Common Stock as of such time). If such failure remains uncured and the holders of the Deerfield Warrants deliver notice of a default under the Deerfield Warrants, Melinta will be entitled to redeem the Deerfield Warrants for cash in an amount equal to the Black-Scholes value of the Deerfield Warrants and, if following such notice of default Melinta does not redeem the Deerfield Warrants, the holders may elect to exercise the Deerfield Warrants for a number of shares (valued at the arithmetic average of the volume weighted average price of the Company Common Stock for the 5 trading days immediately prior to the date of the applicable default notice) equal to the greater of (x) the Black-Scholes value of the Deerfield Warrants as of the date of the notice of default and (y) the Black-Scholes value of the Deerfield Warrants on the trading day immediately prior to the date that such shares are issued to Deerfield.

The Black-Scholes value of the Deerfield Warrants for purposes of such events of default or failures will be determined based on, among other things, a risk-free interest rate corresponding to the US$ LIBOR/Swap rate (or, to the extent LIBOR ceases to be determined, a successor interest rate determined in accordance with the Deerfield Warrants) for a period equal to the remaining term of the warrant, zero borrowing cost, the arithmetic mean of the historical volatility of the Company Common Stock for the 10, 30 and 50 trading day periods ending on the date of determination and a stock price equal to the volume weighted average price of the Company Common Stock on the date of such calculation.

Deerfield Registration Rights

Pursuant to the Facility Agreement and Securities Purchase Agreement, we and the Deerfield Funds entered into a registration rights agreement on January 5, 2018 (the “Deerfield Registration Rights Agreement”), the date of the closing of the Acquisition, in respect of the shares of Company Common Stock issued pursuant to the Securities Purchase Agreement and issuable upon exercise of, or otherwise pursuant to, the Deerfield Warrants. Under the Deerfield Registration Rights Agreement, we were obligated to file a shelf registration statement on Form S-3 providing for the resale by the Deerfield Funds of the 3,127,846 shares of Company Common Stock issued to them pursuant to the Securities Purchase Agreement and the shares of Company Common Stock issuable pursuant to the Deerfield Warrants. The Deerfield Registration Rights Agreement includes customary black-out and suspension periods related to the Deerfield Funds’ use of the Registration Statement. Under the Deerfield Registration Rights Agreement, the Deerfield Funds are also entitled to two demand registrations within a 12-month period (subject to a minimum proceeds requirement of $10.0 million) and customary piggy back registration rights, subject to customary grace periods and, in connection with an underwritten public offering in which the Deerfield Funds participate, lock-up periods.

Subject to the Deerfield Funds’ compliance with certain covenants in the Deerfield Registration Rights Agreement, if a Registration Failure (for this paragraph as defined in the Deerfield Registration Rights Agreement) occurs then the we are required to pay additional damages to Deerfield for each 30-day period (prorated for any partial period) after the date of such Registration Failure in a cash payment equal to one percent (1.00%) of the aggregate purchase price for all Registrable Securities (as set forth in the Deerfield Registration Rights Agreement) as of the date such Registration Failure occurs. Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Registrable Securities may be disposed of for the holder’s own account without restriction under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

The Deerfield Funds are entitled to registration rights until the earlier of (1) such time as all of the registrable securities under the Deerfield Registration Rights Agreement have been sold and (2) assuming the Deerfield Warrants will be exercised for cash, the date on which all of the shares of Company Common Stock issuable under the Deerfield Warrants may be immediately sold to the public without limitation, restriction or condition (including any current public information requirement) pursuant to Rule 144 of the Securities Act.

Deerfield Royalty Agreement

On the closing date of the Acquisition, we entered into a Royalty Agreement with the Deerfield Funds, pursuant to which, in respect of each fiscal year for a seven year period, we agreed to make royalty payments equal to 3% (or 2%, following the satisfaction of all of our obligations under the Facility Agreement and other loan documents) of U.S. sales of Vabomere and certain related products exceeding $75.0 million and less than or equal to $500.0 million, subject to conditions described therein.

Agreements with Medicines

Purchase and Sale Agreement

On November 28, 2017, we entered into the Purchase Agreement pursuant to which we completed the Acquisition. Certain businesses related to the Transferred Subsidiaries, including the research and development of Oravance, Omnivance, the pre-clinical polymyxin programs and the programs being conducted at Medicines’s San Diego facilities were specifically excluded from the assets purchased by the Company. The purchase price payable under the Purchase Agreement consisted of (i) a payment to Medicines of $166.3 million in cash (including $1.3 million in net working capital adjustments) and the issuance to the Medicines of a number of shares of the Company Common Stock equal to $50.0 million, divided by 90% of the volume weighted average price of the Company Common Stock for the trailing 10 trading day period ending 3 trading days prior to closing; (ii) a payment to Medicines of $25.0 million following each of the twelve and eighteen month anniversaries of the closing date, (iii) the assumption of certain liabilities related to the acquired business and (iv) royalties on annual net sales of the Products as follows:

•	U.S. net sales of Vabomere:
•	On net sales above $50.0 million and at or below $100.0 million = 5.0%
•	On net sales above $100.0 million and at or below $200.0 million = 7.5%
•	On net sales above $200.0 million and at or below $500.0 million = 15.0%
•	On net sales above $500.0 million = 25%
•	U.S. combined net sales of Minocin and Orbactiv:
•	On net sales at or below $100.0 million = 5.0%
•	On net sales above $100.0 million = 15.0%
•	Ex-U.S. net sales of Vabomere, Orbactiv and Minocin:

•	On all net sales, including all milestone and royalty payments or other consideration received from ex-U.S. transfers of rights with respect to the products = 15.0%

The Purchase Agreement contains certain representations and warranties made by Medicines with respect to Medicines, the Transferred Subsidiaries and the purchased assets. The Purchase Agreement includes an indemnity from Medicines for breaches of representations, warranties and covenants and in respect of the excluded assets and the excluded liabilities. Medicines’s indemnity obligations are subject to specified limitations described in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement and certain ancillary agreements that the parties intended to enter into upon the closing of the transaction, Medicines agreed to provide certain transition services to the Company following the closing to facilitate the transition of the supply, sale and distribution of the Products in exchange for agreed upon compensation.

Medicines Registration Rights

On the closing date of the Acquisition, we entered into a Registration Rights Agreement with Medicines (the “Medicines Registration Rights Agreement”). Under the Medicines Registration Rights Agreement, we were obligated to file, by January 9, 2018, a shelf registration statement on Form S-3 (the “Medicines Shelf Registration Statement”) providing for the resale by Medicines of the 3,313,702 shares of Company Common Stock issued to Medicines pursuant to the Purchase Agreement. Under the Medicines Registration Rights Agreement, Medicines is entitled to four underwritten offerings under the Medicines Shelf Registration Statement, subject to customary black-out and suspension periods related to Medicines’ use of the Medicines Shelf Registration Statement.

In addition, if we register shares of Company Common Stock on a registration statement for public sale, Medicines will have the right, subject to certain limitations, to include its Registrable Securities (as defined in the Medicines Registration Rights Agreement) in such registration statement, subject to customary cutbacks as advised by the managing underwriter engaged in the public sale of Company Common Stock by Melinta.

Further, the Medicines Registration Rights Agreement provides for a (i) 180-day lock-up expiring July 5, 2018, covering 50% of the shares of Company Common Stock (1,656,851 shares) issued to Medicines pursuant to the Purchase Agreement, subject to certain customary exceptions including, but not limited to hedging transactions, and (ii) covenant requiring Medicines to enter into underwriter lock-up agreements under certain circumstances in connection with an underwritten public offering of Company Common Stock by Melinta.

Subject to Medicines compliance with certain covenants in the Medicines Registration Rights Agreement, if a Registration Failure (for this paragraph as defined in the Medicines Registration Rights Agreement) occurs then we are required to pay additional damages to Medicines for each 30-day period (prorated for any partial period) after the date of such Registration Failure in a cash payment equal to one percent (1.00%) of the aggregate purchase price for all Registrable Securities (as set forth in the Purchase Agreement) as of the date such Registration Failure occurs. Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Registrable Securities may be disposed of for the holder’s own account without restriction under Rule 144 of the Securities Act.

The Medicines Registration Rights Agreement includes customary indemnification and expense reimbursement provisions. The registration rights provided in the Medicines Registration Rights Agreement terminate upon the date on which Medicines ceases to own any Registrable Securities (as defined in the Medicines Registration Rights Agreement), but in no event later than the fifth anniversary of the effective date of the Medicines Shelf Registration Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Section I	OVERVIEW
Section II	PAY FOR PERFORMANCE PHILOSOPHY; EXECUTIVE COMPENSATION PROGRAM OBJECTIVES
Section III	COMPENSATION DETERMINATION PROCESS
Section IV	COMPONENTS OF EXECUTIVE COMPENSATION
Section V	COMPENSATION PRIOR TO, AND IN CONNECTION WITH, THE MERGER WITH CEMPRA
Section VI	ADDITIONAL COMPENSATION POLICIES AND PRACTICES
I.	OVERVIEW

This Compensation Discussion and Analysis describes: our executive compensation, particularly following the November 2017 merger with Cempra; our early 2018 compensation decisions and actions; and, importantly, the contours of the philosophy, objectives, processes, components and additional aspects of our executive compensation program going forward. This Compensation Discussion and Analysis is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information.

Background

We are a commercial-stage pharmaceutical company focused on discovering, developing and commercializing differentiated anti-infectives for the hospital and select non-hospital, or community, settings that address the need for effective treatments for infections due to resistant gram-negative and gram-positive bacteria. We currently market four antibiotics to treat a variety of infections caused by these resistant bacteria and other bacteria.

On November 3, 2017, Cempra, Inc., a clinical-stage company developing anti-infectives, completed a merger with privately held Melinta Therapeutics Inc., a commercial-stage company developing novel antibiotics for serious bacterial infections, with the surviving company changing its name to Melinta Therapeutics, Inc., Melinta or the Company. The combination resulted in an entity with extensive core competencies in developing and commercializing novel antibiotics to treat serious, life-threatening infections. Following the merger, Melinta shareholders owned approximately 52% of the combined company, and Cempra shareholders owned approximately 48%.

Prior to the merger, on June 19, 2017, we announced that the U.S. Food and Drug Administration had approved Baxdela (delafloxacin), indicated in adults for the treatment of acute bacterial skin and skin structure infections caused by susceptible bacteria. In the first quarter of 2018, we launched Baxdela in the United States and our European partner filed for marketing approval in Europe.

On January 5, 2018, we acquired the infectious disease business of The Medicines Company, bolstering our position as a leading antibiotics-focused company, with a large portfolio of current and potential products and substantial expertise in antibiotic development and commercialization. With this acquisition, our combined portfolio added three additional marketed products: Vabomere (meropenem and vaborbactam), Orbactiv (oritavancin), and Minocin (minocycline) for Injection.

In connection with the merger with Cempra, our board of directors recruited a new Chief Executive Officer (“CEO”) and established the rest of the management team by appointing the executive officers of the combined organization. This new CEO and certain other executive officers who were in office on December 31, 2017, the last day of our fiscal year, are included as 2017 Named Executive Officers (“NEOs”) under SEC rules, and we refer to them as the Current NEOs. There are also other individuals who served as the principal executive officer or principal financial officer of Cempra during 2017 before the merger or who are otherwise included as NEOs under the SEC rules who we refer to as Former NEOs. Hence, the Company’s 2017 NEOs are as follows:

Current NEOs
Daniel Wechsler	President and CEO
Paul D. Estrem	Executive Vice President, Chief Financial Officer and Secretary
Sue K. Cammarata, M.D.	Executive Vice President and Chief Medical Officer
Erin Duffy, Ph.D.	Executive Vice President and Chief Scientific Officer
John Temperato(1)	Former Executive Vice President and Chief Commercial Officer
Former NEOs
David Zaccardelli, Pharm.D.	Former Acting CEO
Mark Hahn	Former Executive Vice President and Chief Financial Officer
John Bluth	Former Executive Vice President, Investor Relations and Corporate Communications
David Oldach, M.D.	Former Chief Medical Officer

(1)	Mr. Temperato’s employment with the Company ended on January 5, 2018.

Leadership Transitions

Effective as of the closing of the Cempra merger on November 3, 2017, we appointed Daniel Wechsler as President and CEO and a member of the board of directors. Mr. Wechsler is a seasoned pharmaceutical executive with more than 25 years of healthcare experience at companies including Pfizer, Schering-Plough, Merck, Upjohn, Pharmacia and Bausch & Lomb.

Also, effective upon the closing of the merger:

We appointed Sue Cammarata, M.D., as Chief Medical Officer. Dr. Cammarata has served as chief medical officer of Melinta since 2014. She has more than 20 years of clinical experience in the development, approval and launch of pharmaceuticals, including several anti-infective brands.

We appointed Erin Duffy, Ph.D., as Chief Scientific Officer. She joined Melinta in 2002 and has more than 21 years of pharmaceutical research experience. She has been responsible for translating Melinta’s ribosome technology platform into the discovery and early-stage development of novel antibiotic candidates.

We appointed Paul Estrem as Chief Financial Officer, a position he held prior to the merger. Mr. Estrem has more than 27 years of financial leadership experience in the pharmaceutical industry. Prior to joining Melinta, Mr. Estrem held several senior positions at Baxter International.

We appointed John Temperato as our Executive Vice President and Chief Commercial Officer, and effective as of January 5, 2018, Mr. Temperato’s employment with the Company ended.

The employment of Dr. Zaccardelli terminated in connection with the completion of the merger, effective November 3, 2017. He continues to serve on our board of directors as a non-employee member. Each of Messrs. Hahn and Bluth and Dr. Oldach resigned as officers of the Company effective November 15, 2017.

II.	PAY FOR PERFORMANCE PHILOSOPHY; EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

Our mission is to meet the continually evolving threat of bacterial infections by discovering, developing and commercializing a continuous stream of novel antibiotics. In order to accomplish our mission, we must attract, motivate and retain highly skilled and experienced people to execute our corporate strategy and lead our team. In addition, we have designed our pay-for-performance compensation programs to reward the achievement of key operational and strategic objectives intended to help achieve our mission, given our current stage of development, our commercial activities and our goal of progressing product development. In light of these two principles, our executive compensation programs and decisions have the following objectives:

•	to link pay to performance over both the short- and long-term;
•	to align our executives’ interests with the interests of shareholders through long-term incentives linked to specific performance, and with the creation of shareholder value;
•	to attract, motivate and retain highly skilled and experienced executives;
•	to provide incentives that reward the achievement of performance goals, tie into corporate strategic and operational goals, and that directly correlate to the enhancement of shareholder value; and
•	to reduce incentives to expose Melinta to imprudent risks that might harm the Company or our shareholders.

Key Compensation Decisions and Actions After 2017 Merger

Between June 2017 and early 2018, we undertook a significant strategic transformation. As described above in the “Background” section, we closed a merger with Cempra, secured U.S. Food and Drug Administration approval of Baxdela and began marketing it in the U.S., and acquired the infectious disease business from The Medicines Company, thereby bringing three additional marketed products to the Company. At the time of this filing, we have become a leading antibiotics-focused company, based on these combinations with other organizations or parts thereof. The compensation committee of the board of directors (“Compensation Committee”) is of the view that while the executive leadership team is initially managing the new, larger organization and implementing the integration of the companies and units, setting goals can be more challenging. As such, visibility into the future is inferior to visibility in time periods with less significant transitions taking place. Given this current situation, in early 2018 the Compensation Committee evaluated what it believes to be the best structure and component mix of the executive compensation program, as well as performance metrics and total and component target amounts.

If we continue to achieve our corporate and operations goals and our research milestones, advance additional products toward commercialization and expand our executive team, we anticipate that our overall compensation philosophy and certain approaches, priorities and components of our executive compensation program will adapt and change.

Corporate Governance Practices

As part of the efforts of the Compensation Committee to ensure that our compensation program, which includes our policies and practices, aligns our executive officers’ interests with those of the Company and its shareholders, the Compensation Committee assesses the effectiveness of our compensation program periodically, including with respect to risk mitigation and governance of the program. The governance of our executive compensation program includes the following best practices:

	What We DO:		What We DO NOT Do:
√	Align executive compensation with shareholder returns by tying a significant portion of annual target compensation to corporate performance	X	No gross-ups of excise taxes that may be imposed as a result of severance or other payments made in connection with a change in control
√	Review compensation data from peers whose stage of development, revenues and number of employees share similarities with Melinta	X	No special retirement plans for executive officers
√	Use equity for long-term incentive awards and provide that awards have a vesting period of at least one year	X	No compensation programs that encourage short- term risk-taking at the expense of long-term results or that otherwise create risks reasonably likely to have a material adverse effect on the Company
√	Maintain an appropriate balance between short- and long-term compensation, which discourages short- term risk-taking at the expense of long-term results	X	No guaranteed performance bonuses
√	Require executive officers to comply with our stock ownership guidelines	X	No repricing of stock options without shareholder approval
√	Engage an independent compensation advisor to the Compensation Committee, who performs no other services for Melinta	X	No discounted stock options
√	“Anti-Hedging policy” regarding our shares applicable to directors and executive officers	X	No highly leveraged incentive plans that encourage excessive risk taking
√	“Anti-Pledging policy” limiting the pledging of shares applicable to directors and executive officers	X	No single-trigger vesting of equity upon a change in control
√	Engage with shareholders to discuss and understand their perceptions or concerns regarding our executive compensation programs	X	No perquisites

2017 Say-on-Pay Results

We take very seriously and take into consideration the input and feedback that we receive from our shareholders about our executive compensation program. At the 2017 meeting of the legacy Cempra entity prior to the merger with Melinta, our say-on-pay proposal received support from 76% of the votes cast by our shareholders on the matter. Our Compensation Committee believes that the shareholders, through this advisory vote, generally endorsed the legacy Cempra compensation philosophy and principles. As described above, however, in early 2018 the Compensation Committee evaluated the nature of the executive compensation program following the Company’s strategic transformation. The Company is committed to regular, ongoing engagement with shareholders to ensure that we continue to understand shareholder feedback about our compensation programs and other key matters of interest to them, and to enable us to take that feedback into consideration for our compensation decisions.

III.	COMPENSATION DETERMINATION PROCESS

Compensation Data; Independent Compensation Consultant

The Compensation Committee has the power to retain independent compensation consultants, legal counsel, or other advisors as it may deem appropriate to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of management of the Company. The Compensation Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. In connection with its need to review and modify our executive compensation program in connection with the Company’s merger with Cempra and acquisition from The Medicines Company, in December 2017, the Compensation Committee retained Radford, an Aon Company, as its independent compensation consultant. Radford reports directly to, and is directly accountable to, the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate and obtain the advice of Radford at the Company’s expense. The Compensation Committee selected Radford as consultants because of the firm’s expertise and reputation and the fact that Radford provides no services to the Company other than its services to the Compensation Committee, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. The Compensation Committee, with the assistance of its independent compensation consultant, monitors market compensation practices and developments, as well as the appropriateness of the various components of the executive pay program, as our business progresses and evolves with anticipated growth and changing market conditions.

In addition, in making determinations about executive compensation, our Compensation Committee believes that obtaining relevant market and benchmark data is very important. Collecting such information provides very helpful context and a solid reference point for making decisions, even though there are differences and unique aspects of the Company and its stage of development relative to other companies. Our Compensation Committee also considers corporate and individual performance, any shifts in the current or anticipated future domains and function of the executive officers and the input of other Company directors who are not members of the Compensation Committee.

More specifically, when our Compensation Committee makes decisions about the structure and component mix of our executive compensation program, it takes into consideration the amounts paid under, and the structure and components of, the executive compensation programs of other, comparable U.S. biotechnology and pharmaceutical companies, as derived from public filings and other sources. The Compensation Committee has worked with Radford to: assess our executive compensation philosophy, objectives and components; develop a peer group of companies for compensation comparison purposes; review considerations and market practices related to short-term cash incentive plans and long-term equity and other incentive plans, and trends in the biopharmaceutical industry, based in part on the Radford Global Life Sciences Survey; collect comparative compensation levels for each of our executive positions; assess our executives’ base salaries, short-term cash incentives and long-term equity compensation levels; review our equity compensation strategy, including the development of award guidelines; and review director compensation market practices among biopharmaceutical companies of comparable size and/or stage.

While the Compensation Committee takes into consideration the review and recommendations of Radford when making decisions about the Company’s executive compensation program, ultimately the Compensation Committee makes its own independent decisions about compensation matters.

The Compensation Committee has assessed the independence of Radford pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. Radford did not provide any services to the Company other than the services provided to the Compensation Committee as described herein and in the “Director Compensation” section.

Radford has conducted a review of its performance, and has prepared an independence letter for the Compensation Committee that provides assurances and confirmation of the consultant’s independent status under the standards. None of the Compensation Committee members and none of our executive officers or directors have any personal relationship with Radford. The Compensation Committee also determined that there were no other factors that should be considered in connection with the assessment or that were otherwise relevant to the engagement of Radford. On the basis of its consideration of the foregoing, the Compensation Committee concluded that there were no conflicts of interest, and that Radford is independent.

Peer Group

When making decisions related to executive compensation, the Compensation Committee considers peer group and other industry compensation data and the recommendations of Radford, as well as the competitiveness of our compensation program, viewed from a variety of perspectives, and individual circumstances.

During the first part of 2018, our Compensation Committee, with input from our compensation consultant, established a peer group of companies that have similar characteristics to our Company, in order to make compensation decisions for 2018. This peer group consisted primarily of biopharmaceutical companies with marketed pharmaceutical products, as well as a couple of companies at the New Drug Application stage, and has been used as a frame of reference for compensation levels within our industry and for informing compensation decisions.

The following companies located in North America constitute the peer group approved in January 2018. These companies were considered comparable to us in terms of their stage of development, revenues and number of employees.

Achaogen, Inc.	Omeros Corporation
Adamas Pharmaceuticals, Inc.	Osiris Therapeutics, Inc.
Collegium Pharmaceutical, Inc.	Pacira Pharmaceuticals, Inc.
Corium International, Inc.	PTC Therapeutics, Inc.
Eagle Pharmaceuticals, Inc.	Retrophin, Inc.
Enzo Biochem, Inc.	Spectrum Pharmaceuticals, Inc.
Flexion Therapeutics, Inc.	Supernus Pharmaceuticals, Inc.
Keryx Biopharmaceuticals, Inc.	Theravance Biopharma, Inc.
Lexicon Pharmaceuticals, Inc.	Vanda Pharmaceuticals Inc.

Our peer group is subject to change, and we expect that our Compensation Committee will continue to periodically review and update the list, as appropriate, according to the criteria listed above.

Determining Executive Compensation

Our Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs, and reviewing and approving, or recommending for approval by the board of directors, the compensation of our NEOs. The Compensation Committee exercises its judgment and experience when determining the particular component mix and amounts of compensation for each of our executive officers.

Our Compensation Committee’s approach to setting compensation for our executive officers is to consider market forms and levels of compensation, an executive officer’s responsibilities and contributions, and the objectives and overall progress of the Company. With the assistance of Radford, the Compensation Committee determined to establish a philosophy to target total compensation for our NEOs at the 50th percentile of the market, based on our peer group. Total compensation for this purpose is comprised of base salary, annual cash incentives and long-term equity incentives.

In addition to market benchmarking, as part of the process, our CEO will typically provide input and recommendations to the Compensation Committee on salary adjustments and target cash and equity incentive compensation levels for executive officers other than himself. The Compensation Committee will also consider the Company’s overall performance during the prior year, each executive’s individual contributions during the prior year, the individual’s annual performance reviews based on achievement of annual goals and other relevant market data. The Compensation Committee approves the overall compensation packages for each of our executive officers, including our CEO’s compensation package. When approving our CEO’s compensation package, the Compensation Committee meets with our independent compensation consultant, in an executive session, without management present. Our CEO does not have any control over setting the amount or mix of his compensation and is not present when the Compensation Committee discusses his compensation. With respect to new hires, our Compensation Committee considers an executive’s background, historical compensation and the role undertaken within the Company in lieu of prior year performance.

2018 Comprehensive Review and Restart of Equity Compensation Program

Having secured U.S. Food and Drug Administration, (“FDA”) approval of Baxdela, closed the merger with Cempra, and acquired the infectious disease business from The Medicines Company, we have become a leading antibiotics-focused company. In light of the new larger size and profile of the Company, in early 2018, we undertook a comprehensive review and restart of our executive and broad-based equity compensation strategies. As described above, we sought input from Radford regarding, among other things, executive compensation philosophy, equity compensation strategy, market practices related to long-term equity, and information regarding comparative equity awards received by, and stock ownership of, executives at companies in our peer group and our industry and at our current stage of development.

As part of this comprehensive review, our Compensation Committee decided that the 2018 target total direct compensation for our CEO and other NEOs would be determined with reference to the 50th percentile of compensation for executives holding similar positions at the companies in our compensation peer group and companies that had recently completed initial public offerings. Consistent with this approach, in connection with the restart, the Compensation Committee made initial grants of equity to the CEO, the NEOs and the other executive officers in amounts representing the greater of an annual equity grant that approximated the market 50th percentile, or an amount that brought the recipient, considering their existing holdings, up to the market 50th percentile for a new hire equity grant for their position. The Compensation Committee also considered the resulting total ownership of the recipient relative to the market 50th percentile, and in some cases, sized the award so as not to exceed the range of the market 50th percentile of ownership. These initial restart grants were in the form of time-vested options and were made subject to shareholder approval of the 2018 Stock Incentive Plan at the 2018 Annual Meeting of Shareholders.

The Compensation Committee has also taken note of the fact that as of the date of this filing, all of the stock options granted to the NEOs and other executive officers and employees are “underwater” (their exercise price is above the current trading price). After these 2018 restart grants, in 2019, the Compensation Committee intends to make annual grants to executive officers at the market 50th percentile.

IV.	COMPONENTS OF EXECUTIVE COMPENSATION

The primary elements of our executive compensation program are:

•	base salary;
•	annual performance-based cash incentive compensation; and
•	long-term equity incentive awards.

We also provide broad-based health and welfare benefits and severance and change in control benefits.

Our intention is to structure these components of our executive compensation program in a way that achieves the objectives of the program of linking pay to performance over both the short- and long-term, aligning executives’ interests with the interests of shareholders and attracting, motivating and retaining highly skilled and experienced executives.

Element	Description	Strategic Role
Base Salary	Fixed cash compensation. Targeted generally within the range of the market median based on each NEO’s individual performance, skills, experience and internal equity.	Base salaries provide stable compensation to executive officers, allow Melinta to attract and retain capable executive talent and maintain a stable management team.
Short-Term Incentives: Annual Performance-Based Cash Incentive Compensation	Annual cash incentives are awarded based on the achievement of corporate goals. Performance objectives are determined annually and generally incorporate specific milestones or other metrics.	Annual cash incentive amounts are designed to motivate executive officers to achieve key short-term milestones and measures.
Long-Term Incentives: Stock Options

Subject to time-based vesting conditions, stock options provide a right to purchase shares of the Company’s common stock at a specified price which is fixed at the time of grant during a specified period.

Stock options align the executive’s interest with shareholder interests because recipients only realize value from stock options if the value of the Company’s common stock increases above its value on the date the option was granted (which benefits all shareholders) and the recipient continues to provide services to the Company through the vesting period.

Discourages excessive risk taking.

Long-Term Incentives: RSUs	Subject to time-based vesting conditions, restricted stock units (RSUs) are contractual rights to receive a specified number of shares of the Company’s common stock at a future date.

Time-vested RSUs are “full value grants,” meaning that, upon vesting, the recipient is awarded the full share. As a result, while the value executives realize in connection with an award of RSUs does depend on our stock price, time-vested restricted stock units generally have some value even if the Company’s stock price significantly decreases following their grant. As a result, time-vested RSUs help to secure and retain executives and instill an ownership mentality, regardless of whether the Company’s stock price increases or decreases.

Discourages excessive risk taking.

Base Salary

We determine base salary amounts based on roles and responsibilities, skills, expertise, prior professional experience, achievements, educational background and seniority. For newly hired executive officers, we establish initial base salaries through arm’s-length negotiations at the time the executive is hired, considering the position, the executive’s experience, qualifications, and prior compensation salary. None of our executive officers is currently party to an employment agreement or offer letter that provides for automatic or scheduled increases in base salary.

In addition, the Compensation Committee considers a variety of other factors in determining both initial base salary levels and increases, including the executive’s performance and contributions during the prior year, performance over a period of years, promotion, general labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a Company, general salary trends in our industry and among our peer group, and where the executive’s salary falls within the salary range presented by those comparator groups. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors with other companies. We do not provide for any formulaic base salary increases for our NEOs.

NEOs	2018 ($)	2017 ($)
Daniel Wechsler(1)	572,000	550,000
Paul D. Estrem	365,084	333,410
Sue K. Cammarata, M.D.	446,437	433,434
Erin Duffy, Ph.D.	340,458	330,542
John Temperato	—	416,138

(1)

Effective November 3, 2017, in connection with the completion of the merger with Cempra, Mr. Wechsler was appointed President and CEO. The amount reflected in this table is annualized, and does not reflect the annual base salary actually earned by Mr. Wechsler with respect to 2017, which was prorated based on his period of employment with the Company.

Annual Cash Incentive

Following the merger with Cempra, in contemplating variable, at-risk annual cash incentives for our executive officers, our Compensation Committee took into account the review of considerations and market practices related to short-term cash incentive plans provided by Radford. Going forward, each executive officer will be eligible to receive annual performance-based cash incentive compensation in an amount based on a percentage of his or her base salary. Such annual incentives will reward our NEOs for the achievement of annual corporate objectives. For 2018, target percentages for annual performance-based cash incentive compensation for our executives range from 35% to 65% of base salary. The 2018 target percentages for annual cash incentives for our Current NEOs are set forth in the following table.

NEOs	2018 Target	2018 Maximum
Daniel Wechsler	65.0%	84.5%
Paul D. Estrem	40.0%	52.0%
Sue K. Cammarata, M.D.	40.0%	52.0%
Erin Duffy, Ph.D.	35.0%	45.5%
John Temperato	—	—

2017 Bonuses. In respect of 2017, a year during the majority of which Melinta was a private company, we paid annual bonuses to our NEOs based upon the achievement of significant milestones, performance or other factors. As described above in this “Compensation Discussion and Analysis,” between June 2017 and early 2018, the Company undertook a significant strategic transformation. We closed a merger with Cempra in November 2017, secured FDA approval of Baxdela in June 2017 and began marketing it in the U.S., and acquired the infectious disease business from The Medicines Company (announced in November 2017, closed in January 2018). At the time of this filing, the Company has become a leading antibiotics-focused Company. In light of the steps taken to effect this significant strategic transformation, the Compensation Committee evaluated the Current NEOs’ achievements, giving significant weight to the specific contributions of each Current NEO to Company-wide performance, as well as each Current NEO’s performance in their area of responsibility or function. In general, although each executive was eligible to earn an annual bonus equal to a certain percentage of his or her base salary, due to the unique nature of some of the elements of the strategic transformation that were executed in 2017, the Compensation Committee applied its judgement to determine bonus amounts based on a number of factors. By doing so, the Compensation Committee had the flexibility to take a holistic view of each Current NEO’s performance for the year, in contrast to an inflexible, formulaic approach that might not have accounted completely for certain intangible contributions, among other things. Based on the Compensation Committee’s evaluation of each Current NEO as described above, it awarded the following bonuses in 2017:

Name	2017 Bonus	Achievement or Performance Cited
Daniel Wechsler	$100,000	For performance as CEO (partial year of service).
Paul D. Estrem	$100,000	Efforts in connection with the merger with Cempra.
	$50,000	Efforts in connection with The Medicines Company transaction.
	$105,024	For performance as CFO.
Sue K. Cammarata, M.D.	$200,000	Efforts in connection with the New Drug Application approval of Baxdela.
	$50,000	Efforts in connection with the merger with Cempra.
	$130,030	For performance as Chief Medical Officer.
Erin Duffy, Ph.D.	$100,000	Efforts in connection with the merger with Cempra.
	$99,162	For performance as Chief Scientific Officer.
John Temperato	$100,000	Efforts in connection with the merger with Cempra.

Long-Term Equity Incentives

In connection with the process currently being undertaken by the Compensation Committee of making decisions about the structure and components of our executive compensation program, and in connection with obtaining the compensation advisory services of Radford, the Compensation Committee determined that, in addition to base salary and annual cash incentives, the third component of our executive compensation program will continue to be long-term equity incentives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives with those of our shareholders. In addition, we believe that equity awards that vest over time promote executive retention because the executives will only realize the value of the equity if they remain in our employment during the vesting period.

On April 20, 2018, our board of directors approved the Melinta Therapeutics, Inc. 2018 Stock Incentive Plan, or the 2018 Incentive Plan, and we are seeking the approval of our shareholders of the 2018 Incentive Plan at the 2018 Annual Meeting of Shareholders. The 2018 Incentive Plan will authorize the grant of stock options, restricted stock awards, RSUs, stock appreciation rights, performance awards and other awards that may be settled in or based upon our common stock.

We currently maintain the Melinta Therapeutics, Inc. 2006 Stock Plan, the 2011 Equity Incentive Plan, as amended (the “2011 Equity Incentive Plan”), and the Melinta Therapeutics, Inc. 2011 Equity Incentive Plan, as amended (the “Private Melinta 2011 Equity Incentive Plan”). Under these plans, we have granted various forms of equity compensation to our service providers, including our key employees, non-employee directors and consultants. We have historically granted mostly options to service providers, except for a grant of restricted stock units upon the hiring of our CEO in 2017, and grants of restricted stock units to Cempra employees prior to the closing of the Cempra merger.

Annual Equity Awards. Our 2011 Equity Incentive Plan allows the grant to officers and employees of stock options, as well as other forms of equity incentives, as part of our overall compensation program. Our practice has been to make annual stock option awards as part of our overall performance management program at the beginning of each calendar year. Typically, these grants have been made to ensure the executive officer’s average equity and option amounts were in line with similar positions at comparable companies. As with base salary and initial equity award determinations, a review of all components of the executive officer’s compensation was conducted when determining annual equity awards to ensure that an executive officer’s, including each NEO’s, total compensation conformed to our overall compensation philosophy and objectives.

Going forward, we intend to grant equity awards in the first quarter of each year in conjunction with our annual performance and compensation review cycle covering the prior year.

In determining the size of the annual equity awards granted to our NEOs, our Compensation Committee intends to consider recommendations developed by Radford, including information regarding comparative stock ownership of, and equity awards received by, executives at companies in our peer group and our industry and at our current stage of development. In addition, our Compensation Committee considers each executive’s individual performance, the amount of equity previously awarded to such executive and the future vesting of such awards, as well as our overall corporate performance and the executive’s potential for enhancing the creation of value for our shareholders. The Compensation Committee also plans to take into consideration the effects of the merger of Cempra with Melinta, as well as the acquisition of the infectious disease business from The Medicines Company, as a result of which the rights represented by stock options, RSUs and shares of stock held by NEOs and employees were diluted by more than half. The Compensation Committee has also taken note of the fact that as of the date of the filing of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, all of the stock options granted to the NEOs and other executive officers and employees are “underwater” (their exercise price is above the current trading price). The grant date fair values of equity awards granted to our NEOs are included in the amounts set forth in the “Summary Compensation Table” which immediately follows this “Compensation Discussion and Analysis” section.

Special Equity Awards. We might also make equity awards to certain of our NEOs and other employees other than the annual grants described above when specific circumstances warrant such grants. These situations might include grants upon promotion to a new position, or for purposes of recognizing the achievement of critical corporate objectives, or, if deemed necessary under the circumstances, for retention. In addition, we might make grants of equity to newly hired executive officers in connection with his or her commencement of employment on a case-by-case basis under the specific hiring circumstances. The size of each new hire grant is established through arm’s-length negotiations at the time the executive is hired, taking into account the position for which the executive is being considered and the executive’s qualifications, prior experience and equity holdings at prior companies, as well as external factors such as general labor market conditions and the relative ease or difficulty of replacing the executive with a well-qualified person. The new hire option award and RSUs granted to the CEO have the same vesting schedule as the annual awards.

Stock Options and RSUs. To date, given the Company’s current profile as one that has become a commercial stage company relatively recently, the Compensation Committee determined to use primarily stock options for the long-term equity portion of its compensation program. Subject generally to their providing services throughout the applicable vesting period, recipients only realize value from stock options if the value of our common stock increases over the value of our common stock on the date the option is granted or the assigned exercise price, if higher. Because the value of the award to the recipient is solely tied to an increase in the value of our common stock, the interests of recipients are aligned with those of shareholders. Also, options promote the long view and motivate and reward the recipient for Company performance not only over the vesting period, but also over the whole term of the option. The Compensation Committee might also incorporate restricted stock units, or RSUs, over time, as these “full value” awards encourage ownership and retention and tend to be more reflective of a company that is maturing, with multiple marketed products and a broader pipeline. The Compensation Committee might also consider performance awards once the Company becomes larger. In determining individual grant amounts for the CEO and the other Current NEOs, the Compensation Committee took into account several factors, including the effects of stock price volatility, striving to maintain a reasonable annual burn rate, delivering competitive equity levels, and considerations specific to each individual.

Typically, the stock options we have granted to our executive officers, including the RSUs we granted our Chief Executive Officer, vest with respect to 25% of the shares subject to the option or RSUs, as applicable, on the first anniversary of the grant date and, with respect to the remaining shares, in approximately equal monthly installments through the fourth anniversary of the grant date. Vesting ceases upon termination of employment, and exercise rights for options cease shortly after termination of employment. Prior to the exercise of a stock option or settlement of an RSU, the holder has no rights as a shareholder with respect to the shares subject to such option or RSU, including voting rights or the right to receive dividends or dividend equivalents; however, our CEO is entitled to dividend equivalents in connection with any dividends paid to shareholders of the Company during such vesting period; provided that any dividend equivalents paid with respect to unvested RSUs will be subject to the same vesting requirements as the underlying RSUs to which such dividend equivalents relate. To date, the Company has not paid dividends. We have historically granted stock options with exercise prices that are set at no less than the fair market value of shares of our common stock on the date of grant as determined by reference to the closing market price of our common stock on the date of grant or, with respect to grants under the Private Melinta 2011 Equity Incentive Plan, based on a valuation prepared by a third-party valuation firm.

Severance and Change in Control Benefits

Pursuant to employment agreements or arrangements we have entered into with our executive officers, our executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of Melinta. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to executive officers under various termination circumstances under the caption “Potential Payments on Termination and Change of Control” below.

We believe that providing these benefits helps us compete for executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives of our publicly traded peer companies.

We have structured our change in control benefits as “double trigger” benefits. In other words, the change in control does not itself trigger benefits. Rather, benefits are paid only if the employment of the executive officer is terminated in connection with the change in control or our CEO’s equity awards are not assumed in connection with such transaction. We believe that a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executive officers in the event of a friendly change in control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs.

V.	COMPENSATION PRIOR TO, AND IN CONNECTION WITH, THE MERGER WITH CEMPRA

Employment Agreement with New President and Chief Executive Officer, Daniel Wechsler

In connection with Mr. Wechsler’s employment, the Company entered into an employment agreement with Mr. Wechsler. For additional information, please see “Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table” below. Upon commencing employment on November 3, 2017, Mr. Wechsler received the following sign-on equity awards: (i) 183,661 time-vesting RSUs; and (ii) 550,981 options, with an exercise price of $11.65.

Compensation Arrangements Prior to the Merger with Cempra

Prior to the closing of the merger with Cempra on November 3, 2017, the principal components of the executive compensation program for the Former NEOs were base salary, annual bonus, and long-term incentive. Annual base salary increases, annual bonuses, and long-term incentives, to the extent granted, were generally implemented during the first calendar quarter of the year.

Annual Salaries. Cempra provided base salaries to the Former NEOs to compensate them for their services rendered during the fiscal year based on their position and scope of responsibilities, their prior experience and training, and competitive market compensation data Cempra reviewed for similar positions in Cempra’s industry.

Annual Cash Bonus. Cempra had also implemented an annual cash incentive performance program, under which annual corporate goals were proposed by management and approved by the compensation committee of Cempra’s board of directors, or the Cempra Committee, at the start of each calendar year. These corporate goals include the achievement of qualitative operational goals and predefined research and development milestones. Each goal was weighted as to importance by the Cempra Committee. The Former NEOs did not receive any amounts in respect of the annual cash bonus component of the program for 2017.

Long-Term Incentives. Cempra’s equity-based long-term incentive program was designed to align the Former NEOs’ long-term incentives with shareholder value creation. Cempra’s practice was to make annual stock option awards as part of Cempra’s overall performance management program at the beginning of each calendar year. In December 2016, Cempra also began granting restricted stock units as part of Cempra’s overall performance management program. Typically, these grants were made to ensure the Former NEO’s average equity and option amounts were in line with similar positions at comparable companies. As with base salary and initial equity award determinations, a review of all components of the Former NEO’s compensation was conducted when determining annual equity awards to ensure that total compensation conformed to Cempra’s overall philosophy and objectives. The Cempra Committee made 2017 grants to the Former NEOs as follows:

Name(1)	Stock options (#)	Grant date fair value ($)	Restricted stock units (#)	Grant date fair value ($)
David Zaccardelli, Pharm.D.	—	—	—	—
Mark Hahn	30,000	319,497	15,000	115,250
John Bluth	19,999	116,500	10,000	115,250
David Oldach, M.D.	30,000	319,497	15,000	115,250

(1)	All amounts presented reflect the 5-for-1 stock split effected on November 3, 2017, in connection with the merger with Cempra.

The stock options granted to each of Messrs. Hahn and Bluth and Dr. Oldach in January 2017 were initially scheduled to vest in equal monthly installments over a four-year period on each monthly anniversary of January 1, 2017, and the stock options granted to each of Messrs. Hahn and Bluth and Dr. Oldach in February 2017 were initially scheduled to vest in equal monthly installments over a four-year period on each monthly anniversary of February 23, 2017. The stock options granted to each of Messrs. Hahn and Bluth and Dr. Oldach were accelerated in connection with each such executive’s termination of employment pursuant to each executive’s separation agreement, as discussed in more detail below under “Potential Payments on Termination and Change of Control.”

The RSUs granted to each of Messrs. Hahn and Bluth and Dr. Oldach in January 2017 were initially scheduled to vest and settle on January 1, 2019 and the RSUs granted to each of Messrs. Hahn and Bluth and Dr. Oldach in February 2017 were initially scheduled to vest and settle on January 9, 2019. The RSUs granted to each of Messrs. Hahn and Bluth and Dr. Oldach were accelerated in connection with each such executive’s termination of employment pursuant to each executive’s separation agreement, as discussed in more detail below under “Potential Payments on Termination and Change of Control.”

David Zaccardelli Employment Agreement

In connection with the hiring of Dr. Zaccardelli as Acting Chief Executive Officer in December 2016, Cempra entered into an Executive Employment Agreement with him. For additional information, please see “Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table” below.

Severance and Change in Control Agreements with the Former NEOs

In connection with each Former NEO’s termination of employment, Cempra entered into severance agreements with such executive. For additional information, please see footnote (7) to the “Summary Compensation Table” below.

VI.	ADDITIONAL COMPENSATION POLICIES AND PRACTICES

Stock Ownership Guidelines

On February 25, 2016, Cempra adopted, and we are maintaining, stock ownership guidelines for certain executive officers and directors, with the objective of more closely aligning the interests of certain executive officers with those of our shareholders. The stock ownership guidelines will require the CEO to hold shares of our common stock with a market value of five times his annual base salary and will require the Chief Financial Officer, Chief Scientific Officer and Chief Medical Officer to hold stock valued at two times their respective annual base salaries. The stock ownership guidelines will be applicable at the later of (i) five years after the date the executive officer assumes his or her position or (ii) five years from the date of adoption of the stock ownership guidelines.

Current Position	Required Annual Base Salary Multiple
CEO	5x
All other executive officers	2x

Anti-Hedging and Anti-Pledging Policy

On September 25, 2015, Cempra’s board of directors adopted, and we are maintaining, an anti-hedging and anti-pledging policy. The anti-hedging and anti-pledging policy aligns the interests of our directors, executive officers and employees who are equity grant recipients with those of our shareholders. The policy prohibits our directors, executive officers and employees who are equity grant recipients from engaging in any transaction which could hedge or offset decreases in the market value of our common stock, including the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in our securities. Additionally, directors and executive officers are prohibited from pledging our securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

Compensation Risk Oversight

Our Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs, and reviewing and approving the compensation of our NEOs. In addition, our executive compensation programs and decisions have, as one of their objectives, to reduce incentives to expose Melinta to imprudent risks that might harm the Company or our shareholders. Our Compensation Committee has overseen the establishment of a number of governors and controls that address compensation-related risk and serve to mitigate such risk, including stock ownership guidelines for executive officers and directors and maintaining an anti-hedging and anti-pledging policy. As a result, the Compensation Committee has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

Accounting Considerations

We account for equity compensation paid to our employees in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”), which requires us to measure and recognize compensation expense in our financial statements for all stock-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Tax Considerations

Section 162(m) of the Internal Revenue Code, or Section 162(m), generally disallows public companies a tax deduction for compensation in excess of $1 million paid to their chief executive officers and three other highly compensated executive officers (other than the chief financial officer) unless an exemption applies. The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, beginning in 2018, expanded the scope of the executive officers subject to Section 162(m), or the Covered Employees, to include any individual who served as the chief executive officer or the chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the chief executive officer and the chief financial officer) for the taxable year, and now provides that once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Compensation Committee periodically reviews the potential consequences of Section 162(m) with respect to the elements of our compensation program; however, given that the impact of Section 162(m) on taxes currently payable by us is mitigated by our net operating loss carryforwards and, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interests of the company, the Compensation Committee has not limited compensation to those levels or types of compensation that would be deductible by us.

Benefits and Other Compensation

General. We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified employees. We maintain broad-based benefits that are provided to all employees, including medical, dental and group life insurance, accidental death and dismemberment insurance, long- and short-term disability insurance, and a 401(k) plan. All of our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Although we do not provide additional benefits or perquisites at this time, the Compensation Committee in its discretion may revise, amend or add to the NEOs’ benefits and perquisites if it deems it advisable.

Pension Benefits. We do not maintain any qualified or non-qualified defined benefit plans. As a result, none of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Non-qualified Deferred Compensation. None of our NEOs participate in or have account balances in nonqualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Compensation Committee Report

The Compensation Committee of the board of directors of Melinta Therapeutics, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Melinta’s management. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Melinta’s Annual Report on Form 10-K/A for the year ended December 31, 2017.

By the Compensation Committee of the board of directors of Melinta Corporation.

Cecilia Gonzalo, Chair John H. Johnson Thomas P. Koestler, Ph.D. Garheng Kong, M.D., Ph.D.

This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

Summary Compensation Table

The following table sets forth information concerning the compensation paid or accrued to the named executive officers in fiscal years 2017, 2016 and 2015.

Name and principal position(1)(2)(3)	Year	Salary ($)	Bonus ($)(4)	Stock awards ($)(5)	Option awards ($)(6)	Non-equity incentive plan compensation ($)	All other compensation ($)(7)	Total ($)
Daniel Wechsler
President and Chief Executive Officer	2017	87,788	100,000	2,139,651	4,605,480	—	22,307	6,955,226

Paul D. Estrem
Executive Vice President, Chief Financial Officer and Secretary	2017	333,410	255,024	—	73,185	—	10,791	672,410

Sue K. Cammarata, M.D.
Executive Vice President and Chief Medical Officer	2017	433,434	380,030	—	54,680	—	2,376	870,520

Erin Duffy, Ph.D.
Executive Vice President and Chief Scientific Officer	2017	330,542	199,162	—	65,867	—	—	595,571

John Temperato(8)
Former Executive Vice President and Chief Commercial Officer	2017	416,138	100,000	—	92,844	—	10,600	619,582

David Zaccardelli, Pharm.D.
Former Acting Chief Executive Officer	2017	456,231	—	—	—	—	1,871,992	2,328,223
	2016	32,884	—	385,000	826,554	—	—	1,244,438
Mark Hahn
Former Executive Vice President and Chief Financial Officer	2017	350,000	—	174,750	234,300	—	1,045,850	1,804,900
	2016	375,000	—	—	1,170,299	109,500	29,727	1,684,526
	2015	350,000	—	—	699,955	97,633	27,832	1,175,420
John Bluth
Former Executive Vice President, Investor Relations and Corporate Communications	2017	266,500	—	116,500	156,192	—	783,358	1,322,550

Name and principal position(1)(2)(3)	Year	Salary ($)	Bonus ($)(4)	Stock awards ($)(5)	Option awards ($)(6)	Non-equity incentive plan compensation ($)	All other compensation ($)(7)	Total ($)
	2016	108,330	—	—	628,997	31,633	6,938	775,898
David Oldach, M.D.
Former Chief Medical Officer	2017	350,000	—	174,750	234,300	—	1,074,401	1,833,451
	2016	350,000	—	—	900,243	96,600	25,304	1,372,147
	2015	300,000	—	—	347,237	84,210	23,090	754,537

(1)	This table includes compensation from the Company earned prior to and following the merger with Cempra.
(2)

Effective November 3, 2017, in connection with the completion of the merger with Cempra, Mr. Wechsler, Mr. Estrem, Dr. Cammarata, Dr. Duffy, and Mr. Temperato were appointed as our President and Chief Executive Officer, Executive Vice President, Chief Financial Officer and Secretary, Executive Vice President and Chief Medical Officer, Executive Vice President and Chief Scientific Officer, and Executive Vice President and Chief Commercial Officer, respectively. In accordance with SEC regulations, only compensation information for the fiscal year in which each executive became a named executive officer is included in the Summary Compensation Table.

(3)

Effective November 3, 2017, in connection with the completion of the merger with Cempra, Dr. Zaccardelli’s employment with the Company was terminated and each of Messrs. Hahn and Bluth and Dr. Oldach resigned as officers of the Company. Mr. Hahn’s and Dr. Oldach’s employment with the Company was terminated effective November 15, 2017. Mr. Bluth’s employment with the Company was terminated effective December 31, 2017. Dr. Zaccardelli continues to serve on our board of directors as a non-employee member.

(4)	The amounts reported in this column include the following payments with respect to 2017:
•	Dan Wechsler – A bonus equal to $100,000 earned in respect of Mr. Wechsler’s service in 2017 and paid in March 2018, which is equal to 112% of his base salary prorated for his partial year of service.
•

Paul D. Estrem – A one-time cash bonus equal to $100,000, paid in November 2017, in recognition of Mr. Estrem’s efforts in connection with the merger with Cempra, an additional one-time cash bonus equal to $50,000 paid in January 2018 in recognition of Mr. Estrem’s efforts in 2017 in connection with the acquisition of The Medicines Company, and an annual bonus equal to $105,024 earned in respect of Mr. Estrem’s service in 2017 and paid in March 2018.

•

Sue K. Cammarata, M.D. – A one-time cash bonus equal to $200,000 paid in June 2017, in connection with the New Drug Application approval of Baxdela™, which occurred on June 19, 2017, a one-time cash bonus equal to $50,000, paid in November 2017, in recognition of Dr. Cammarata’s efforts in connection with the merger with Cempra, and an annual bonus equal to $130,030 earned in respect of Dr. Cammarata’s service in 2017 and paid in March 2018.

•

Erin Duffy, Ph.D. – A one-time cash bonus equal to $100,000, paid in November 2017, in recognition of Dr. Duffy’s efforts in connection with the merger with Cempra, and an annual bonus equal to $99,162 earned in respect of Dr. Duffy’s service in 2017 and paid in March 2018.

•	John Temperato – A one-time cash bonus equal to $100,000, paid in November 2017, in recognition of Mr. Temperato’s efforts in connection with the merger with Cempra.

For additional information, please see “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Incentive” above.

(5)

The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our named executive officers during our fiscal year ended December 31, 2017, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. See note 12 to our consolidated financial statements for the fiscal year ended December 31, 2017, for a discussion of the assumptions used to calculate these values.

(6)

The amounts reported in this column represent the aggregate grant date fair value of the stock option awards granted to our named executive officers during our fiscal year ended December 31, 2017, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. See note 12 to our consolidated financial statements for the fiscal year ended December 31, 2017, for a discussion of the assumptions used to calculate these values. In addition, in connection with the termination of each of Dr. Zaccardelli’s, Messrs. Hahn’s and Bluth’s and Dr. Oldach’s employment, the Company approved an extension of the exercise period for the vested stock options held by each executive as of the date of such termination until the earlier of (x) the end of the twelve-month period following such termination, and (y) the stated expiration date of the stock options; however, due to the then current per share price of our common stock relative to each applicable exercise price, in accordance with FASB ASC Topic 718, no incremental accounting charge was required to be taken by the Company as a result of such extension.

(7)

The amounts reported in this column as earned by each named executive officer include the estimated cost of the following perquisites and other benefits received by our named executive officers in 2017:

	Severance(A)
Name	Base salary	Bonus	COBRA premiums	RSU acceleration(B)	Outplacement assistance	401(k) matching contribution	Reimbursement of advisor fees	Total
Daniel Wechsler	—	—	—	—	—	—	22,307	22,307
Paul D. Estrem	—	—	—	—	—	10,791	—	10,791
Sue K. Cammarata, M.D.	—	—	—	—	—	2,376	—	2,376
Erin Duffy, Ph.D.	—	—	—	—	—	—	—	—
John Temperato	—	—	—	—	—	10,600	—	10,600
David Zaccardelli, Pharm.D.	1,080,000	648,000	24,117	116,250	20,000	9,249	—	1,871,992
Mark Hahn	600,000	240,000	18,088	183,750	20,000	10,800	—	1,045,850
John Bluth	399,759	159,900	27,408	165,500	20,000	10,800	—	783,358
David Oldach, M.D.	600,000	240,000	27,408	183,750	20,000	10,800	—	1,074,401

(A)

For additional information regarding the payments and benefits paid in connection with Dr. Zaccardelli’s and Messrs. Hahn’s and Bluth’s and Dr. Oldach’s departure from the Company, please see “Potential Payments on Termination and Change of Control” below. We have included the full value of any COBRA reimbursements and outplacement assistance that were made available to each executive, although certain executives may elect not to utilize such benefits.

(B)

Amounts reported in this column were determined based on the closing sale price per share of Melinta common stock on the NASDAQ Global Market on the date each executive’s employment was terminated with respect to Dr. Zaccardelli, Mr. Hahn and Dr. Oldach, and as of January 2, 2018, with respect to Mr. Bluth.

(8)

Mr. Temperato’s employment with the Company ended on January 5, 2018. For additional information regarding the payments and benefits paid in connection with his departure from the Company, please see “Potential Payments on Termination and Change of Control” below.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards made to the named executive officers in 2017.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			Number of shares		Number of securities		Exercise or base price of	Grant date fair value of stock and
Name(1)	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	of stock or units (#)(2)		underlying options (#)(2)		option awards ($/Sh)(2)	option awards ($)(8)
Daniel Wechsler	11/3/2017	—	—	—	—	—	—	183,661	(3)	—		—	2,139,651
	11/3/2017	—	—	—	—	—	—	—		550,981	(5)	11.65	4,605,480
Paul D. Estrem	8/8/2017	—	—	—	—	—	—	—		5,214	(6)	20.97	73,185
Sue K. Cammarata, M.D.	8/8/2017	—	—	—	—	—	—	—		3,895	(6)	20.97	54,680
Erin Duffy, Ph.D.	8/8/2017	—	—	—	—	—	—	—		4,692	(6)	20.97	65,867
John Temperato	8/8/2017	—	—	—	—	—	—	—		6,615	(6)	20.97	92,844
David Zaccardelli, Pharm.D.	—	—	—	—	—	—	—	—		—		—	—
Mark Hahn	1/3/2017	—	—	—	—	—	—	10,000	(4)	—		—	116,500
	1/3/2017	—	—	—	—	—	—	—		6,250	(7)	15.00	48,813
	1/3/2017	—	—	—	—	—	—	—		18,750	(7)	15.00	146,438
	2/23/2017	—	—	—	—	—	—	5,000	(4)	—		—	58,250
	2/23/2017	—	—	—	—	—	—	—		501	(7)	15.75	3,913
	2/23/2017	—	—	—	—	—	—	—		4,499	(7)	15.75	35,137
John Bluth	1/3/2017	—	—	—	—	—	—	5,000	(4)	—		—	58,250
	1/3/2017	—	—	—	—	—	—	—		15,000	(7)	15.00	117,150
	2/23/2017	—	—	—	—	—	—	5,000	(4)	—		—	58,250
	2/23/2017	—	—	—	—	—	—	—		104	(7)	15.75	812
	2/23/2017	—	—	—	—	—	—	—		4,895	(7)	15.75	38,230
David Oldach, M.D.	1/3/2017	—	—	—	—	—	—	10,000	(4)	—		—	116,500
	1/3/2017	—	—	—	—	—	—	—		6,250	(7)	15.00	48,813
	1/3/2017	—	—	—	—	—	—	—		18,750	(7)	15.00	146,438
	2/23/2017	—	—	—	—	—	—	5,000	(4)	—		—	58,250
	2/23/2017	—	—	—	—	—	—	—		501	(7)	15.75	3,913
	2/23/2017	—	—	—	—	—	—	—		4,499	(7)	15.75	35,137

(1)

All stock options and restricted stock units granted to Dr. Zaccardelli and Messrs. Hahn and Bluth and Dr. Oldach were granted under the 2011 Equity Incentive Plan. All stock options granted to Mr. Estrem, Dr. Cammarata, Dr. Duffy and Mr. Temperato were granted under the Private Melinta 2011 Equity Incentive Plan. The stock option and restricted stock unit grants to Mr. Wechsler were made pursuant to the stock option and restricted stock unit inducement grant agreements entered into with Mr. Wechsler, in accordance with the provisions set forth in that certain employment agreement by and between the Company and Mr. Wechsler, dated October 30, 2017, and in accordance with the inducement grant exception under NASDAQ Listing Rule 5635(c)(4).

(2)	All amounts presented reflect the 5-for-1 stock split effected on November 3, 2017, in connection with the merger with Cempra.
(3)

The restricted stock units granted to Mr. Wechsler will become twenty-five percent vested on the first anniversary of Mr. Wechsler’s date of hire, with the remaining units vesting in equal monthly installments over the three-year period thereafter, subject to his continued service with the Company through such date. If the grant is not expressly assumed in a change in control, any then remaining unvested portion of such grant will become fully vested upon such change in control. The restricted stock unit grant entitles Mr. Wechsler to dividend equivalents in connection with any dividends paid to shareholders of the Company during such vesting period, provided that any dividend equivalents paid with respect to unvested restricted stock units will be subject to the same vesting requirements as the underlying restricted stock units to which such dividend equivalents relate, with the payment deferred and paid within ten days after such restricted stock units become vested.

(4)

The restricted stock units granted to each of Messrs. Hahn and Bluth and Dr. Oldach in January 2017 were initially scheduled to vest and settle on January 1, 2019, and the restricted stock units granted to each of Messrs. Hahn and Bluth and Dr. Oldach in February 2017 were initially scheduled to vest and settle on

January 9, 2019. The restricted stock units granted to each of Messrs. Hahn and Bluth and Dr. Oldach were accelerated in connection with each such executive’s termination of employment pursuant to each executive’s separation agreement, as discussed in more detail below under “Potential Payments on Termination and Change of Control.”

(5)

The stock options granted to Mr. Wechsler will become twenty-five percent vested and exercisable on the first anniversary of Mr. Wechsler’s date of hire, with the remaining stock options vesting in equal monthly installments over the three-year period thereafter, subject to his continued service with the Company through such date. If the grant is not expressly assumed in a change in control, any then remaining unvested portion of such grant will become fully vested upon such change in control.

(6)

The stock options granted to each of Mr. Estrem, Dr. Cammarata, Dr. Duffy and Mr. Temperato will become twenty-five percent vested and exercisable on the first anniversary of the date of grant, with the remaining stock options vesting in equal monthly installments over the three-year period thereafter, subject to the executive’s continued service with the Company through such date.

(7)

The stock options granted to each of Messrs. Hahn and Bluth and Dr. Oldach in January 2017 were initially scheduled to vest in equal monthly installments over a four-year period on each monthly anniversary of January 1, 2017, and the stock options granted to each of Messrs. Hahn and Bluth and Dr. Oldach in February 2017 were initially scheduled to vest in equal monthly installments over a four-year period on each monthly anniversary of February 23, 2017. The stock options granted to each of Messrs. Hahn and Bluth and Dr. Oldach were accelerated in connection with each such executive’s termination of employment pursuant to each executive’s separation agreement, as discussed in more detail below under “Potential Payments on Termination and Change of Control.”

(8)

The amounts reported in this column represent the aggregate grant date fair value of the stock option and restricted stock unit awards, as applicable, granted to our named executive officers during our fiscal year ended December 31, 2017, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. See note 12 to our consolidated financial statements for the fiscal year ended December 31, 2017, for a discussion of the assumptions used to calculate these values. In addition, in connection with the termination of each of Dr. Zaccardelli’s, Messrs. Hahn’s and Bluth’s and Dr. Oldach’s employment, the Company approved an extension of the exercise period for the vested stock options held by each executive as of the date of such termination until the earlier of (x) the end of the twelve-month period following such termination, and (y) the stated expiration date of the stock options; however, due to the then current per share price of our common stock relative to each applicable exercise price, in accordance with FASB ASC Topic 718, no incremental accounting charge was required to be taken by the Company as a result of such extension.

Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table

Executive Employment Agreements

Certain of the compensation paid to the named executive officers reflected in the Summary Compensation Table was provided pursuant to employment agreements or letter agreements with us, which are summarized below. In addition, with respect to our named executive officers, for a discussion of the potential payments and benefits that we would provide our currently employed named executive officers in connection with a termination of employment and/or a change in control of the Company and, with respect to our named executed officers who are no longer employed with us, for a discussion of the payments and benefits we have agreed to provide in connection with each executive’s respective termination of employment, please see “Potential Payments on Termination and Change of Control” below.

Daniel Wechsler. In connection with Mr. Wechsler’s employment, the Company entered into an employment agreement pursuant to which Mr. Wechsler is entitled to an annual base salary, currently $572,000. In addition, pursuant to his employment agreement, Mr. Wechsler is eligible to earn an annual bonus, initially set at a target equal to 60% of his base salary, with a maximum annual bonus opportunity to be set at a value not be less than 150% of his base salary; effective January 1, 2018, it was mutually agreed that Mr. Wechsler’s annual bonus would be set at a target equal to 65% of his base salary, with the maximum bonus opportunity equal to 84.5% of his base salary, in each case subject to the achievement of applicable Company and specific individual performance objectives for each fiscal year. Mr. Wechsler’s employment agreement provides that his annual bonus for 2017 could not be less than target, but would be prorated for the period in 2017 based on the number of days in the year actually worked. The bonus for 2017 actually paid to Mr. Wechsler was equal to 112% of his base salary, and was prorated based on the number of days in the year actually worked.

Paul D. Estrem; Sue K. Cammarata, M.D.; Erin Duffy, Ph.D.; John Temperato. Under the terms of each of Mr. Estrem’s, Dr. Cammarata’s, Dr. Duffy’s, and Mr. Temperato’s offer letters, each executive is or was to be employed on an “at-will” basis, as applicable. Currently, Mr. Estrem, Dr. Cammarata and Dr. Duffy earn a base salary of $365,084, $446,437 and $340,458, respectively, and each is eligible to earn an annual bonus equal to 30% of his or her base salary. During 2017, Mr. Temperato was eligible to earn a base salary equal to $416,138 and was eligible to earn an annual bonus equal to 50% of his base salary.

David Zaccardelli. In connection with the hiring of Dr. Zaccardelli as Acting Chief Executive Officer in December 2016, the Company entered into an employment agreement pursuant to which Dr. Zaccardelli was paid a base salary at the annual rate of $540,000 during his employment and was eligible for an annual incentive bonus for calendar years during his term, beginning in 2017, with a target bonus equal to 60% of his base salary. This bonus was subject to achievement of objectives established by the Company’s board of directors, consistent with those established for the Company’s senior management team.

The employment of Dr. Zaccardelli terminated in connection with the completion of the merger with Cempra, effective November 3, 2017. He continues to serve on our board of directors as a non-employee member, but did not receive any compensation for serving in that capacity while employed as the Company’s Acting Chief Executive Officer.

Stock Plan

During the fiscal year ended December 31, 2017, we granted stock options and restricted stock units to certain of our named executive officers. For a discussion of such stock option and restricted unit grants, please see “Components of Executive Compensation—Long-Term Equity Incentives” above.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table contains certain information concerning outstanding equity awards to acquire shares of our common stock held by each of our named executive officers as of December 31, 2017.

		Option awards					Stock awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(1)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Daniel Wechsler	11/3/2017(3)	—	—	—	—	—	183,661	2,901,844	—	—
	11/3/2017(4)	—	550,981	—	11.65	11/2/2027	—	—	—	—
Paul D. Estrem	8/8/2017(5)	—	5,214	—	20.97	8/7/2027	—	—	—	—
	9/1/2015(5)	5,630	3,379	—	36.25	8/31/2025	—	—	—	—
	4/8/2014(5)	20,220	1,839	—	27.52	4/7/2024	—	—	—	—
	12/17/2013(5)	25,793	—	—	17.04	12/16/2023	—	—	—	—
Sue K. Cammarata, M.D.	8/8/2017(5)	—	3,895	—	20.97	8/7/2027	—	—	—	—
	9/29/2015(5)	8,782	5,270		36.25	9/28/2025
	9/1/2015(5)	2,815	1,689	—	36.25	8/31/2025	—	—	—	—
	4/8/2014(5)	10,109	920	—	27.52	4/7/2024	—	—	—	—
	12/17/2013(5)	12,896	—	—	17.04	12/16/2023	—	—	—	—
Erin Duffy, Ph.D.	8/8/2017(5)	—	4,692	—	20.97	8/7/2027	—	—	—	—
	9/1/2015(5)	5,067	3,041	—	36.25	8/31/2025	—	—	—	—
	4/8/2014(5)	18,198	1,655	—	27.52	4/7/2024	—	—	—	—
	12/17/2013(5)	23,213	—	—	17.04	12/16/2023	—	—	—	—
John Temperato	8/8/2017(5)	—	6,615	—	20.97	8/7/2027	—	—	—	—
	3/22/2016(5)	33,061	39,074	—	38.00	3/21/2026	—	—	—	—
David Zaccardelli, Pharm.D.(6)	12/9/2016	29,999	—	—	38.50	12/8/2026	—	—	—	—
	8/10/2016	5,000	—	—	113.85	8/9/2026	—	—	—	—
Mark Hahn(6)	2/23/2017	5,000	—	—	15.75	2/22/2027	—	—	—	—
	1/3/2017	25,000	—	—	15.00	1/2/2027	—	—	—	—
	1/1/2016	11,931	—	—	155.65	12/31/2025	—	—	—	—
	1/1/2015	9,272	—	—	117.55	12/31/2024	—	—	—	—
	1/8/2014	11,999	—	—	65.50	1/7/2024	—	—	—	—
	1/18/2013	10,000	—	—	33.15	1/17/2023	—	—	—	—
	3/20/2012	4,999	—	—	38.10	3/19/2022	—	—	—	—
	12/8/2010	1,814	—	—	10.45	12/7/2020	—	—	—	—
	7/28/2010	1,528	—	—	10.45	7/28/2020	—	—	—	—
	2/2/2010	9,378	—	—	10.45	2/1/2020	—	—	—	—
John Bluth(6)(7)	2/23/2017	—	—	—	—	—	5,000	79,000	—	—
	2/23/2017	4,999	—	—	15.75	2/22/2027	—	—	—	—
	1/3/2017	—	—	—	—	—	5,000	79,000	—	—
	1/3/2017	15,000	—	—	15.00	1/2/2027	—	—	—	—
	8/5/2016	7,999	—	—	120.70	8/4/2026	—	—	—	—
David Oldach, M.D.(6)	2/23/2017	5,000	—	—	15.75	2/22/2027	—	—	—	—
	1/3/2017	25,000	—	—	15.00	1/2/2027	—	—	—	—
	1/1/2016	9,178	—	—	155.65	12/31/2025	—	—	—	—
	1/1/2015	4,599	—	—	117.55	12/31/2024	—	—	—	—
	1/8/2014	1,500	—	—	65.50	1/7/2024	—	—	—	—
	3/7/2013	2,000	—	—	33.20	3/6/2023	—	—	—	—
	1/18/2013	2,817	—	—	33.15	1/17/2023	—	—	—	—
	3/21/2012	3,999	—	—	37.35	3/20/2022	—	—	—	—
	3/1/2011	3,269	—	—	11.40	3/2/2021	—	—	—	—

(1)	All amounts presented reflect the 5-for-1 stock split effected on November 3, 2017, in connection with the merger with Cempra.
(2)

The market value was determined based on the closing sale price per share of Melinta common stock on the NASDAQ Global Market on December 29, 2017, the last trading day of fiscal year 2017, which was $15.80.

(3)

The restricted stock units granted to Mr. Wechsler will become twenty-five percent vested on the first anniversary of Mr. Wechsler’s date of hire, with the remaining units vesting in equal monthly installments over the three-year period thereafter, subject to his continued service with the Company through such date. If the grant is not expressly assumed in a change in control, any then remaining unvested portion of such grant will become fully vested upon such change in control. The restricted stock unit grant entitles Mr. Wechsler to dividend equivalents in connection with any dividends paid to shareholders of the Company during such vesting period, provided that any dividend equivalents paid with respect to unvested restricted stock units will be subject to the same vesting requirements as the underlying restricted stock units to which such dividend equivalents relate, with the payment deferred and paid within ten days after such restricted stock units become vested.

(4)

The stock options granted to Mr. Wechsler will become twenty-five percent vested and exercisable on the first anniversary of Mr. Wechsler’s date of hire, with the remaining stock options vesting in equal monthly installments over the three-year period thereafter, subject to his continued service with the Company through such date. If the grant is not expressly assumed in a change in control, any then remaining unvested portion of such grant will become fully vested upon such change in control.

(5)

The stock options granted to each of Mr. Estrem, Dr. Cammarata, Dr. Duffy and Mr. Temperato will become twenty-five percent vested and exercisable on the first anniversary of the date of grant, with the remaining stock options vesting in equal monthly installments over the three-year period thereafter, subject to the executive’s continued service with the Company through such date.

(6)

The stock options granted to each of Dr. Zaccardelli, Messrs. Hahn and Bluth, and Dr. Oldach became fully vested and exercisable, on November 3, 2017, with respect to Dr. Zaccardelli, and on November 15, 2017, with respect to Mr. Hahn and Dr. Oldach, and December 31, 2017, with respect to Mr. Bluth, in each case, in connection with the executive’s termination of employment.

(7)	The restricted stock units granted to Mr. Bluth became fully vested on December 31, 2017, in connection with Mr. Bluth’s termination of employment, and were settled on January 2, 2018.

Option Exercises and Stock Vested Table

The following table contains information concerning the vesting of stock awards held by our named executive officers during the fiscal year ended December 31, 2017. There were no exercises of stock options by the named executive officers in 2017.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Daniel Wechsler	—	—	—	—
Paul D. Estrem	—	—	—	—
Sue K. Cammarata, M.D.	—	—	—	—
Erin Duffy, Ph.D.	—	—	—	—
John Temperato	—	—	—	—
David Zaccardelli, Pharm.D.(2)	—	—	10,000	116,250
Mark Hahn(2)	—	—	15,000	183,750
John Bluth	—	—	—	—
David Oldach, M.D.(2)	—	—	15,000	183,750

(1)	The value realized on vesting is calculated by multiplying the number of shares of common stock acquired on vesting by the closing price of our common stock on the vesting date.
(2)

Certain of Dr. Zaccardelli’s, Messrs. Hahn’s and Bluth’s, and Dr. Oldach’s restricted stock units vested in connection with each such executive’s termination of employment pursuant to each executive’s separation agreement, as discussed in more detail below under “Potential Payments on Termination and Change of Control.”

Pension Benefits

We do not currently sponsor or maintain any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.

Non-Qualified Deferred Compensation

We do not currently sponsor or maintain any non-qualified defined contribution or other non-qualified deferred compensation plans for employees.

Potential Payments on Termination and Change of Control

The following summaries describe, with respect to our named executive officers, the potential payments and benefits that we would provide our currently employed named executive officers in connection with a termination of employment and/or a change in control of the Company and, with respect to our named executive officers who are no longer employed with us, the payments and benefits we have agreed to provide in connection with each executive’s respective termination of employment.

Daniel Wechsler. Under the terms of Mr. Wechsler’s employment agreement, if the Company terminates Mr. Wechsler’s employment without cause or if he terminates his employment with the Company for good reason in accordance with the terms of his employment agreement, subject to Mr. Wechsler’s execution of a release of claims, he will be entitled to receive severance equal to:  (i) an amount equal to one and one-half times his then annual base salary and target annual bonus (provided that such multiple will be equal to two if the date of such termination occurs within three months prior to or twelve months following a change in control), payable in equal installments over eighteen months in accordance with the Company’s payroll practices; (ii) a prorated annual bonus for the year in which such termination occurs, based on actual performance; and (iii) reimbursement for the employer portion of the premium costs of his COBRA continuation coverage until the earlier of (x) the end of the eighteen-month period following such qualifying termination, and (y) the date Mr. Wechsler becomes eligible for coverage under another group health plan. In addition, if such termination of Mr. Wechsler’s employment by the Company without cause or by Mr. Wechsler with good reason occurs within three months prior to or twelve months following a change in control, all of his then outstanding equity awards subject to solely service-based vesting will become fully vested. In connection with any termination of Mr. Wechsler’s employment due to death or disability, he is entitled to a prorated bonus for the year in which such termination occurs, based on actual performance. In addition, if either of the inducement equity awards granted to Mr. Wechsler is not expressly assumed in a change in control, any then remaining unvested portion of such grants will become fully vested upon such change in control.

Mr. Wechsler also entered into an Employee Noncompetition, Nondisclosure and Developments Agreement pursuant to which he is subject to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, an invention assignment provision, and covenants not to compete or to solicit our employees or customers while employed with the Company and for eighteen months following any termination of employment.

Paul D. Estrem; Sue K. Cammarata, M.D.; Erin Duffy, Ph.D. Each of Mr. Estrem, Dr. Cammarata, and Dr. Duffy has entered into a severance agreement, pursuant to which if the Company terminates the executive’s employment without cause or if the executive terminates his or her employment with the Company for good reason in accordance with the terms of the separation agreement, subject to his or her execution of a release of claims, the executive will be entitled to severance equal to:  (i) continued payment of the executive’s base salary for a twelve-month period; (ii) reimbursement for the employer portion of the premium costs of the executive’s COBRA continuation coverage, until the earlier of (x) the end of the twelve-month period following such qualifying termination, and (y) the date the executive becomes eligible for coverage under another group health plan; and (iii) if such qualifying termination occurs within six months of a change in control, a prorated annual bonus for the year in which such termination occurs.

Each of Mr. Estrem, Dr. Cammarata, and Dr. Duffy has also entered into an Employee Noncompetition, Nondisclosure and Developments Agreement pursuant to which the executive is subject to customary confidentiality restrictions that apply during the executive’s employment and indefinitely thereafter, an invention assignment provision, and covenants not to compete or to solicit our employees or customers while employed with the Company and for twelve months following any termination of employment.

John Temperato. On December 28, 2017, we entered into a separation and release agreement with Mr. Temperato, pursuant to which his employment ended on January 5, 2018. Pursuant to the terms of the separation agreement, in consideration for his release of claims and continued compliance with his covenants not to compete or to solicit the Company’s employees or customers, in each case, for a twelve-month period following his termination of employment, the Company will pay Mr. Temperato an amount equal to:  (i) continued payment of his base salary for a twelve-month period; (ii) reimbursement for the employer portion of the premium costs of his COBRA continuation coverage until the earlier to occur of (x) the end of the twelve month period following his termination of employment, and (y) the date he becomes eligible for coverage under another group health plan; and (iii) an additional payment equal to $208,068, representing the value of the annual bonus Mr. Temperato would have been eligible to earn with respect to performance in 2017. Consistent with the benefit provided to the other executive officers, notwithstanding the terms of his separation agreement, we have agreed to reimburse Mr. Temperato for the full cost of his COBRA continuation coverage.

David Zaccardelli Pharm.D.; Mark Hahn; John Bluth; David Oldach, M.D. In connection with the termination of the employment of Dr. Zaccardelli, Messrs. Hahn and Bluth, and Dr. Oldach, upon the date of their respective termination, the Company and each of Dr. Zaccardelli, Messrs. Hahn and Bluth, and Dr. Oldach entered into a separation and release agreement. In consideration for the executive’s release of claims and continued compliance with his covenants not to compete or to solicit the Company’s employees or customers, in each case, for an eighteen-month period following his termination of employment, the Company will pay each executive an amount equal to (i) continued payment of his base salary for an eighteen-month period (twenty-four months in the case of Dr. Zaccardelli); (ii) a lump sum amount equal to one and one half times his target bonus for 2017 (two times in the case of Dr. Zaccardelli); and (iii) reimbursement for the entire cost of his COBRA continuation coverage until the earlier to occur of (x) the end of the eighteen-month period following his termination date, and (y) the date he becomes eligible for coverage under another group health plan. In addition, the Company will provide outplacement assistance through a service provider selected by the Company for a period of eighteen months. The vesting of all outstanding and unvested stock options and restricted stock units held by the executive was accelerated and, if applicable, became immediately and fully exercisable. The exercise period for any of the executive’s stock options that vested prior to his termination date, or pursuant to his separation agreement, was extended through the date that is twelve months following his termination date, but in no event beyond the original expiration date of the each affected stock option. At the time of this filing, the exercise prices of all of the stock options held by Dr. Zaccardelli, Messrs. Hahn and Bluth, and Dr. Oldach were above the fair market value of such shares. Dr. Zaccardelli continues to serve as a non-employee member of our board of directors.

The table below reflects the amount of compensation and benefits payable to each named executive officer currently employed with us in the event of:  (i) a termination of the executive’s employment by the Company without cause or by the executive for good reason; (ii) a termination of the executive’s employment by the Company without cause or by the executive for good reason, with respect to Mr. Wechsler within three months prior to or twelve months following a change in control, and with respect to Mr. Estrem, Dr. Cammarata and Dr. Duffy, within six months following a change in control; and (iii) with respect to Mr. Wechsler, a termination of his employment in connection with his death or disability.

Name	Benefit	Termination without cause or resignation for good reason ($)(1)	Termination without cause or resignation for good reason in connection with a change in control ($)(1)	Death or disability ($)(1)	Change in control (2)
Daniel Wechsler	Cash payment	1,320,000	1,760,000	—	—
President and Chief Executive	Bonus	53,342	53,342	53,342	—
Officer	Continuation of benefits	15,746	15,746	—	—
	Vesting of Options and RSUs	—	5,188,414	—	5,188,414
	Total	1,389,088	7,017,502	53,342	5,188,414
Paul D. Estrem	Cash payment	333,410	333,410	—	—
Executive Vice President, Chief	Bonus	—	100,023	—	—
Financial Officer and Secretary	Continuation of benefits	18,220	18,220	—	—
	Total	351,630	451,653	—	—
Sue K. Cammarata, M.D.	Cash payment	433,433	433,433	—	—
Executive Vice President and	Bonus	—	130,030	—	—
Chief Medical Officer	Continuation of benefits	790	790	—	—
	Total	433,512	563,542	—	—
Erin Duffy, Ph.D.	Cash payment	330,541	330,541	—	—
Executive Vice President and	Bonus	—	99,162	—	—
Chief Scientific Officer	Continuation of benefits	6,245	6,245	—	—
	Total	336,786	435,948	—	—

(1)	The severance amounts reported are based on the base salaries in effect on December 31, 2017.
(2)	Amounts reported in this column assume that any equity awards are not assumed by an acquirer in connection with a change in control.

CEO Pay Ratio – Annualized Approach

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer annual total compensation to the annual total compensation of our median employee.

During fiscal year 2017, the principal executive officer (“PEO”), of Melinta as of the determination date, December 31, 2017, was our President and Chief Executive Officer, Mr. Dan Wechsler. For 2017, the annual total compensation for Mr. Wechsler, as reported in the Summary Compensation Table, was $6,955,227. We note that a substantial portion of our President and CEO’s total compensation for 2017 was the sign-on equity awards he received in accordance with his employment agreement, which had a grant date fair value of $6,745,131. However, because Mr. Wechsler became our President and Chief Executive Officer on November 3, 2017, and served as our PEO for fewer than two months of the year, for purposes of calculating the PEO pay ratio, we annualized Mr. Wechsler’s base salary to $550,000 in accordance with SEC rules to estimate the compensation that he likely would have received if he had served as CEO for the entire year.

As a result, Mr. Wechsler’s compensation as CEO, for purposes of this pay ratio disclosure, was $7,417,439. The annual total compensation for our median employee was $215,327, annualized in a manner resulting in a pay ratio of approximately 34 to 1.

To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2017. In making this determination, we annualized the compensation of 91 full-time and part-time permanent employees who were employed on December 31, 2017, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees. We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION

Director Compensation in Fiscal 2017

The following table shows the compensation earned by each non-employee director of Melinta for the year ended December 31, 2017.

Name(1)	Fees earned or paid in cash ($)(2)	Option awards (3)(4)($)	All other compensation ($)	Total ($)
Michael R. Dougherty	46,292	31,699	—	77,991
Kevin T. Ferro	—	—	—	—
Jay Galeota	—	—	—	—
David Gill	50,500	31,699	—	82,199
Dov A. Goldstein, M.D.	42,083	31,699	—	73,782
Cecilia Gonzalo	—	—	—	—
John H. Johnson	37,875	31,699	—	69,574
Richard Kent, M.D.	37,875	31,699	—	69,574
Thomas Koestler, Ph.D.(5)	—	—	—	—
Garheng Kong, M.D., Ph.D.	82,063	38,038	—	120,101
P. Sherill Neff	37,875	31,699	—	69,574
David Zaccardelli, Pharm.D.(6)	—	—	—	—

(1)

Effective November 3, 2017, in connection with the merger with Cempra, Michael Dougherty, Dov A. Goldstein, M.D., Richard Kent, M.D. and P. Sherrill Neff each resigned from our board of directors, and Kevin T. Ferro, Jay Galeota, Cecilia Gonzalo and Thomas P. Koestler, Ph.D. were appointed to our board of directors.

(2)

The reported amounts represent fees earned under our non-employee director compensation program between January 1, 2017, through November 3, 2017. As discussed below, following the merger with Cempra on November 3, 2017, our director compensation program was suspended pending a review of the program. Fees earned by each non-employee member of our board of directors were pro-rated for any partial period of service.

(3)

The reported amounts represent the aggregate grant date fair value of the stock option awards granted to non-employee directors during our fiscal year ended December 31, 2017, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. See note 12 to our consolidated financial statements for the fiscal year ended December 31, 2017, for a discussion of the assumptions used to calculate these values. Our compensation committee approved an extension of the exercise period for stock options held by members of our board of directors who resigned in connection with the merger with Cempra to the earlier of (x) November 3, 2018, and (y) the stated expiration date of the stock options, however, due to the then current per share price of our common stock relative to each applicable exercise price, in accordance with FASB ASC Topic 718, no incremental accounting charge was required to be taken by the Company as a result of such extension.

(4)	The non-employee members of our board of directors held the following aggregate number of unexercised stock options as of December 31, 2017:

Name	Aggregate number of options outstanding as of December 31, 2017
Michael R. Dougherty	17,000
Kevin T. Ferro	—
Jay Galeota	—
David Gill	20,000
Dov. A Goldstein, M.D.	7,832
Cecilia Gonzalo	—
John H. Johnson	23,756
Richard Kent, M.D., Ph.D.	15,000
Thomas Koestler, Ph.D.	19,876
Garheng Kong, M.D., Ph.D.	27,356
P. Sherill Neff	18,000
David Zaccardelli, Pharm.D.	34,999

(5)

Dr. Koestler served on the board of directors of Melinta Therapeutics, Inc. prior to the merger with Cempra, and earned a cash retainer equal to $84,167 during 2017 for such service. Dr. Koestler also earned an additional consulting fee equal to $42,083 in connection with his provision of consulting services from time to time. In addition, on August 8, 2017, Dr. Koestler received a grant of stock options with an aggregate grant date fair value equal to $23,434, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. See note 12 to our consolidated financial statements for the fiscal year ended December 31, 2017, for a discussion of the assumptions used to calculate this value.

(6)

Dr. Zaccardelli resigned as our Acting Chief Executive Officer on November 3, 2017. Dr. Zaccardelli’s compensation for his service as an employee is included in the table titled “Summary Compensation Table” above.

Director Compensation

Prior to the merger with Cempra, our board of directors had determined that compensation for our directors should be a mix of cash and equity-based compensation comprised of:

•	An annual cash retainer for all members of our board of directors equal to $40,000;
•	An additional annual cash retainer for the non-executive chair of our board of directors equal to $35,000;
•	An additional annual cash retainer for the chair of each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee equal to $20,000, $12,500, and $10,000, respectively;
•

An additional annual retainer for members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee (other than the chair of each such committee) equal to $10,000, $5,000, and $5,000, respectively;

•	An initial grant of 25,000 stock options when first appointed to our board of directors and thereafter annual grants of 15,000 stock options; and
•	An additional annual grant of 3,000 stock options for the chair of our board, if not a named executive officer.

Following the merger, we suspended our director compensation program in order to assess it in light of the significant strategic transformation. During the first quarter of 2018, with the assistance of Radford, an independent compensation consultant, the Compensation Committee reviewed our non-employee director compensation program against the peer group approved in January 2018 with the goal of aligning director compensation at the 50th percentile of the peer group. For a discussion of the peer group, see “Compensation Discussion and Analysis—Compensation Determination Process—Peer Group”. The Compensation Committee’s review confirmed that our director compensation program compared to our peers was below the 50th percentile in several respects. As a result, Radford proposed that the annual cash retainer be increased from $40,000 to $45,000, that the additional annual cash retainer for the chair of the board be reduced from $35,000 to $25,000, that the additional annual cash retainer for the chair of the Compensation Committee be increased from $12,500 to $14,000 and that the additional retainer for members of the Compensation Committee be increased from $5,000 to $7,000. In addition, Radford recommended that the additional annual grant for the chair of the board be eliminated.

The Compensation Committee considered Radford’s recommendation and recommended to the board of directors, and our board of directors approved, that effective for fiscal 2018, each non-employee director will receive the following compensation for service on our board of directors:

•	An annual cash retainer for all members of our board of directors equal to $45,000;
•	An additional annual cash retainer for the chair of the board equal to $25,000;
•	An additional annual cash retainer for the chair of each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee equal to $20,000, $14,000, and $10,000, respectively;
•

An additional retainer for members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee (other than the chair of each such committee) equal to $10,000, $7,000, and $5,000, respectively; and

•	An initial grant of 25,000 stock options when first appointed to our board of directors that vests over a period of three years and thereafter annual grants of 15,000 stock options.

Because most of the current members of the board of directors do not have any equity ownership and the remaining directors hold underwater stock options, Radford also recommended, and our board of directors approved, that all of the directors receive an initial grant of stock options in fiscal 2018 vesting over three years, and a pro-rata annual grant covering the period from the closing of the merger through the date of our 2018 Annual Meeting of Shareholders vesting on the first anniversary of the grant date.

Director Stock Ownership Guidelines

We have stock ownership guidelines for directors, which were updated by our compensation committee in March 2018 and further our goal of more closely aligning the interests of our directors and shareholders. The stock ownership guidelines require each of our directors to hold Melinta common stock (including unvested shares of time-based restricted stock and vested in-the-money stock options) with a market value equal to three times his or her then-current annual cash retainer (or such lesser amount as the director has been granted to date). The stock ownership guidelines will be applicable at the later of (i) five years after the date the director assumes his or her position or (ii) February 16, 2021, which is the date five years from the date the stock ownership guidelines were originally adopted. Directors generally are not permitted to sell any of the equity granted to them unless they have met their ownership requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Kong, Richard Kent and P. Sherrill Neff served as members of the Compensation Committee in 2017 until the closing of the Merger in November 2017. After the closing of the Merger in November 2017, the Compensation Committee consisted of Ms. Gonzalo, Dr. Koestler, Dr. Kong, and Mr. Johnson. None of the members who served on the Compensation Committee during 2017 was at any time during 2017 or at any other time an officer or employee of the Company. Dr. Koestler is an Executive Director, and Ms. Gonzalo is a Managing Director, of Vatera Holdings LLC, which is a principal beneficial owner of the Company’s common stock and party to certain agreements with the Company as further described under “Certain Relationships and Related Party

Transactions” on page 35. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

SHAREHOLDER COMMUNICATIONS

Shareholders may send any communications regarding Melinta business to Melinta’s board of directors in care of Melinta’s Corporate Secretary at Melinta’s offices located at 300 Tri-State International, Suite 272, Lincolnshire, IL, 60069. Melinta’s Corporate Secretary will forward all such communications to the addressee.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

AND MANAGEMENT OF MELINTA

Principal Shareholders

The table below sets forth information as of April 27, 2018, regarding the beneficial ownership of our common stock by:

•	Each person known by us to beneficially own more than 5% of our outstanding common stock
•	Each of our directors
•	Each of our NEOs; and
•	All of our directors and executive officers as a group

Name of Beneficial Owner	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned
5% and Greater Shareholders
Vatera Healthcare Partners LLC(1)	8,507,237	27.1%
The Medicines Company(2)	3,313,702	10.6%
Deerfield(3)	3,127,846	9.9%
Malin Life Sciences Holdings(4)	1,557,628	5.0%
Executive Officers and Directors
Daniel Wechsler(5)	—	0.0%
David Gill(6)	21,000	*
Paul Estrem(6)	54,233	*
John H. Johnson(6)	25,756	*
Garheng Kong, M.D., Ph.D.(6)	27,922	*
Sue Cammarata, M.D.(6)	37,068	*
David Zaccardelli, Pharm.D.(7)	44,999	*
Erin Duffy, Ph.D.(6)	48,809	*
Kevin T. Ferro(1)	8,507,237	27.1%
Jay Galeota	—	0.0%
Cecilia Gonzalo(1)	—	0.0%
Thomas P. Koestler, Ph.D.(1)(6)	11,758	*
All directors and current executive officers as a group (13 persons)	8,778,782	27.8%

*	Indicates beneficial ownership of less than 1%.
(1)

The address for Vatera is c/o Vatera Holdings LLC, 499 Park Avenue, 23rd Floor, New York, NY 10022. Each of Thomas Koestler, Ph.D., Kevin Ferro and Cecilia Gonzalo presently serves on the Company’s board of directors. Kevin Ferro is Chairman of the Board of the Company. Kevin Ferro is the Chief Executive Officer, Chief Investment Officer and the managing member of Vatera Holdings LLC, the manager of Vatera, and by virtue of that position, may be deemed to have beneficial ownership of the shares of Vatera. Mr. Ferro disclaims beneficial ownership of the shares held by Vatera except to the extent of his pecuniary interest therein. Dr. Koestler is an Executive Director, and Ms. Gonzalo is a Managing Director, of Vatera Holdings LLC.

(2)	Based on Schedule 13G filed with the SEC on January 11, 2018. The address of The Medicines Company is 8 Sylvan Way, Parsippany, NJ 07054.
(3)

Based on 13G filed with the SEC on January 9, 2018. The amount includes (i) 2,150,394 shares of common stock held by Deerfield Private Design Fund IV, L.P., (ii) 651,530 shares of common stock held by Deerfield Private Design Fund III, L.P., and (iii) 325,922 shares of common stock held by Deerfield Special Situations

Fund, L.P. The address of Deerfield is c/o Deerfield Mgmt., L.P. 780 Third Avenue, 37th Floor, New York, NY 10017.
(4)	The address for Malin Life Sciences Holdings is 2 Harbour Square, Crofton Road, Dun Laoghaire, Co. Dublin Ireland.
(5)

Pursuant to the terms of Mr. Wechsler’s employment agreement with the Company, Mr. Wechsler has been granted an employee inducement award of an option to purchase 550,981 shares of Melinta common stock at an exercise price of $11.65, and a restricted stock unit award for 183,661 shares of Melinta common stock. The stock option and restricted stock unit grant will become 25% vested on the one year anniversary of Mr. Wechsler’s date of hire, with the remaining shares vesting in equal monthly installments thereafter over the next three years, subject to his continuing service with the Company.

(6)	Consists of shares issuable upon the exercise of options exercisable within 60 days of April 27, 2018.
(7)	Consists of shares issuable upon the exercise of 34,999 options exercisable within 60 days of April 27, 2018, and 10,000 restricted stock units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors and executive officers and certain persons holding more than 10% of our outstanding common shares are required to report their initial ownership of common shares and any subsequent changes in that ownership to the SEC. Specific filing dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any failure by such persons to file these reports in a timely manner during 2017. Based upon our review of copies of Forms 3, 4 and 5 furnished to us and the written representations we received from each of our directors and executive officers that no Forms 5 were required, we believe that all Section 16(a) reports were filed timely in 2017.

WHERE YOU CAN FIND MORE INFORMATION

Melinta files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information Melinta files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review Melinta’s electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on Melinta’s website at http://www.melinta.com. Information included on Melinta’s website is not a part of this proxy statement.

You should rely only on the information contained in this proxy statement or on information to which Melinta has referred you. Melinta has not authorized anyone else to provide you with any information.

HOUSEHOLDING

Melinta has adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of the proxy statement and accompanying materials, unless Melinta is notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce Melinta’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold Melinta stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Computershare Investor Services by mail at P.O. Box 505008, Louisville, Kentucky 40233-9814.

If you participate in householding and wish to receive a separate copy of the proxy statement and accompanying materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company N.A., as indicated above.

If you are a beneficial owner, you can request information about householding from the organization that holds your shares.

FUTURE SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at Melinta’s annual meeting of shareholders to be held in 2019 must be received by Melinta no later than January 11, 2019, which is the date that is 120 calendar days before the first anniversary of the date that this proxy statement was mailed to shareholders in connection with the previous year’s annual meeting, in order to be included in Melinta’s proxy statement and form of proxy relating to that meeting, unless the date of the 2019 annual meeting of shareholders is changed by more than 30 days from the anniversary of Melinta’s 2018 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before Melinta begins to print and send Melinta’s proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under Melinta’s bylaws, shareholder proposals to be considered at Melinta’s next annual meeting must be received by Melinta not later than 60 days prior to that meeting. All submissions must comply with all of the requirements of Melinta’s bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to Paul Estrem, Corporate Secretary, Melinta Therapeutics, Inc., 300 Tri-State International Suite 272, Lincolnshire, IL, 60069.

Management’s proxy holders for the next annual meeting of shareholders will have discretion to vote proxies given to them on any shareholder proposal of which Melinta does not have notice prior to March 27, 2019, which is 45 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2019 annual meeting of shareholders is changed by more than 30 days from the anniversary of Melinta’s 2018 Annual Meeting, in which case the deadline will be a reasonable time before Melinta begins to print and send the proxy materials.

DIRECTIONS TO 2018 ANNUAL MEETING AT HYATT REGENCY MORRISTOWN

Driving directions (from I-287)

Take exit 36B for W/ Lafayette Ave. Turn right onto Morris St. Morris St. turns right and becomes E. Park Pl. Make a slight right onto Speedwell Ave. The Hyatt Regency Morristown is 0.2 miles ahead on your right.

Annex 1

Melinta Therapeutics, Inc.
2018 Stock Incentive Plan

1.Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders.  The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of shareholder value.

The Plan succeeds the Prior Plan for Awards granted after the Effective Date.  Effective upon shareholder approval of the Plan, no additional awards will be made under the Prior Plan, and the Prior Plan will be terminated.  The adoption and effectiveness of the Plan will not affect the terms or conditions of any awards granted under the Prior Plan on or prior to the Effective Date.  If the Plan is not approved by the Company’s shareholders at the Company’s 2018 Annual Meeting of Shareholders, then the Plan will be null and void in its entirety and the Prior Plan will not be terminated.

2.Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b)“Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under the Plan.

(c)“Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

(d)“Board” means the Board of Directors of the Company.

(e)“Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (8) a Participant’s insubordination, dishonesty, failure to cooperate in any investigation or inquiry involving the Company, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate as determined by the Committee in its sole discretion; or (9) with respect to a non-employee director, an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.  If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause.  In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f)“Change in Control” means:

(1)a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non‑U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(2)the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(3)the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s shareholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(4)the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code, and (z) in no event shall shareholder approval of a transaction which, if consummated, would constitute a Change in Control, constitute a Change in Control.

(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(h)“Committee” means the Compensation Committee of the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(i)“Company” means Melinta Therapeutics, Inc. a Delaware corporation, and its successors by operation of law.

(j)“Corporate Event” has the meaning set forth in Section 11(b) hereof.

(k)“Data” has the meaning set forth in Section 21(g) hereof.

(l)“Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code.  In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(m)“Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

(n)“Effective Date” means April 20, 2018, which is the date on which the Plan was approved by the Committee.

(o)“Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, shareholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(o) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(o) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code.  An employee on an approved leave of absence shall be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(q)“Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(r)“Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination.  If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(s)“GAAP” has the meaning set forth in Section 9(f)(3) hereof.

(t)“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(u)“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)“Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(w)“Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

(x)“Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(y)“Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(z)“Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period.  A Performance Award shall be designated as a Performance Share, or a Performance Unit at the time of grant.

(aa)“Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award.

(bb)“Performance Objectives” means the performance objectives established by the Committee pursuant to the Plan for Participants who have received Performance Awards.

(cc)“Performance Period” means the period of time designated by the Committee over which the achievement of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of an Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.

(dd)“Performance Share” means a Performance Award denominated in shares of Stock which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(ee)“Performance Unit” means a Performance Award denominated as a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.

(ff)“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(gg)“Plan” means this Melinta Therapeutics, Inc. 2018 Stock Incentive Plan, as amended from time to time.

(hh)“Prior Plan” means the Melinta Therapeutics, Inc. 2011 Equity Incentive Plan, as amended and restated.

(ii)“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(jj)“Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(kk)“Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(ll)“Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(mm)“Restricted Stock Unit” means a notional unit, granted to a Participant under Section 7 hereof, representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(nn)“RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Unit Award.

(oo)“SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Appreciation Right Award.

(pp)“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(qq)“Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(rr)“Stock” means the common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 11 hereof.

(ss)“Stock Appreciation Right” means a conditional right, granted to a Participant under Section 8 hereof, to receive an amount equal to the value of the appreciation in the Stock over a specified period.  Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 11(b) hereof, Stock Appreciation Rights shall be settled in Stock.

(tt)“Substitute Award” has the meaning set forth in Section 4(a) hereof.

(uu)“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder.  Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.  Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code.  Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code.  On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3.Administration.

(a)Authority of the Committee.  Except as otherwise provided below, the Plan shall be administered by the Committee.  The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its shareholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants.  Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 11(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines).  For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b)Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”).  Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan.  The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c)Delegation.  To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate.  The Committee may appoint agents to assist it in administering the Plan.  Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

(d)Section 409A.  The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.  While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

4.Shares Available Under the Plan; Other Limitations.

(a)Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal the sum of (1) 2,000,000, (2) 37,354, which represents the number of shares of Stock authorized for issuance under the Prior Plan that are not subject to awards outstanding or previously exercised or settled as of the Effective Date, and (3) to the extent an award outstanding under the Prior Plan as of the Effective Date expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered.  The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan will be increased on the first day of the first three fiscal years following the Company’s fiscal year in which the Effective Date occurs, in an amount equal to the lesser of (i) four percent (4%) of the outstanding shares of Stock on the last day of the immediately preceding fiscal year or (ii) such number of shares of Stock determined by the Committee.  Notwithstanding the foregoing, the Committee may act prior to the first day of a given fiscal year to provide that there will be no such increase in the shares of Stock reserved and available for delivery in connection with Awards under the Plan for such year or that the increase for such year will be a lesser number of shares of Stock than would otherwise occur pursuant to the preceding sentence.  Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.  Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(b)Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.  Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant.  Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares delivered to the Participant and shall not be deemed to again be available for delivery under the Plan.

(c)Incentive Stock Options.  No more than 2,000,000 shares of Stock (subject to adjustment as provided in Section 11 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d)Shares Available Under Acquired Plans.  To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

(e)Limitation on Awards to Non-Employee Directors.  Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year in respect of the non-employee director’s services as a member of the Board during such year, shall not exceed $650,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year); provided, that the Committee may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

5.Options.

(a)General.  Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the shareholders of the Company approve the Plan.  Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(o) hereof) of the Company.  The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.

(b)Term.  The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c)Exercise Price.  The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option.  Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d)Payment for Stock.  Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods:  (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2)  by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise).  Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)Vesting.  Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason.  Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s

Termination for any reason.  To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant.  If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

(f)Termination of Employment or Service.  Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1)In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2)In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination.  In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination, but only to the extent that the Options were vested at the time of such Termination.

(3)In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g)Special Provisions Applicable to Incentive Stock Options.

(1)No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2)To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3)Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6.Restricted Stock.

(a)General.  Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical.  Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock.

(b)Vesting and Restrictions on Transfer.  Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason.  Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.  To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant.  In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c)Termination of Employment or Service.  Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.Restricted Stock Units.

(a)General.  Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)Vesting.  Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason.  Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.  To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant.

(c)Settlement.  Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement.

(d)Termination of Employment or Service.  Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8.Stock Appreciation Rights.

(a)General.  Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.

(b)Term.  The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c)Base Price.  The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant.  Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d)Vesting.  Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason.  Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.  To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant.  If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e)Payment upon Exercise.  Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date.  For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date.  In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f)Termination of Employment or Service.  Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1)In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2)In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination.  In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.

(3)In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

9.Performance Awards.

(a)General.  Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical.

(b)Value of Performance Awards.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant.  In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.

(c)Earning of Performance Awards.  Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive, in respect of Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, in any case, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met.  The Committee may specify a target, threshold or maximum amount payable and may set a formula for determining the amount of Performance Awards earned if performance is at or above the threshold level but falls short of the maximum achievement of the specified Performance Objectives.

(d)Form and Timing of Payment of Performance Awards.  Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in any combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period.  Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.

(e)Termination of Employment or Service.  Unless otherwise specifically determined by the Committee, a Participant shall be eligible to earn a Performance Award only while the Participant is employed by or rendering services to the Service Recipient.  To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall not be suspended during the period of any approved leave of absence by a Participant.  Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the end of an applicable Performance Period, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration as of the date of such Termination.

(f)Performance Objectives.

(1)Each Performance Award shall specify the Performance Objectives that must be achieved before such Performance Award shall become earned.  The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(2)Performance Objectives may be established on a Company-wide basis, project or geographical basis or, as the context permits, with respect to one or more business units, divisions, lines of business or business segments, subsidiaries, products, or other operational units or administrative departments of the Company (or in combination thereof) or may be related to the performance of an individual Participant and may be expressed in absolute terms, or relative or comparative to (A) current internal targets or budgets, (B) the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units), (C) the performance of one or more similarly situated companies, (D) the performance of an index covering multiple companies, or (E) other external measures of the selected performance criteria.

(3)Unless specified otherwise by the Committee (i) in the Performance Award Agreement at the time the Performance Award is granted or (ii) in such other document setting forth the Performance Objectives at the time the Performance Objectives are established, the Committee, in its sole discretion, will appropriately make adjustments in the method of calculating the attainment of Performance Objectives for a Performance Period to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), including, without limitation, for one or more of the following items of gain, loss, profit or expense: (A) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring in nature; (B) related to changes in accounting principles under GAAP or tax laws; (C) related to currency fluctuations; (D) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) related to restructuring, divestitures, productivity initiatives or new business initiatives; (F) related to discontinued operations that do not qualify as a segment of business under GAAP; (G) attributable to the business operations of any entity acquired by the Company during the fiscal year; (H) non-operating items; and (I) acquisition or divestiture expenses.

10.Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan.  The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.  The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

11.Adjustment for Recapitalization, Merger, etc.

(a)Capitalization Adjustments.  The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4 hereof, the number of shares of Stock covered by each outstanding Award, the price per share of Stock underlying each such Award, and, if applicable, the Performance Objectives that must be achieved before such Award shall become earned, shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, spinoffs, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, subdivisions, exchanges, reclassifications or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.  In lieu of or in addition to any adjustment pursuant to this Section 11(a), if deemed appropriate, the Committee may provide that an adjustment take the form of a cash payment to the holder of an outstanding Award with respect to all or part of an outstanding Award, which payment shall be subject to such terms and conditions (including timing of payment(s), vesting and forfeiture conditions) as the Committee may determine in its sole discretion. The Committee will make such adjustments, substitutions or payment, and its determination will be final, binding and conclusive. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(b)Corporate Events.  Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1)The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such Performance Objectives or similar performance criteria shall be adjusted appropriately to reflect the Corporate Event;

(2)The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired Performance Periods or Performance Periods for which satisfaction of the Performance Objectives or other material terms for the applicable Performance Period has not been certified by the Committee prior to the date of the Corporate Event;

(3)The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

(4)The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

(5)The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price).  In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.  The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.  The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c)Fractional Shares.  Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

(d)Double-Trigger Vesting.  Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control.  Unless otherwise provided for in an Award Agreement or Participant Agreement, all Awards held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 11(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause (including the Participant’s resignation for “good reason” or “constructive termination (or similar term) as defined in the applicable Award Agreement, Participant Agreement, or in a written change in control retention, severance or similar plan maintained by the Company in which the Participant participates), or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the first (1st) anniversary of the Change in Control.

12.Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

13.Rights and Privileges as a Shareholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

14.Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee.  Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

15.Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

16.Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the

U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non‑U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards.  If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

17.Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election).  The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable.  Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity.

(a)Amendment of the Plan or Awards.

(b)Amendment of Plan.  The Board or the Committee may amend the Plan at any time and from time to time.

(c)Amendment of Awards.  The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(d)Shareholder Approval; No Material Impairment.  Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without shareholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed.  Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose).  Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(e)No Repricing of Awards Without Shareholder Approval.  Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without shareholder approval.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.

18.Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the shareholders first approve the Plan.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

19.Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to shareholder approval.

20.Miscellaneous.

(a)Treatment of Dividends and Dividend Equivalents on Unvested Awards.  Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.  Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.  No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

(b)Certificates.  Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine.  If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock.  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(c)Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(d)Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation  of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(e)Clawback/Recoupment Policy.  Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time.  No such policy adoption or amendment shall in any event require the prior consent of any Participant.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates.  In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(f)Non-Exempt Employees.  If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date).  Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.  To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(f) will apply to all Awards.

(g)Data Privacy.  As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(g) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan.  In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”).  In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan.  Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections.  By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock.  The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan.  A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative.  The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein.  For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(h)Participants Outside of the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States.  An Award may be modified under this Section 21(h) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.  Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(i)Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.  In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(j)No Liability of Committee Members.  Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k)Payments Following Accidents or Illness.  If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l)Governing Law.  The Plan shall be governed by and construed in accordance with the laws of State of Delaware without reference to the principles of conflicts of laws thereof.

(m)Electronic Delivery.  Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(n)Arbitration.  All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in New York, New York.  All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award.  Any arbitration claim must be brought solely in the Participant’s (or such Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company.  Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and, by signing an Award Agreement, each Participant will be deemed to agree that any claims pursuant to the Plan or an Award Agreement is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.  The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney’s fees and expenses to the prevailing party in any arbitration.  Any decision by the arbitrator shall be binding on all parties to the arbitration.

(o)Statute of Limitations.  A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim.  This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

(p)Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(q)Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(r)Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Melinta Therapeutics IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext MMMMMMMMM ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 11, 2018. Vote by Internet • Go to www.envisionreports.com/MLNT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card 1234 5678 9012 345 • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. To elect three Class I directors for a three-year term expiring 2021. For Against Abstain For Against Abstain For Against Abstain + 01 - Daniel Wechsler 02 - David Gill 03 - John Johnson For Against Abstain For Against Abstain 2. To approve, on a non-binding advisory basis, Melinta’s 3. To ratify the appointment of Deloitte & Touche LLP as 2017 executive compensation Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018 4. To approve and adopt the 2018 Stock Incentive Plan B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 3776851 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM + 02UH3H

2018 Annual Meeting Admission Ticket 2018 Annual Meeting of Melinta Therapeutics, Inc. Shareholders June 12, 2018 9:00 am Local Time Hyatt Regency Morristown 3 Speedwell Ave Morristown, NJ 07960 Upon arrival, please present this admission ticket and photo identification at the registration desk. • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proxy — Melinta Therapeutics, Inc. Notice of 2018 Annual Meeting of Shareholders Hyatt Regency Morristown, 3 Speedwell Ave, Morristown, NJ 07960 Proxy Solicited by Board of Directors for Annual Meeting — June 12, 2018 9:00 am Daniel Wechsler and Paul Estrem, or any of them, each with the power of substitution, are hereby authorized by the signatory to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Melinta Therapeutics, Inc. (“Melinta”) to be held on June 12, 2018, or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of three Class I directors, “FOR” the approval of Melinta’s 2017 executive compensation, “FOR” the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2018, and “FOR” the approval and adoption of the 2018 Stock Incentive Plan, and in the discretion of the proxies named herein on any other matter as may properly come before the meeting. MELINTA’S BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED IS ADVISABLE, FAIR, AND IN THE BEST INTERESTS OF MELINTA AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED EACH SUCH PROPOSAL. MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA SHAREHOLDERS VOTE “FOR” EACH SUCH PROPOSAL. The signatory acknowledges receipt from Melinta before the execution of this proxy of a Notice of Annual Meeting, a Proxy Statement for the Annual Meeting of Shareholders and the annexes attached thereto, including the Annual Report on Form 10-K for the year ended December 31, 2017. (Items to be voted appear on reverse side.)

Melinta Therapeutics MMMMMMMMMMMM IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. To elect three Class I directors for a three-year term expiring 2021. For Against Abstain For Against Abstain For Against Abstain + 01 - Daniel Wechsler 02 - David Gill 03 - John Johnson For Against Abstain For Against Abstain 2. To approve, on a non-binding advisory basis, Melinta’s 3. To ratify the appointment of Deloitte & Touche LLP as 2017 executive compensation Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2018 4. To approve and adopt the 2018 Stock Incentive Plan B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 3776852 + 02UH4H

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Melinta Therapeutics, Inc. Notice of 2018 Annual Meeting of Shareholders Hyatt Regency Morristown, 3 Speedwell Ave, Morristown, NJ 07960 Proxy Solicited by Board of Directors for Annual Meeting — June 12, 2018 9:00 am Daniel Wechsler and Paul Estrem, or any of them, each with the power of substitution, are hereby authorized by the signatory to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Melinta Therapeutics, Inc. (“Melinta”) to be held on June 12, 2018, or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of three Class I directors, “FOR” the approval of Melinta’s 2017 executive compensation, “FOR” the appointment of Deloitte & Touche LLP as Melinta’s registered public accounting firm for the fiscal year ending December 31, 2018, and “FOR” the approval and adoption of the 2018 Stock Incentive Plan, and in the discretion of the proxies named herein on any other matter as may properly come before the meeting. MELINTA’S BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED IS ADVISABLE, FAIR, AND IN THE BEST INTERESTS OF MELINTA AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED EACH SUCH PROPOSAL. MELINTA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MELINTA SHAREHOLDERS VOTE “FOR” EACH SUCH PROPOSAL. The signatory acknowledges receipt from Melinta before the execution of this proxy of a Notice of Annual Meeting, a Proxy Statement for the Annual Meeting of Shareholders and the annexes attached thereto, including the Annual Report on Form 10-K for the year ended December 31, 2017. (Items to be voted appear on reverse side.)